UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.             )

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐
Check the appropriate box:
☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

Mattel, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

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(4)	Date Filed:

NOTICE OF ANNUAL MEETING

AND

PROXY STATEMENT

Annual Meeting of Stockholders

Manhattan Beach Marriott

1400 Parkview Avenue

Manhattan Beach, California 90266

May 13, 2011

MATTEL, INC.

333 Continental Boulevard

El Segundo, California 90245-5012

NOTICE OF THE 2011 ANNUAL MEETING OF STOCKHOLDERS

The 2011 Annual Meeting of Stockholders of Mattel, Inc. will be held on May 13, 2011 at 9:00 a.m. (Los Angeles time), at the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, CA 90266. We will consider and act on the following items of business at the Annual Meeting:

1.	Election of the eleven directors named in the Proxy Statement. The nominees for election to our Board of Directors are Michael J. Dolan, Robert A. Eckert, Dr. Frances D. Fergusson, Tully M. Friedman, Dominic Ng, Vasant M. Prabhu, Dr. Andrea L. Rich, Dean A. Scarborough, Christopher A. Sinclair, G. Craig Sullivan and Kathy Brittain White.

2.	Advisory (non-binding) vote on executive compensation (“say-on-pay vote”).

3.	Advisory (non-binding) vote on the frequency of future say-on-pay votes.

4.	Approval of amendments to Mattel’s Bylaws regarding special stockholder meetings.

5.	Ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm for the year ending December 31, 2011.

6.	Such other business as may properly come before the Annual Meeting.

The Proxy Statement accompanying this notice describes each of the items of business in more detail. The Board of Directors recommends a vote: FOR each of the eleven nominees for director named in the Proxy Statement, FOR the say-on-pay vote, for every 1 YEAR on the frequency of future say-on-pay votes, FOR the amendments to Mattel’s Bylaws regarding special stockholder meetings and FOR the ratification of the selection of PriceWaterhouseCoopers LLP as Mattel’s independent registered public accounting firm.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. As a result, we are mailing to most of our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials, including this Notice of Annual Meeting, the Proxy Statement, our 2010 Annual Report, a form proxy card or voting instruction form and the Admission Policy. The Notice contains instructions on how to access those documents over the Internet and how to cast your vote on the Internet. The Notice also contains instructions on how to request a paper copy of our proxy materials. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials by mail. This process allows us to provide our stockholders with the information they need in a timelier manner, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

If you were a holder of record of Mattel common stock at the close of business on March 18, 2011, you are entitled to notice of and to vote at the Annual Meeting. A list of record holders of Mattel common stock entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at Mattel’s offices at 333 Continental Boulevard, El Segundo, CA 90245-5012 during normal business hours for ten days prior to the Annual Meeting and at the Annual Meeting.

The Manhattan Beach Marriott is accessible to those who require special assistance. If you require special assistance, please call the hotel at 310-546-7511.

By Order of the Board of Directors

Robert Normile

Secretary

El Segundo, California

March     , 2011

All stockholders are cordially invited to attend the Annual Meeting in person. If you plan to attend the Annual Meeting in person, please so indicate when you submit your proxy by mail, by telephone or via the Internet and bring with you the items that are required pursuant to Mattel’s Admission Policy for the 2011 Annual Meeting. A description of the Admission Policy can be found in the Proxy Statement under the heading “General Information—Admission Policy for Annual Meeting.” You may obtain directions to the Manhattan Beach Marriott by calling the hotel at (310) 546-7511 or going to its Internet site at www.marriott.com.

Whether or not you expect to attend the Annual Meeting, please submit a proxy to vote as soon as possible in order that your stock will be represented at the Annual Meeting. You may vote in person or by proxy at the Annual Meeting or you may submit a proxy to vote by mail, by telephone or via the Internet. If you wish to vote by telephone or via the Internet, please follow the instructions in the Notice of Internet Availability of Proxy Materials or on the proxy card or voting instruction form with regard to telephone or Internet voting. If you received a paper copy of the proxy materials and wish to vote by mail, please complete, date, sign and return the proxy card in the postage-prepaid envelope as soon as possible. If you only received the Notice of Internet Availability of Proxy Materials, you may request a paper proxy card by following the instructions in the notice.

MATTEL, INC.

333 Continental Boulevard

El Segundo, California 90245-5012

PROXY STATEMENT

2011 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On May 13, 2011

GENERAL INFORMATION

Mattel’s 2011 Annual Meeting of Stockholders will be held on May 13, 2011 at 9:00 a.m. (Los Angeles time), at the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, CA 90266.

The Board of Directors of Mattel (“Board”) is soliciting proxies to be voted at the Annual Meeting. As permitted by the Securities and Exchange Commission (“SEC”), Mattel is providing most stockholders with access to our proxy materials over the Internet rather than in paper form. Accordingly, on or about March 30, 2011, we will mail to most stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access the proxy materials over the Internet and mail printed copies of the proxy materials to the rest of our stockholders. If you received a Notice of Internet Availability of Proxy Materials by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review all of the important information contained in the Proxy Statement and the 2010 Annual Report. The notice also instructs you on how you may submit your proxy to vote by mail, by telephone or via Internet. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials contained on the notice.

To assist us in saving money and to serve you more efficiently, we encourage you to have all your accounts registered in the same name and address by contacting Mattel’s transfer agent, Computershare Trust Company, N.A., at 1-888-909-9922.

Important Notice Regarding the Availability of Proxy Materials for the 2011 Stockholder Meeting to Be Held on May 13, 2011:

This Proxy Statement and our 2010 Annual Report are available on our website at http://investor.shareholder.com/mattel/financials.cfm. This website address contains the following documents: the Notice of the Annual Meeting, this Proxy Statement and our 2010 Annual Report. You are encouraged to access and review all of the important information contained in the proxy materials before voting.

Who Is Entitled to Vote

The Board has fixed March 18, 2011 as the record date for the Annual Meeting. If you were a stockholder at the close of business on the record date, then you are entitled to receive notice of and to vote at the Annual Meeting.

As of the close of business on the record date, there were [347,906,268] outstanding shares of Mattel common stock held by approximately [35,239] holders of record. At the Annual Meeting, each share of common stock will be entitled to one vote.

How to Vote if You Are the Record Holder of Your Stock

If you are the record holder of your stock, you may submit your proxy to vote by mail, by telephone or via Internet.

Internet and telephone voting

To vote via Internet, follow the instructions on the Notice of Internet Availability of Proxy Materials or go to the Web address stated on your proxy card.

To vote by telephone, call the toll-free number on your proxy card. If you received only the Notice of Internet Availability of Proxy Materials, you may follow the procedures outlined in such notice to request a proxy card.

Voting by mail

As an alternative to voting by telephone or via the Internet, you may vote by mail.

If you received only the Notice of Internet Availability of Proxy Materials, you may follow the procedures outlined in such notice to request a paper proxy card to submit your vote by mail.

If you received a paper copy of the proxy materials and wish to vote by mail, simply mark your proxy card, date and sign it and return it in the postage-prepaid envelope. If you do not have the prepaid envelope, please mail your completed proxy card to the following address: Mattel, Inc., c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717.

How to Vote if a Bank, Broker or Other Nominee Is the Record Holder of Your Stock

If a bank, broker or other nominee was the record holder of your stock on the record date, you will be able to vote by following the instructions on the voting instruction form or Notice of Internet Availability of Proxy Materials that you receive from your bank, broker or other nominee.

Broker Voting and Broker Non-Votes

The term broker non-votes refers to shares held by a brokerage firm or other nominee (for the benefit of its client) that are represented at the meeting, but with respect to which such broker or nominee is not instructed to vote on a particular proposal and does not have discretionary authority to vote on that proposal. Brokers and nominees do not have discretionary voting authority on certain non-routine matters, including the election of directors, the say-on-pay vote and the advisory vote on the frequency of future say-on-pay votes, and accordingly may not vote on such matters absent instructions from the beneficial holder. Consequently, there likely will be broker non-votes on these proposals. Broker non-votes will not be counted in determining the number of votes cast on these non-routine matters. Brokers have authority to vote on the amendment of Mattel’s bylaws and the ratification of Mattel’s auditors and thus there likely will not be broker non-votes on these proposals. Broker non-votes will be counted for the purpose of determining the presence of a quorum (because the proxy includes the proposals to approve amendments to Mattel’s Bylaws and to ratify the selection of Mattel’s auditor, as to which brokers have discretionary voting authority). If you hold your shares in “street name” or through a broker, it is important that you give your broker your voting instructions.

Quorum; How Votes Are Counted

In order for there to be a vote on any matter at the Annual Meeting, there must be a quorum. In order to have a quorum, the holders of a majority of the shares of stock entitled to vote at the Annual Meeting must be present in person or by proxy. In determining whether we have a quorum at the Annual Meeting, we will count shares that are voted as well as abstentions and broker non-votes. If we fail to obtain a quorum at the Annual Meeting, the chair of the Annual Meeting or the holders of a majority of the shares of stock entitled to vote, present in person or by proxy, may adjourn the meeting to another place, date or time.

Votes Required to Elect Directors and Adopt Other Proposals

Under Mattel’s Bylaws, in any “uncontested election” of directors (i.e., an election where the number of nominees does not exceed the number of directors to be elected), as is the case in this election, each director will be elected by the vote of a “majority of the votes cast,” meaning that the number of votes cast “for” a director’s election must exceed 50% of the total votes cast with respect to that director’s election. Similarly, for the say-on-pay vote, the amendment of Mattel’s Bylaws and the ratification of the selection of PricewaterhouseCoopers LLP as Mattel’s independent registered public accounting firm, each requires the affirmative vote of the holders of a majority of the votes cast on such proposal, meaning that the number of votes “for” such proposal must exceed 50% of the total votes cast with respect to that proposal. Abstentions and broker non-votes will not be counted as votes cast “for” or “against” a director or “for” or “against” a proposal and consequently will have no effect on a director’s election or the outcome of any of Mattel’s other proposals.

The proposal regarding the advisory vote on the frequency of future say-on-pay votes also requires the affirmative vote of the holders of a majority of the votes cast on such proposal. If none of the frequency alternatives (one year, two years or three years) receive a majority of the votes cast, we will consider the highest number of votes cast by stockholders to be the frequency that has been selected by our stockholders. Consistent with current Securities Exchange Act of 1934, as amended (“Exchange Act”) rules, our proxies will have discretionary authority to vote in accordance with the Board’s recommendation for proxy cards that are returned with no selection made relating to this proposal. Because the advisory vote on the frequency of future say-on-pay votes is advisory and not binding on Mattel or the Board in any way (as is also the case for the say-on-pay vote and the ratification of the selection of PricewaterhouseCoopers LLP), the Board may decide that it is in Mattel’s and its stockholders’ best interests to hold an advisory vote on future say-on-pay votes more or less frequently than the option approved by our stockholders.

In accordance with Mattel’s Bylaws, any director nominee who fails to receive a majority of the votes cast for his or her election in an uncontested election will not be elected. Under Delaware law, however, each director holds office until his or her successor is duly elected and qualified. For this reason, any nominee currently serving on the Board who fails to receive a majority of the votes cast for his or her election in an uncontested election will not automatically cease to be a director, but instead will continue to serve on the Board as a “holdover director” until his or her successor is elected and qualified or until his or her earlier resignation or removal. To address this situation, Mattel’s Bylaws provide that if any incumbent nominee is not elected at an annual meeting and no successor has been elected at the meeting, that director must tender his or her resignation to the Board promptly following the certification of the election results. The Governance and Social Responsibility Committee will make a recommendation to the Board as to whether or not to accept the tendered resignation. Taking into account the committee’s recommendation, the Board will decide whether to accept the resignation and will publicly announce its decision within 90 days from the date the election results are certified. Any director who tenders his or her resignation will not participate in the recommendation of the committee or the decision of the Board with respect to his or her resignation. The committee, in making its recommendation, and the Board, in making its decision, may consider any factors or information that they consider appropriate and relevant. If the Board declines to accept a director’s resignation, that director will continue to serve on the Board until his or her successor is elected and qualified, or until the director’s earlier resignation or removal. If the Board accepts a director’s resignation, then the Board may fill any resulting vacancy or decrease the size of the Board by majority vote of the remaining directors.

How Your Proxy Will Be Voted

If you submit your proxy without instructions as to how it is to be voted, the proxy holders identified on the proxy will vote your shares as follows:

•	“for” the election as directors of the 11 nominees named in this Proxy Statement;

•	“for” proposal 2, the advisory say-on-pay vote;

•	every “1 year” with regard to proposal 3, the advisory vote on the frequency of future say-on-pay votes;

•	“for” proposal 4, amendments to Mattel’s Bylaws regarding special stockholder meetings; and

•	“for” proposal 5, ratification of Mattel’s independent registered public accounting firm.

If you indicate voting instructions when you submit your proxy, the proxy holders will follow your instructions in casting votes.

The Board does not know of any matters that will come before the Annual Meeting other than those described in the Notice of Annual Meeting. If any other matters are properly presented for consideration at the Annual Meeting, then the proxy holders will have discretion to vote on such matters as they see fit. This includes, among other things, considering any motion to adjourn the Annual Meeting to another time and/or place, including for the purpose of soliciting additional proxies for or against a given proposal.

How to Change Your Vote or Revoke Your Proxy

If you are the record holder of your stock, you may revoke your proxy at any time before it is voted by:

•	delivering to the Secretary of Mattel, at or before the taking of the vote at the Annual Meeting, a written notice of revocation bearing a later date than your proxy;

•	signing a later-dated proxy relating to the same shares and delivering it to the Secretary of Mattel at or before the taking of the vote at the Annual Meeting;

•

if you voted by telephone or via the Internet, calling the telephone voting number again or visiting the Internet voting site and changing your vote, up to 8:59 p.m. (Los Angeles time) or 11:59 p.m. (Eastern time) on May 12, 2011 (the business day before the Annual Meeting) or for holders of Mattel common stock in the Mattel, Inc. Personal Investment Plan, up to 8:59 p.m. (Los Angeles time) or 11:59 p.m. (Eastern time) on May 10, 2011 (three business days before the Annual Meeting); or

•	attending the Annual Meeting and voting in person, although attendance at the Annual Meeting will not, by itself, revoke a proxy.

If you are mailing a written notice of revocation or a later proxy, send it to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012. You may also hand deliver a written notice of revocation or a later proxy to the Secretary of Mattel at the Annual Meeting, at or before the taking of the vote.

If you hold your shares through a broker and have instructed the broker as to how to vote your shares, you must follow directions received from the broker in order to change your vote or to vote at the Annual Meeting. You need to present a valid proxy from your broker authorizing you to vote your shares at the Annual Meeting.

Admission Policy for Annual Meeting

Mattel restricts admission to the Annual Meeting to stockholders of Mattel, family members accompanying stockholders of Mattel, persons holding executed proxies from stockholders who held Mattel stock as of the close of business on March 18, 2011 and invited guests of Mattel.

You must bring certain documents with you in order to be admitted to the Annual Meeting and in order to bring family members with you. The purpose of this requirement is to help us verify that you are actually a stockholder of Mattel. Please read the following rules carefully, because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of Mattel stock as of the close of business on March 18, 2011. A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of Mattel’s transfer agent. Many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead; this is sometimes referred to as holding shares in “street name.” If you are unsure as to whether you were a record holder of Mattel common stock as of the close of business on March 18, 2011, please call Mattel’s transfer agent, Computershare Trust Company, N.A., at 1-888-909-9922.

If you were a record holder of Mattel common stock as of the close of business on March 18, 2011, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport).

At the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 18, 2011.

If a broker, bank or other nominee was the record holder of your shares of Mattel common stock as of the close of business on March 18, 2011, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport); and

•	proof that you owned shares of Mattel common stock as of the close of business on March 18, 2011.

Examples of proof of ownership include the following: (i) an original or a copy of the voting instruction form from your bank or broker with your name on it, (ii) a letter from your bank or broker stating that you owned Mattel common stock as of the close of business on March 18, 2011, or (iii) a brokerage account statement indicating that you owned Mattel common stock as of the close of business on March 18, 2011.

If you acquired your shares of Mattel common stock at any time after the close of business on March 18, 2011, you do not have the right to vote at the Annual Meeting, but you may attend it if you bring:

•	valid personal photo identification (such as a driver’s license or passport); and

•	proof that you own shares of Mattel common stock.

Examples of proof of ownership include the following:

•

if a broker, bank or other nominee is the record holder of your shares of Mattel common stock: (i) a letter from your bank or broker stating that you acquired Mattel common stock after March 18, 2011, or (ii) a brokerage account statement as of a date after March 18, 2011 indicating that you own Mattel common stock; or

•	if you are the record holder of your shares of Mattel common stock, a copy of your stock certificate or a confirmation acceptable to Mattel that you bought the stock after March 18, 2011.

If you are a proxy holder for a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 18, 2011, then you must bring:

•	the executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 18, 2011;

•	valid personal photo identification (such as a driver’s license or passport); and

If you are a proxy holder for a stockholder of Mattel who owned shares of Mattel common stock after the close of business on March 18, 2011, you do not have the right to vote at the Annual Meeting, but you may attend it if you bring:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock after the close of business on March 18, 2011, and

•	Valid personal photo identification (such as a driver’s license or passport).

You may not use cameras, recording equipment or other electronic devices during the Annual Meeting. Shares may be voted in person at the Annual Meeting only by (a) the record holder as of the close of business on March 18, 2011 or (b) a person holding a valid proxy executed by such record holder.

“Householding”

The SEC rules permit us to deliver a single set of Mattel’s proxy materials to one address shared by two or more of our stockholders. This delivery method is referred to as “householding” and can result in significant cost savings to Mattel. To take advantage of this opportunity, we have delivered only one set of proxy materials to multiple stockholders who share an address, unless we received contrary instructions from the impacted stockholders prior to the mailing date. Each record stockholder that receives paper copies of the proxy materials will receive a separate proxy card or voting instruction form. Also, householding will not in any way affect dividend check mailings.

We agree to deliver promptly, upon written or oral request, a separate copy of Mattel’s proxy materials, as requested, to any stockholder at the shared address to which a single copy of those documents was delivered, at no cost to you. If you prefer to receive separate copies of the proxy materials, contact Broadridge Financial Solutions, Inc. at 1-800-542-1061 or in writing at Broadridge, Householding Department, 51 Mercedes Way, Edgewood, New York 11717.

If you are currently a stockholder sharing an address with another stockholder and wish to receive only one copy of future proxy materials for your household, please contact Broadridge at the above phone number or address.

PRINCIPAL STOCKHOLDERS

As of March 18, 2011, the only persons known by Mattel to own beneficially, or to be deemed to own beneficially, 5% or more of Mattel’s common stock were:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent Owned
BlackRock, Inc. 40 East 52nd Street New York, New York 10022	24,751,235	(1)	6.90	%(1)
T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, Maryland 21202	22,982,027	(2)	6.40	%(2)
Wellington Management Company, LLP 280 Congress Street Boston, Massachusetts 02210	18,047,014	(3)	5.03	%(3)

(1)	As reported in a Schedule 13G/A dated as of January 21, 2011 and filed with the SEC on February 7, 2011 by BlackRock, Inc. The Schedule 13G/A states that BlackRock, Inc. has sole voting power and dispositive power as to all of such shares.

(2)	These securities are owned by various individual and institutional investors which T. Rowe Price Associates, Inc. (Price Associates) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(3)	As reported in a Schedule 13G/A filed with the SEC on February 14, 2011 by Wellington Management Company, LLP. The Schedule 13G/A states that Wellington Management Company, LLP, as investment advisor, has shared voting power as to 11,196,373 shares and shared dispositive power as to all 18,047,014 shares.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Mattel common stock as of March 18, 2011, the record date, by (i) each director and nominee for director, (ii) the Chief Executive Officer, the Chief Financial Officer and each of the three other most highly compensated executive officers of Mattel for the fiscal year ending December 31, 2010 and (iii) all directors and executive officers of Mattel as a group.

Name of Beneficial Owner	Position with Mattel	Amount and Nature of Beneficial Ownership(1)(2)
Thomas A. Debrowski	Executive Vice President, Worldwide Operations	658,121
Michael J. Dolan	Director	80,118
Robert A. Eckert	Chairman of the Board and Chief Executive Officer	2,895,842	(3)
Kevin M. Farr	Chief Financial Officer	784,662
Dr. Frances D. Fergusson	Director	23,000
Neil B. Friedman	President, Mattel Brands	1,480,842
Tully M. Friedman	Director	177,161	(4)
Dominic Ng	Director	32,000
Vasant M. Prabhu	Director	22,605
Dr. Andrea L. Rich	Director	74,106
Ronald L. Sargent	Director	84,676
Dean A. Scarborough	Director	16,500
Christopher A. Sinclair	Director	69,982
Bryan G. Stockton	Chief Operating Officer (formerly President, International)	685,705
G. Craig Sullivan	Director	89,718	(5)
Kathy Brittain White	Director	59,018
All Directors and Executive Officers, as a group (22 persons)		9,458,634	(6)

(1)	No director or executive officer named above owns or controls, or may be deemed to beneficially own or control, 1.0% or more of any class of Mattel capital stock. Except as otherwise noted, the directors and executive officers named above have sole voting power and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable. There were [347,906,268] shares of Mattel common stock outstanding as of March 18.

(2)	Includes (i) shares which the individuals shown have the right to acquire upon vesting of restricted stock units (“RSUs”), or upon exercise of vested options, as of March 18, 2011 or within 60 days thereafter, and (ii) shares held through the Mattel stock fund of the Mattel, Inc. Personal Investment Plan, a 401(k) tax-qualified savings plan, as set forth in the table below.

Name of Beneficial Owner	Stock Options	Restricted Stock Units	401(k) Shares
Mr. Debrowski	569,221	0	5,905
Mr. Dolan	48,000	1,000	0
Mr. Eckert	2,508,217	0	0
Mr. Farr	674,804	0	13,135
Dr. Fergusson	16,500	1,000	0
Mr. Neil Friedman		0	3,926
Mr. Tully Friedman	67,000	1,000	0
Mr. Ng	22,500	1,000	0
Mr. Prabhu	12,000	1,000	0
Dr. Rich	57,000	1,000	0
Mr. Sargent	48,000	1,000	0
Mr. Scarborough	12,000	1,000	0
Mr. Sinclair	57,000	1,000	0
Mr. Stockton	592,929	0	6,573
Mr. Sullivan	57,000	1,000	0
Ms. White	45,000	1,000	0
All current Directors and Executive Officers	8,091,741	11,000	63,940

(3)	In addition to the amount shown above in the table, Mr. Eckert holds 685,468 vested deferred RSUs.

(4)	100,000 of these shares are held in the Tully M. Friedman Revocable Trust UAD 1/3/80.

(5)	10,000 of these shares are held by Mr. Sullivan as trustee or successor trustee of the G. Craig Sullivan Living Trust dated September 3, 1991. 10,000 of these shares are held by Mr. Sullivan as trustee of the Craig and Maureen Sullivan Living Trust, amended and restated May 26, 2007. 4,600 of these shares are held by Mr. Sullivan’s spouse as trustee of the Maureen O’Brien Sullivan Living Trust dated May 14, 1993.

(6)	The amount stated represents approximately 2.7% of the outstanding shares of Mattel common stock.

PROPOSALS

We have included five proposals in this Proxy Statement, all of which are supported by the Board. The Board considered the proposals on February 1, 2011, and the Board’s recommendation on each proposal appears after the proposal.

PROPOSAL 1

ELECTION OF DIRECTORS

Identifying and Evaluating Nominees for Director

The Board, acting through the Governance and Social Responsibility Committee, is responsible for identifying and evaluating candidates for membership on the Board. Mattel’s Corporate Governance Guidelines set forth the process for selecting candidates for director positions and the role of the Governance and Social Responsibility Committee in identifying potential candidates and screening them with input from the Chairman of the Board.

Under the Guidelines, the Governance and Social Responsibility Committee is responsible for reviewing with the Board annually the skills and characteristics required of Board members given the current make-up of the Board and the perceived needs of the Board at that time. This review includes an assessment of the talents, skills, areas of expertise, experience, diversity and independence of the Board and its members. Any changes that may have occurred in any director’s responsibilities, as well as such other factors as may be determined by the committee to be appropriate for review, are also considered.

The charter of the Governance and Social Responsibility Committee also sets forth the process by which the committee actively seeks individuals qualified to become Board members for recommendation to the Board. The committee, with input from the Chairman of the Board, screens candidates to fill vacancies on the Board; solicits recommendations from Board members as to such candidates; and considers recommendations for Board membership submitted by stockholders as described further below. Candidates whom the committee expresses interest in pursuing meet personally with at least two members of the Governance and Social Responsibility Committee before they are selected. The committee recommends to the Board director nominees for each annual meeting of stockholders.

The Governance and Social Responsibility Committee also has adopted a Director Nominations Policy that describes the methodology for selecting the candidates who are included in the slate of director nominees recommended to the Board and provides a flexible set of guidelines for the effective functioning of Mattel’s director nominations process. This policy also identifies minimum qualifications that each nominee should possess:

•	an outstanding record of professional accomplishment in his or her field of endeavor;

•	a high degree of professional integrity, consistent with Mattel’s values;

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willingness and ability to represent the general best interests of all of Mattel’s stockholders and not just one particular stockholder or constituency, including a commitment to enhancing stockholder value; and

•

willingness and ability to participate fully in Board activities, including active membership on at least one Board committee and attendance at, and active participation in, meetings of the Board and the committee(s) of which he or she is a member, and no commitments that would, in the Governance and Social Responsibility Committee’s judgment, interfere with or limit his or her ability to do so.

The Director Nominations Policy also lists additional skills, experiences and qualities that are desirable in nominees:

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skills and experiences relevant to Mattel’s business, operations or strategy. These skills and experiences might include, among other things, experience in senior management of a large consumer products or multinational company; and/or senior level expertise in one or more of the following areas: finance, accounting, law, strategy and business development, operations, sales, marketing, international business, information technology and/or public relations;

•

qualities that help the Board achieve a balance of a variety of knowledge, experience and capability on the Board and an ability to contribute positively to the collegial and collaborative culture among Board members; and

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qualities that contribute to the Board’s overall diversity—diversity being broadly construed to mean a variety of opinions, perspectives, professional and personal experiences and backgrounds, as well as other differentiating characteristics.

Lastly, the Director Nominations Policy indicates that whether a nominee would be an independent director of Mattel also is considered in the context of the overall independence of Mattel’s Board and the independence of the committees of the Board.

In performing its role in the annual nomination process, the Governance and Social Responsibility Committee reviews the composition of the Board in light of the committee’s assessment of Mattel’s current business structure, operations, financial conditions, challenges facing Mattel, the Board’s performance and inputs from stockholders and other key constituencies, and evaluates director nominees against the criteria for nominees set forth in the Director Nominations Policy, including such criteria related to diversity. The committee intends to review the Director Nominations Policy at least annually, and anticipates that modifications may be necessary from time to time as Mattel’s needs and circumstances evolve, and as applicable, legal or listing standards change. The Governance and Social Responsibility Committee may amend the Director Nominations Policy at any time, in which case the most current version will be available in the “Corporate Governance” section of Mattel’s corporate Web site.

The Governance and Social Responsibility Committee will consider nominees recommended by Mattel’s stockholders for election to the Board if such nominations are made in accordance with Mattel’s Bylaws and Director Nominations Policy. In evaluating such nominations and recommendations, the Governance and Social Responsibility Committee applies the same criteria as are used for evaluating candidates generally. Under the Director Nominations Policy, any stockholder of Mattel may recommend nominees by sending to the Governance and Social Responsibility Committee the name of such recommended nominee, as well as a detailed statement explaining why such person is making such recommendation. Such recommendation should be sent to: Governance and Social Responsibility Committee,

c/o Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012. Any such recommendation should also be sent in compliance with the timing outlined in Mattel’s Bylaws and must include all information required by Mattel’s Bylaws and applicable law. See the “Deadline for Future Proposals, Nominations and Recommendations by Stockholders—Recommendations of Director Candidates” section of this Proxy Statement for a description of the procedures that are required to be followed. Mattel’s Bylaws and the Director Nominations Policy are available on Mattel’s corporate Web site at www.corporate.mattel.com/about_us.

The Nominees

The Board currently consists of twelve members. Ronald L. Sargent has notified the Chairman of the Board of his decision not to stand for re-election at the 2011 Annual Meeting of Stockholders. Mr. Sargent’s decision is not the result of any disagreement with Mattel or the Board. We would like to thank Mr. Sargent for his dedicated service to Mattel.

Based upon recommendations of the Governance and Social Responsibility Committee, the Board has nominated Michael J. Dolan, Robert A. Eckert, Dr. Frances D. Fergusson, Tully M. Friedman, Dominic Ng, Vasant M. Prabhu, Dr. Andrea L. Rich, Dean A. Scarborough, Christopher A. Sinclair, G. Craig Sullivan and Kathy Brittain White for election at the Annual Meeting, to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal. All of the nominees are currently directors, and each nominee has consented to being named in this Proxy Statement as a nominee for election as director and has agreed to serve as a director if elected.

If you submit your proxy, unless you give instructions to the contrary, the proxy holders will cast your votes “for” the election of the nominees listed above. If, before the Annual Meeting, any nominee becomes unavailable to serve, the Board may identify a substitute for such nominee and treat votes “for” the unavailable nominee as votes “for” the substitute. We presently believe that each of the nominees named above will be available to serve.

Mr. Eckert’s employment agreement with Mattel provides that Mr. Eckert shall have the position and title of Chairman of the Board, and Mattel’s Bylaws provide that the Chairman of the Board shall be a director of Mattel. Otherwise, no nominee has any arrangement or understanding with Mattel or, to Mattel’s knowledge, any other person or persons, pursuant to which any nominee was or is to be selected as a director or nominee. None of the nominees has any family relationship to any other nominee or to any executive officer of Mattel.

The Board, upon recommendation of the Governance and Social Responsibility Committee, selected a slate of nominees whose experience, qualification, attributes and skills in, among other things, leadership of large corporations, consumer products, international business, marketing and advertising, financial management and operations, information technology, commercial banking, investment banking, including mergers and acquisitions and business development, accounting, community outreach, corporate governance and public policy, led the Board to conclude that these persons should serve as our directors at this time. The Board also selected nominees with experience gained from past service with Mattel and situations confronting other companies that are comparable to those confronting Mattel.

Set forth below for each nominee that is standing for election is a description of his or her name, age, tenure as a director of Mattel, principal occupation, other business experience, public company and other directorships held during the past five years and educational degrees, as of January 31, 2011. The specific experiences, qualifications, attributes and skills that led the Board to conclude that each nominee should serve as a director at this time are described below.

Michael J. Dolan, age 64, has served as a director of Mattel since 2004. Mr. Dolan has served as Executive Vice President & Chief Financial Officer of IMG Worldwide, a leading international talent agency, since April 2010. He served as Chairman of the Board of America’s Choice, Inc., a developer of research-based school improvement solutions, from October 2004 to September 2010 when the Company was sold to Pearson PLC. He served as Executive Vice President and Chief Financial Officer of Viacom, Inc., a leading global entertainment content company, from May 2004 to December 2006. He also served as Senior Advisor to Kohlberg Kravis Roberts & Co., a leading private equity firm with substantial investments in many large consumer retail companies, from October 2004 to May 2005. Prior to that, he served in the following positions with Young & Rubicam, Inc., a marketing and communications company: Chairman of the Board and Chief Executive Officer (2001 to 2003), Vice Chairman and Chief Operating Officer (2000 to 2001) and Vice Chairman and Chief Financial Officer (1996 to 2000). Mr. Dolan also serves on the Board of Directors of Barcardi Limited (since 2009), where he currently serves on its Audit Committee. Mr. Dolan holds bachelors and masters degrees from Fordham University, an MBA from Columbia University, and a Ph.D. from Cornell University.

Mr. Dolan’s long tenure with Young & Rubicam enables him to provide unique insights to Mattel, which is a large purchaser of advertising, in the areas of advertising and brand building. Mr. Dolan also contributes perspective on the entertainment industry, which is important to Mattel since many of its most popular toys are derived from licensed entertainment properties. Mr. Dolan has gained valuable experience as the former Chief Financial Officer of Viacom and Young & Rubicam, where he dealt with complex accounting principles and judgments, internal controls, financial reporting rules and regulations, and evaluating the financial results and financial reporting processes of large companies. These experiences make Mr. Dolan well qualified to Chair Mattel’s Audit Committee, where he serves, along with Messrs. Ng, Prabhu and Sinclair, as one of the Committee’s four Audit Committee Financial Experts. Mr. Dolan is also involved in the community, serving on the Board of Directors of Northside Center for Child Development (since 2003), a non-profit organization.

Robert A. Eckert, age 56, has served as a director of Mattel since 2000. Mr. Eckert has been our Chairman of the Board and Chief Executive Officer since May 2000. He was formerly President and Chief Executive Officer of Kraft Foods, Inc., the largest packaged food company in North America, from 1997 to 2000. From 1995 to 1997,
Mr. Eckert was Group Vice President of Kraft Foods, Inc. From 1993 to 1995, Mr. Eckert was President of the Oscar Mayer foods division of Kraft Foods, Inc. Mr. Eckert worked for Kraft Foods, Inc. for 23 years prior to joining Mattel. Since 2003, Mr. Eckert also has served on the Board of Directors of McDonald’s Corporation, where he currently chairs its Compensation Committee and serves on its Executive and Governance Committees. Since 2010, Mr. Eckert also serves on the Board of Directors of Levi Strauss and Company, where he currently chairs the Nominations and Governance Committee and serves on the Human Resources Committee. Mr. Eckert holds a bachelors degree from the University of Arizona and an MBA from Northwestern University.

Mr. Eckert brings to Mattel’s Board invaluable strategic, leadership, management, marketing, financial, operations and human resources experience obtained from decades working in large, multinational, multibrand consumer products companies. During Mr. Eckert’s tenure as Chairman of the Board and Chief Executive Officer of Mattel, the company has experienced substantial growth and financial success and has been rated as one of the “100 Best Companies to Work For” by Fortune Magazine, “World’s Most Ethical Companies” by Ethicsphere Institute, and “100 Best Corporate Citizens” by Corporate Responsibility Officer Magazine. Mr. Eckert also brings to Mattel’s Board his experience serving on the Board of Directors of another large, multinational, retail and consumer-facing company.

Dr. Frances D. Fergusson, age 66, has served as a director of Mattel since 2006. Dr. Fergusson served as President of Vassar College from 1986 to 2006. From 1982 to 1986, Dr. Fergusson was Provost and Vice President for academic affairs at Bucknell University. Dr. Fergusson also currently serves on the Compensation and Science & Technology Committees of the Board of Directors of Pfizer Inc. and served on the Board of Directors of Wyeth Pharmaceuticals from 2005 to 2009, where she chaired the Nominating and Governance Committee and served on the Corporate Issues and Science and Technology Committees. She also was a director of HSBC Bank USA from 1990 to 2008 and was on its Executive Committee and chair of the Human Resources and Compensation Committee. Dr. Fergusson holds a bachelors degree from Wellesley College and masters and Ph.D. degrees from Harvard University.

Dr. Fergusson brings to Mattel her extensive experience serving on the Boards of Directors of many large, highly-regarded for-profit and non-profit entities. Dr. Fergusson brings her specific experience as former Chair of Wyeth’s Nominating and Governance Committee to Mattel’s Governance and Social Responsibility Committee, where she served as a member. She also brings her experience from serving on the boards of the following non-profit organizations: The Mayo Clinic (1988-2002, Chair 1998-2002), Harvard University Board of Overseers (2002-2008, President 2007-2008), Vassar College (President and Chair of the Executive Committee, 1986-2006), The Getty Trust (since 2007), National Humanities Center (since 2006), Foundation for Contemporary Art (since 2006), The School of American Ballet (since 2007), Second Stage Theatre (since 2006) and The Noguchi Foundation (1997-2007). She chaired major strategic planning efforts at Vassar College, The School of American Ballet and Second Stage Theatre. As the former President of a major educational institution, Dr. Fergusson also brings to Mattel’s Board her extensive general and financial management and leadership experience.

Tully M. Friedman, age 69, has served as a director of Mattel since 1984. Mr. Friedman has served as Chairman of the Board and Chief Executive Officer of Friedman Fleischer & Lowe, LLC, a private equity firm, since April 1997. Prior to that, he was a founding partner of Hellman & Friedman, a private investment firm, for more than five years. Mr. Friedman also serves as a director, Chair of the Finance Committee and a member of the Executive Committee and the Management and Development and Compensation Committee of the Board of Directors of The Clorox Company, where he has served as a director since 1997. He currently serves on the Board of Directors of Kool Smiles Holding Corp. and Cajun Operating Company. Mr. Friedman holds a bachelors degree from Stanford University and a J.D. degree from Harvard Law School.

Mr. Friedman has served on Mattel’s Board for twenty-seven years. Over that time, he has gained a deep understanding of Mattel’s business and the toy industry and its cycles. This deep understanding of Mattel’s business and industry makes him well suited to serve as our Independent Presiding Director. With over thirty-five years experience in finance and twenty-five years as a private equity investor, Mr. Friedman is also well positioned to serve as Chair of the Board’s Finance Committee, which is responsible for overseeing dividend policy, capital deployment, mergers and acquisitions, and other major financial decisions. Mr. Friedman is also a member of Mattel’s Compensation Committee. He has gained valuable public company board experience from his service on the Board of Directors and committees of The Clorox Company and several other public companies. Mr. Friedman also is able to use his legal training and experience to provide insight and unique perspective on legal and regulatory compliance matters and contribute to corporate governance matters.

Dominic Ng, age 52, has served as a director of Mattel since 2006. Mr. Ng has served as Chairman of the Board and Chief Executive Officer of East West Bancorp, Inc. and East West Bank, the third largest commercial bank headquartered in California, since 1992 and also served as President from 1992 to 2009. Prior to that, Mr. Ng was President of Seyen Investment, Inc. from 1990 to 1992, and before that Mr. Ng spent a decade practicing as a certified public accountant with Deloitte & Touche LLP. From 2005-2010, Mr. Ng served as a director of the Los Angeles branch of the Federal Reserve Bank of San Francisco. Mr. Ng transformed East West Bank from a small community bank based in Los Angeles into a full-service international commercial bank that is now the nation’s 30th largest publicly traded bank, with over $20 billion in assets. Recognized as a leading regional bank focused on serving the Asian American community, East West Bank has over 130 locations throughout the U.S. and Greater China. Mr. Ng holds a bachelors degree from the University of Houston.

As a certified public accountant, Mr. Ng has gained valuable experience dealing with complex accounting principles and judgments, internal controls, financial reporting rules and regulations, and evaluating the financial results and financial reporting processes of large companies. Mr. Ng brings all of this experience to Mattel’s Audit Committee where he serves, along with Messrs. Dolan, Prabhu and Sinclair, as one of the Committee’s four Audit Committee Financial Experts. Mr. Ng’s extensive experience conducting business in China is extremely valuable to Mattel because of Mattel’s large manufacturing presence in China. Mr. Ng also brings to Mattel’s Board his extensive business and governmental connections in the State of California and the City of Los Angeles, where Mattel is headquartered, serving on the Board of Directors of the following community and non-profit organizations: the California Bankers Association (since 2002); the Los Angeles’ Mayor’s Trade Advisory Council (since 2009); the Pacific Council on International Policy (since 2010); the Bowers Museum (since 2004); and United Way of Greater Los Angeles (since 1995).

Vasant M. Prabhu, age 51, has served as a director of Mattel since 2007. Mr. Prabhu has served as Vice Chairman and Chief Financial Officer of Starwood Hotels and Resorts Worldwide, Inc. (“Starwood”), one of the world’s largest hotel and leisure companies, since March 2010. From 2004 to March 2010, he served as Executive Vice President and Chief Financial Officer of Starwood. Prior to joining Starwood, Mr. Prabhu served as Executive Vice President and Chief Financial Officer of Safeway, Inc. from 2000 to 2003. From 1998 to 2000, Mr. Prabhu served as President of the Information and Media Group of McGraw-Hill. Mr. Prabhu served as Senior Vice President Finance & Chief Financial Officer of Pepsi International from 1992 to 1998. He also previously served as a director and member of the Audit and Compensation Committees of the Board of Directors of Knight Ridder from 2003 to 2006. Mr. Prabhu holds a bachelors degree in Engineering from the Indian Institute of Technology, Mumbai, India, and an MBA in Marketing and Finance from the University of Chicago.

As Chief Financial Officer of a large public company, Mr. Prabhu has extensive experience dealing with complex accounting principles and judgments, internal controls, financial reporting rules and regulations, and evaluating financial results and financial reporting processes of large companies. Mr. Prabhu brings this experience to Mattel’s Audit Committee where he serves, along with Messrs. Dolan, Ng and Sinclair, as one of the Committee’s four Audit Committee Financial Experts. As Senior Vice President Finance & Chief Financial Officer of Pepsi International, Mr. Prabhu was responsible for the company’s franchise and owned operations in more than 100 countries. His global management and finance experience are also important to Mattel given its significant international operations. Mr. Prabhu also brings to Mattel’s Board his experience serving on the Board of Directors of another large public corporation.

Dr. Andrea L. Rich, age 67, has served as a director of Mattel since 1998. Dr. Rich served as President and Chief Executive Officer and Director of the Los Angeles County Museum of Art (“LACMA”) from 1999 to 2005, and as President and Chief Executive Officer of LACMA from 1995 to 1999. Prior to her tenure at LACMA, Dr. Rich had a long, distinguished academic and administrative career at the University of California, Los Angeles, culminating in her service as Executive Vice-Chancellor and Chief Operating Officer from 1991 to 1995. She also served on the Boards of Directors of Douglas Emmett, Inc. (since 2007, where she currently chairs the Nominating and Corporate Governance Committee and serves on the Compensation Committee) and The Private Bank of California (since 2005, where she currently serves on the Governance and Compensation Committees). Dr. Rich holds bachelors, masters and Ph.D. degrees from the University of California, Los Angeles.

Dr. Rich contributes to Mattel’s Board her management experience serving as Chief Operating Officer of a large public university, where she was responsible for its operations, including oversight of the UCLA Medical Enterprises, eleven professional schools and a $2 billion budget. Her extensive non-profit service and connections throughout the Los Angeles metropolitan area, where Mattel is headquartered, are important to Mattel’s philanthropic and charitable activities in the community. Dr. Rich’s experience in education and community service provides a valuable and different perspective to the Board. Dr. Rich also has substantial board experience, having served on the Boards of Directors of Douglas-Emmett, Inc. and the Private Bank of California and the following non-profit organizations: the Jules Stein Eye Institute (since 2006), Claremont College (since 2005), La Plaza de Arte y Cultura (since 2006) and Save the Children (since 2009).

Dean A. Scarborough, age 55, has served as a director of Mattel since 2007. Mr. Scarborough has served as Chairman of the Board, President and Chief Executive Officer of Avery Dennison Corporation, an industry leader that develops innovative identification and decorative solutions for businesses and consumers worldwide, since April 2010. From May 2005 to April 2010, he served as President and Chief Executive Officer of Avery Dennison. From 2000 to May 2005, Mr. Scarborough served as President and Chief Operating Officer of Avery Dennison. He also has served on Avery Dennison’s Board of Directors since 2000. Mr. Scarborough holds a bachelors degree from Hiram College and an MBA from the University of Chicago.

As a currently-serving President and Chief Executive Officer of a large public company, Mr. Scarborough brings to Mattel’s Board deep management, brand building, leadership, finance, global retail and operations experience that make him an important contributor to the Board and to the Governance and Social Responsibility Committee on which he serves. Mattel and Avery Dennison share some of the same customers and distribution channels, enabling Mr. Scarborough to provide valuable perspective and insights in these areas. He also brings to Mattel’s Board his experience serving on the Board of Directors of another large public company. Mr. Scarborough is a prominent member of the Los Angeles business community, where Mattel is headquartered. Since 2000, Mr. Scarborough has served on the Board of Trustees of Hiram College.

Christopher A. Sinclair, age 60, has served as a director of Mattel since 1996. Mr. Sinclair served as Chairman of the Board of Scandent Holdings, a Mauritius-based information technology investment company, from 2002 to 2008 and served as Executive Chairman of Cambridge Solutions Corporation Ltd., a leader in providing information technology and business process outsourcing services from 2005 to 2009. He also served as a Managing Director of Manticore Partners, LLC, a venture capital advisory firm, from 2000 to 2005. Prior to that, he served as an Operating Partner of Pegasus Capital Advisors, LP, a private equity firm, from 2000 to 2002. From 1999 to 2000, he served as Chairman of the Board and Chief Executive Officer of Caribiner International, Inc. Prior to that, he served as President and Chief Executive Officer of Quality Food, Inc., Chairman and Chief Executive Officer of Pepsi-Cola Company and President and Chief Executive Officer of PepsiCo Foods & Beverages International and Pepsi-Cola International for more than five years. Mr. Sinclair also has served on the Board of Directors of several companies: Foot Locker, Inc. (1995-2008, where he served on the Finance and Compensation Committees), Cambridge Solutions Corporation, Ltd. (2003-2009, where he served on the Compensation and Audit Committees), and Perdue Farms (1992-2000). Mr. Sinclair holds a bachelors degree in marketing from the University of Kansas and an MBA from the Tuck School of Business at Dartmouth College.

Mr. Sinclair was responsible for building Pepsi-Cola’s international business and he brings substantial global business experience to Mattel’s Board. As a former Chief Executive Officer of a large, multinational, multibrand consumer products company like Pepsi-Cola, Mr. Sinclair also gained front-line exposure to many of the issues facing a public company like Mattel, particularly on the operational, financial and corporate governance fronts, making Mr. Sinclair well suited to Chair Mattel’s Governance and Social Responsibility Committee. Mr. Sinclair has extensive board experience, having served on the Board of Directors of several companies, including non-profit organizations such as The Water Initiative (since 2008).

G. Craig Sullivan, age 70, has served as a director of Mattel since 2001. Mr. Sullivan served as Chairman of the Board and Chief Executive Officer of The Clorox Company, a leading manufacturer and marketer of consumer products, from 1992 to 2003 and retired in 2003 after 32 years with The Clorox Company. Clorox manufactures its products in more than 24 countries, markets them in more than 100 countries and had 2009 year-end net sales of $5.5 billion. Since 2006, Mr. Sullivan has served as a director, member of the Finance Committee and Chair of the Compensation Committee of the Board of Directors of The Goodyear Tire & Rubber Company and, since 2004, he has served as a director and member of the Executive and Nominating & Corporate Governance Committees of the Board of Directors of Kimberly-Clark Corporation. Mr. Sullivan holds a bachelors degree from Boston College.

As a retired Chairman and Chief Executive Officer, Mr. Sullivan shares insights on running a large, multinational, multibrand consumer products company. Mr. Sullivan has substantial public company board experience. His management and board experience in large public companies makes Mr. Sullivan well suited to Chair Mattel’s Compensation Committee.

Kathy Brittain White, age 61, has served as a director of Mattel since 2001. Ms. White founded the Horizon Institute of Technology in 2002. Horizon is an educational institution dedicated to promoting academic excellence in the field of computer science. She also founded Rural Sourcing, Inc., an information technology services provider in 2003. Ms. White served as Executive Vice President, e-business and Chief Information Officer of Cardinal Health, Inc. from 1999 to 2003, where she was responsible for directing the company’s strategic use of information systems and the e-business organization. From 1996 to 1999, Ms. White was Senior Vice President and Chief Information Officer for Allegiance Corporation, which merged with Cardinal Health, Inc. in 1999. From 2003-2010, Ms. White served on the Board of Directors of Novell, Inc. and as a member of its Compensation and

Corporate Governance Committees. Ms. White holds bachelors and masters degrees in education from Arkansas State University and a Ph.D. in management from the University of Memphis.

As a former Chief Information Officer and one of the country’s most respected information management leaders, Ms. White provides Mattel’s Board with unique insights into the strategic use of information technology as a competitive advantage. She also brings public company Board experience. Ms. White also served on the Board of the University of North Carolina Educational Foundation from 2005-2009.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS NAMED HEREIN.

Director Not Standing for Re-Election

Mr. Sargent will remain a director of Mattel until the 2011 Annual Meeting of Stockholders, but will not stand for re-election. Below is a description of the specific experiences, qualifications, attributes and skills that led the Board to conclude that Mr. Sargent was qualified to be a director of Mattel.

Ronald L. Sargent, age 55, has served as a director of Mattel since 2004. Mr. Sargent has served as Chairman of the Board and Chief Executive Officer of Staples, Inc., the world’s leading office products company, since 2005. From 2002 to 2005, he served as Chief Executive Officer of Staples. Mr. Sargent has held a variety of other leadership roles in the company. He was appointed President and Chief Operating Officer in 1998, leading Staples’ worldwide operations, retail superstores, delivery business, supply chain management and merchandising and marketing initiatives. Mr. Sargent is a director of The Kroger Co. (since 2006), where he serves as Chair of the Audit Committee and as a member of the Public Responsibilities Committee. Mr. Sargent holds a bachelors degree in Economics from Harvard College and an MBA from Harvard Business School.

As a currently serving Chairman of the Board and Chief Executive Officer of a $24 billion global company with 91,000 associates worldwide and operations in 27 countries throughout North and South America, Europe, Asia and Australia, Mr. Sargent brings to Mattel’s Board a wealth of management, leadership, finance, global retail and operations experience that make him an important contributor to the Board and to the Finance and Governance and Social Responsibility Committees on which he serves.

THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

Director Independence

Nasdaq requires each Nasdaq-listed company to have a board of directors comprised of at least a majority of independent directors. Generally, under Nasdaq rules a director qualifies as independent if the director is not an executive officer or employee of the listed company and, as affirmatively determined by the Board, has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Nasdaq rules specify a number of categories of relationships between a director and a listed company that would make a director ineligible to be independent. Mattel’s Board has adopted Corporate Governance Guidelines that include provisions regarding qualifications for director independence. The Corporate Governance Guidelines are available on Mattel’s corporate Web site at www.corporate.mattel.com/about-us. These provisions incorporate Nasdaq’s categories of relationships between a director and a listed company that would make a director ineligible to be independent.

In accordance with Nasdaq rules and Mattel’s Corporate Governance Guidelines, the Board has affirmatively determined that each of the current directors of Mattel, except Robert Eckert, our Chairman of the Board and Chief Executive Officer, has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of both Mattel’s and Nasdaq’s director independence standards, as currently in effect. Furthermore, the Board has determined that each of the members of our Audit Committee, the Compensation Committee and the Governance and Social Responsibility Committee has no relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent within the meaning of the director independence standards in the Corporate Governance Guidelines and Nasdaq director independence standards applicable to members of such committees. The Audit Committee members are also independent within the meaning of the director independence standards of the SEC rules. The Compensation Committee members also qualify as “non-employee directors” and “outside directors” within the meaning of Section 16 of the Exchange Act and the Internal Revenue Code, respectively.

In making these determinations, the Board considered, among other things, the relationships set forth below. The Board has determined that none of these relationships is material and that none of these relationships impairs the independence of any non-employee director.

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The Board considered that Mr. Eckert in his personal capacity invests in private equity funds sponsored by Friedman Fleischer & Lowe, LLC (“FFL”), an investment firm in which Mr. Tully Friedman is a principal. The Board concluded that these investments, which do not involve the payment of any material compensation to any director or to FFL and are not material in amount to FFL, do not adversely affect the independence of Mr. Friedman as a director of Mattel or as a member of the Compensation Committee. In addition, the Board considered that one or more directors who are not also officers of Mattel may from time to time invest in funds sponsored by FFL, but that no such investment would impact the independence of Mr. Friedman or any such investing director, because of the absence of any relationship between such investment and any member of management of Mattel.

Board Meetings

During 2010, the Board held six meetings. No director attended less than 75% of the aggregate of all Board meetings and all meetings held by any committee of the Board on which he or she served.

Policy Regarding Attendance of Directors at the Annual Meeting of Stockholders

Each member of Mattel’s Board is expected, but not required, to attend Mattel’s annual meeting of stockholders. There were twelve directors at the time of the 2010 Annual Meeting of Stockholders, and eleven directors attended the meeting.

Board Committees

Our Board has established six principal committees: the Audit Committee, the Governance and Social Responsibility Committee, the Compensation Committee, the Executive Committee, the Finance Committee and the Equity Grant Allocation Committee. The Audit Committee, the Governance and Social Responsibility Committee and the Compensation Committee have a written charter that is reviewed annually and revised as appropriate. A copy of each committee’s current charter is available on our website at www.corporate.mattel.com/about-us. The current chairs and members of the committees are identified in the following table:

Director	Audit Committee	Governance and Social Responsibility	Compensation Committee	Executive Committee	Finance Committee	Equity Grant Allocation Committee
Independent Directors
Michael J. Dolan	C			M
Dr. Frances D. Fergusson		M			M
Tully M. Friedman			M	C	C
Dominic Ng	M		M
Vasant M. Prabhu	M
Dr. Andrea L. Rich		M	M
Ronald L. Sargent		M			M
Dean A. Scarborough		M
Christopher A. Sinclair	M	C		M
G. Craig Sullivan			C	M	M
Kathy Brittain White	M		M
Employee Directors
Robert A Eckert						M

“C” Chair

“M” Member

Audit Committee

Mattel’s Audit Committee is chaired by Mr. Dolan and includes Mr. Ng, Mr. Prabhu, Mr. Sinclair and Ms. White as members. The Board has determined that each member of the Audit Committee meets the SEC and Nasdaq independence requirements for members of audit committees. The Board has further determined that each member of the Audit

Committee satisfies the “financial sophistication” requirements of the Nasdaq listing standards, and that Michael J. Dolan, the Chair of the Audit Committee, Dominic Ng, Vasant M. Prabhu and Christopher A. Sinclair are all “audit committee financial experts,” as such term is defined in Item 407(d)(5) under Regulation S-K of the Exchange Act.

During 2010, the Audit Committee held twelve meetings.

The purpose of the Audit Committee is to provide assistance to the Board in fulfilling the Board’s oversight responsibilities regarding:

•	the quality and integrity of Mattel’s financial reports;

•	the independence, qualifications and performance of Mattel’s independent registered public accounting firm;

•	the performance of Mattel’s internal audit function; and

•	Mattel’s compliance with legal and regulatory requirements.

The Audit Committee has the sole authority to appoint or replace the independent registered public accounting firm. The committee is directly responsible for the compensation and oversight of the work of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. The independent registered public accounting firm reports directly to the committee.

The Audit Committee meets periodically, in separate executive sessions, with management, the senior internal auditing officer and the independent registered public accounting firm. The committee may request any officer or employee of Mattel or Mattel’s outside counsel or independent registered public accounting firm to attend a meeting of the committee or to meet with any members of, or consultants to, the committee. The committee has the authority to retain independent legal, accounting or other advisors, to the extent it deems necessary or appropriate.

Additional duties and responsibilities of the Audit Committee are outlined in the committee’s charter, and include the following:

•	to pre-approve audit services, internal-control-related services and permitted non-audit services to be performed for Mattel by its independent registered public accounting firm;

•	to meet with the independent registered public accounting firm and management in connection with each annual audit to discuss the scope of the audit and the procedures to be followed;

•	to review and discuss Mattel’s quarterly and annual financial statements with management, the independent registered public accounting firm and the internal audit group;

•	to discuss with management and the independent registered public accounting firm Mattel’s practices with respect to risk assessment, risk management and critical accounting policies; and

•

to discuss periodically with the independent registered public accounting firm and the senior internal auditing officer the adequacy and effectiveness of Mattel’s accounting and financial controls, and consider any recommendations for improvement of such internal control procedures.

Governance and Social Responsibility Committee

Mattel has a Governance and Social Responsibility Committee chaired by Mr. Sinclair that includes Dr. Fergusson, Dr. Rich, Mr. Sargent and Mr. Scarborough as members. All of the members of the committee are independent directors. During 2010, the Governance and Social Responsibility Committee held six meetings.

The primary purposes of the Governance and Social Responsibility Committee are:

•

to assist the Board by identifying individuals qualified to become Board members, consistent with the criteria approved by the Board, and to select, or to recommend that the Board select, the director nominees for the next annual meeting of stockholders;

•	to develop and recommend to the Board the Corporate Governance Guidelines applicable to Mattel;

•	to lead the evaluation of the Board’s performance;

•	to recommend to the Board nominees for each committee;

•

to assist the Board with oversight and review of social responsibility matters such as sustainability, corporate citizenship, community involvement, global manufacturing principles, public policy matters and environmental, health and safety issues; and

•	to provide oversight with regard to philanthropic activities.

The committee also works closely with the Chief Executive Officer and other members of Mattel’s management to assure that the company is governed effectively and efficiently, and has additional authority and responsibilities as specified in its charter.

Compensation Committee

Mattel has a Compensation Committee chaired by Mr. Sullivan that includes Mr. Tully Friedman, Mr. Ng, Dr. Rich and Ms. White as members. All of the members of the committee are independent directors. We intend that the members also qualify as “outside directors” within the meaning of Section 162(m) of the Internal Revenue Code and as “non-employee directors” within the meaning of the SEC’s Rule 16b-3. During 2010, the Compensation Committee held seven meetings.

The purpose of the Compensation Committee is to develop, evaluate and, in certain instances, approve or determine the compensation plans, polices and programs of Mattel. The committee has the authority to undertake and may exercise all of the powers of the Board with respect to the specific responsibilities listed in the committee’s charter, including:

•

approving all forms of compensation to be provided to executives in the “Executive Leadership Band” (all the executive officers and other senior officers directly below the Management Committee level) and above in Mattel’s compensation structure;

•	reviewing and evaluating the Chief Executive Officer’s performance;

•	administering Mattel’s short- and long-term incentive programs and equity compensation plans; and

•	assessing material risks associated with our compensation structure, programs and practices generally.

In performing its duties, the Compensation Committee reports and, as appropriate, makes recommendations to the Board regarding executive compensation programs and practices. The Compensation Committee also informs the non-management directors of the Board of its decisions regarding compensation for the Chief Executive Officer and other senior executives and, at times, refers its decisions to the Board for ratification.

The Compensation Committee has access to, and in its discretion may meet with, any officer or other employee of Mattel or its subsidiaries. The committee meets at least once each calendar year without the Chief Executive Officer present, and often has executive sessions where no Mattel officer or employee is present. The committee may use the services of Mattel’s regular corporate legal counsel with respect to legal matters or, in its discretion, retain other legal counsel if it determines that such counsel is necessary or appropriate under the circumstances.

The Compensation Committee may, in its discretion, use a compensation consultant or other professional or expert to provide data and advice to the Compensation Committee regarding the compensation of executives of Mattel and to assist the Compensation Committee in performing its other responsibilities. The retention and, where appropriate, termination of any such compensation consultant are at the Compensation Committee’s sole discretion, and such decisions are made without the participation of any officer or other member of Mattel management. The Compensation Committee, in its sole discretion, approves the fees to the compensation consultant and any other terms related to the consultant’s engagement. The terms of the Compensation Committee’s charter require its compensation consultant to be “independent,” meaning it will be free from any relationship with Mattel or its officers or other members of management that the Compensation Committee determines, in its sole discretion, would interfere in the exercise of the independent judgment of the compensation consultant. In determining the independence of the compensation consultant, the terms of the Compensation Committee’s charter require it to consider the nature and extent of any services provided by the consultant to Mattel or to any executive or management of Mattel, other than at the committee’s discretion.

The Compensation Committee has retained the firm Frederic W. Cook & Co., Inc. (“Cook & Co.”) as its independent compensation consultant since August 2007 to provide the Compensation Committee with advice and guidance on Mattel’s executive compensation program design and the evaluation of our executive compensation. Cook & Co. has not performed and does not currently provide any services to management or Mattel. Cook & Co. attends Compensation Committee meetings and meets with the Compensation Committee without management. They provide the Compensation Committee with third-party data and analysis and advice and expertise on competitive practices and trends, executive compensation plan design and proposed executive and director compensation. Cook & Co. reports directly to the Compensation Committee and, as directed by the Compensation

Committee, works with management and the Chairman of the Compensation Committee. In 2010, Cook & Co. assisted the Compensation Committee on the following matters:

•

analyzing (i) the base salaries, target and actual annual incentives, bonus leverage, long-term incentives, target and actual total direct compensation and all other compensation for our senior executives as compared to the compensation of their counterparts at our comparator peer group, (ii) our annual incentive plan design provisions and (iii) our long-term incentive practices;

•	reviewing our comparator peer companies;

•	evaluating the specific elements of compensation of our Chief Executive Officer and other executive officers;

•	assessing the risks of our compensation structure, programs and practices;

•	reviewing our 2010 Proxy Statement; and

•	providing the Compensation Committee with an executive compensation regulatory and legislative update.

The Compensation Committee retains its authority over, and is solely responsible for, all compensation decisions.

Other Board Committees

Mattel has an Executive Committee chaired by Mr. Tully Friedman that includes Messrs. Dolan, Sinclair and Sullivan as members. During 2010, the Executive Committee held no meetings. The Executive Committee may exercise all the powers of the Board, subject to limitations of applicable law, between meetings of the Board.

Mattel has a Finance Committee chaired by Mr. Tully Friedman that includes Dr. Fergusson, Mr. Sargent and Mr. Sullivan as members. During 2010, the Finance Committee held five meetings. The committee’s primary functions are to advise and make recommendations to the Board with regard to Mattel’s use of available capital, including but not limited to dividends to stockholders, mergers and acquisitions and stock repurchase programs.

Mattel has an Equity Grant Allocation Committee with Mr. Eckert as the sole member. The Equity Grant Allocation Committee’s primary function is to exercise the limited authority delegated to the committee by the Board and the Compensation Committee with regard to making annual and off-cycle equity compensation grants to employees below the “Executive Leadership Band” pursuant to Mattel’s 2010 Equity Compensation Plan.

Board Leadership Structure

The Board of Directors believes that Mattel and its stockholders are best served at this time by a Board leadership structure in which a single person serves as Chairman of the Board and Chief Executive Officer, complemented by a separate independent director serving as a presiding independent director. Combining the roles of Chairman of the Board and Chief Executive Officer facilitates one person serving as a bridge between management and the Board, ensuring that both groups act with a common purpose. The Chief Executive Officer’s intimate knowledge of Company operations, and the industries and markets in which Mattel competes, positions him to best identify matters for Board review and deliberation. Additionally, the combined role of Chairman of the Board and Chief Executive Officer facilitates centralized Board leadership in one person so there is no ambiguity about accountability. The Board believes the combined role of Chairman of the Board and Chief Executive Officer promotes unified leadership and direction for Mattel, which allows for a single, clear focus for management to execute Mattel’s strategy and business plans. This leadership structure has resulted in Mattel’s continued growth and financial success. The complexity of issues facing Mattel also warrants a combined position, at this time, to ensure effective and efficient Board meetings, information flow, crisis management and long-term planning.

Our Board also believes that independent Board leadership is important. Our Corporate Governance Guidelines provide that wherever the Chairman of the Board is not an independent director, the director to preside at one or more separate executive sessions of the independent directors shall be selected by the independent directors from among themselves, or by a procedure of selection adopted by the independent directors. The independent directors have selected Mr. Tully Friedman as the independent director to preside at executive sessions of the independent members of the Board during which no members of management are present. The duties of the independent presiding director include all of the following:

•	presides at all meetings of the Board at which the Chairman of the Board is not present, including executive sessions of the independent directors;

•	serves as liaison between the Chairman of the Board and the independent directors;

•	approves information sent to the Board;

•	approves meeting agendas for the Board;

•	approves schedules of meetings to assure that there is sufficient time for discussion of all agenda items;

•	has the authority to call meetings of the independent directors; and

•	if requested by major stockholders, ensures that he is available for consultation and direct communication.

The independent directors meet in executive session at least once every quarter.

Board Risk Oversight

Role of Full Board in Risk Oversight

The full Board is responsible for overseeing Mattel’s ongoing assessment and management of risks impacting Mattel’s business. The Board engages in risk oversight throughout the year as a matter of course in fulfilling its role overseeing management and business operations, and specifically focuses on risks at one meeting held each year. The Board relies on Mattel’s management to identify and report on material risks, and relies on each of the Board’s committees to oversee management of specific risks related to each committee’s function.

Role of Management in Risk Oversight

Consistent with their role as active managers of Mattel’s business, our senior executive officers play the most active role in risk management, and the Board looks to such officers to keep the Board apprised on an ongoing basis about risks impacting Mattel’s business and how such risks are being managed. Each year as part of Mattel’s risk evaluation process performed by its internal audit team, Mattel’s most senior executive officers, including the Chief Legal Officer, provide input regarding material risks facing the business group or function that each of them manages. These risks are reviewed with the Audit Committee as part of seeking its approval of the internal audit plan for the next year, and later presented to the full Board along with a discussion of Mattel’s strategy for managing these risks. Since much of the Board’s risk oversight occurs at the committee level, Mattel believes that this annual process is important to ensure that all directors are aware of Mattel’s most material risks.

Role of Board Committees in Risk Oversight

The Board’s committees assist the full Board in overseeing many of the risks facing Mattel’s business.

The Audit Committee discusses with management Mattel’s material financial reporting and accounting risk exposures and the steps management has taken to monitor and control such exposures, including Mattel’s risk assessment and risk management policies and procedures. The Audit Committee is also responsible for overseeing Mattel’s compliance risk, which includes risk relating to compliance with laws and regulations, policies and procedures.

The Compensation Committee oversees any risks presented by Mattel’s compensation programs and practices, including those that may relate to pay mix, range and sensitivity of performance-based variable plans, selection of performance metrics, goal setting process, and the checks and balances on the payment of compensation. See “Compensation Disclosure – Compensation Risk Review” in this Proxy Statement for a more detailed description of the Compensation Committee’s review of potential pay risk.

The Finance Committee oversees risks relating to capital allocation and deployment, including Mattel’s credit facilities and debt securities, capital expenditures, dividend policy, and mergers and acquisitions. The Finance Committee also oversees third party risk, which includes risks arising from customers, suppliers, subcontractors, creditors, debtors, counterparties in hedging transactions and others.

The Governance and Social Responsibility Committee oversees and reviews with management risks relating to: succession planning, environmental and health and safety compliance, sustainability, corporate citizenship, community involvement, diversity, equal opportunity, philanthropy and charitable contributions, stockholder proposals dealing with governance or social responsibility matters, and public policy and governmental relations.

Code of Conduct

Our Board has adopted a Code of Conduct, which is a general statement of Mattel’s standards of ethical business conduct. The Code of Conduct applies to all of our employees,

including our principal executive officer and our principal financial officer. Certain provisions of the Code of Conduct also apply to members of the Board in their capacity as Mattel’s directors. The Code of Conduct covers topics including, but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations. We intend to disclose any future amendments to certain provisions of our Code of Conduct, and any waivers of provisions of the Code of Conduct required to be disclosed under the rules of the SEC or listing standards of Nasdaq, on our website at www.corporate.mattel.com/about-us.

Communications with the Board

The independent directors of Mattel have unanimously approved a process by which stockholders of Mattel and other interested persons may send communications to any of the following: (a) the Board, (b) any committee of the Board, (c) the presiding independent director or (d) the independent directors. Such communications should be submitted in writing by mailing them to the relevant addressee at the following address:

[Addressee]

c/o Secretary, Mail Stop M1-1516

Mattel, Inc.

333 Continental Boulevard

El Segundo, CA 90245-5012

Any such communications will be relayed to the Board members that appear as addressees, except that the following categories of communications will not be so relayed (but will be available to Board members upon request):

•	communications concerning company products and services;

•	solicitations;

•	matters that are entirely personal grievances; and

•	communications about litigation matters.

Corporate Governance Documentation; How to Obtain Copies

Mattel is committed to having solid standards of corporate governance. Current copies of the following materials related to Mattel’s corporate governance standards and practices are available publicly on Mattel’s corporate Web site at www.corporate.mattel.com/about-us:

•	Board of Directors Amended and Restated Guidelines on Corporate Governance;

•	Information on Board and Committee membership and biographies of Board members;

•	Audit Committee Charter;

•	Compensation Committee Charter;

•	Governance and Social Responsibility Committee Charter;

•	Code of Conduct;

•	Restated Certificate of Incorporation;

•	Amended and Restated Bylaws;

•	Director Nominations Policy;

•	Audit Committee Complaint Procedure;

•	Policy on Adoption of a Shareholder Rights Plan; and

•	Golden Parachute Policy.

A copy of any or all of these documents may also be obtained, free of charge, by mailing a request in writing to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012.

REPORT OF THE AUDIT COMMITTEE

To the fullest extent permitted under applicable laws and regulations, the following Report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission (“SEC”) or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934, as amended (“Exchange Act”), or the liabilities of Section 18 of the Exchange Act. To the fullest extent permitted under applicable laws and regulations, the Report of the Audit Committee shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent Mattel specifically incorporates it by reference.

The Audit Committee operates pursuant to a written charter adopted by the Board. The amended and restated charter of the Audit Committee may be found on Mattel’s corporate Web site at www.corporate.mattel.com/about-us/bios.aspx. A copy may also be obtained free of charge by mailing a request in writing to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012.

The Board has determined that each of the members of the Audit Committee meets the SEC and Nasdaq independence requirements for members of audit committees.

The Board has further determined that each member of the Audit Committee can read and understand fundamental financial statements as required by Nasdaq listing standards, and that Michael J. Dolan, the Chair of the Audit Committee, Dominic Ng, Vasant M. Prabhu and Christopher A. Sinclair are all “audit committee financial experts,” as such term is defined in Item 407(d)(5) under Regulation S-K of the Exchange Act, and have, as required by Nasdaq listing standards, past employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in their financial sophistication, including being, or having been, a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

The Audit Committee’s responsibility is to assist the Board in its oversight of:

(i)	the quality and integrity of Mattel’s financial reports;

(ii)	the independence, qualifications and performance of PricewaterhouseCoopers LLP (“PwC”), Mattel’s independent registered public accounting firm;

(iii)	the performance of Mattel’s internal audit function; and

(iv)	the compliance by Mattel with legal and regulatory requirements.

Management of Mattel is responsible for Mattel’s consolidated financial statements as well as Mattel’s financial reporting process, disclosure controls and procedures, and internal control over financial reporting.

PwC is responsible for performing an integrated audit of Mattel’s annual consolidated financial statements and of its internal control over financial reporting.

In this context, the Audit Committee has reviewed and discussed with management, the senior internal auditing officer of Mattel and PwC, the audited financial statements of Mattel as of and for the year ended December 31, 2010 and Management’s Report on Internal Control Over Financial Reporting. Management has confirmed to the Audit Committee that, as required by Section 404 of the Sarbanes-Oxley Act, management has evaluated the effectiveness of Mattel’s internal control over financial reporting using the framework in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations (“COSO”) of the Treadway Commission and concluded that it was effective at December 31, 2010.

PwC has expressed its opinion that:

(a)	Mattel’s consolidated financial statements present fairly, in all material respects, its financial position as of December 31, 2010 and 2009, and its results of operations and cash flows for each of the three years in the period ended December 31, 2010 in conformity with accounting principles generally accepted in the United States of America; and

(b)	Mattel has maintained, in all material respects, effective internal control over financial reporting as of December 31, 2010, based on criteria established in Internal Control—Integrated Framework issued by COSO.

In addition, Mattel’s Chief Executive Officer and Chief Financial Officer reviewed with the Audit Committee, prior to filing with the SEC, the certifications that were filed pursuant to the requirements of the Sarbanes-Oxley Act and the disclosure controls and procedures management has adopted to support the certifications. The Audit Committee periodically meets in separate executive sessions with management, the senior internal auditing officer and PwC. Each of PwC, the senior internal auditing officer, the Chief Financial Officer and the Chief Legal Officer has unrestricted access to the Audit Committee.

The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has received the written disclosures and the letter from PwC required by the PCAOB regarding the firm’s independence from Mattel and has also discussed with PwC the firm’s independence from Mattel.

The Audit Committee has also considered whether PwC’s provision of non-audit services to Mattel is compatible with maintaining the firm’s independence from Mattel.

The members of the Audit Committee are not engaged in the accounting or auditing profession and, consequently, are not experts in matters involving accounting or auditing including the subject of auditor independence. As such, it is not the duty of the Audit Committee to plan or conduct audits or to determine that Mattel’s consolidated financial statements fairly present Mattel’s financial position, results of operations and cash flows and are in conformity with accounting principles generally accepted in the United States of America and applicable laws and regulations. Each member of the Audit Committee is entitled to rely on:

(i)	the integrity of those persons within Mattel and of the professionals and experts (such as PwC) from which the Audit Committee receives information;

(ii)	the accuracy of the financial and other information provided to the Audit Committee by such persons, professionals or experts absent actual knowledge to the contrary; and

(iii)	representations made by management or PwC as to any information technology services of the type described in Rule 2-01(c)(4)(ii) of Regulation S-X and other non-audit services provided by PwC to Mattel.

Based on the reports and discussions described above, the Audit Committee recommended to the Board that the audited financial statements be included in Mattel’s Annual Report on Form 10-K for the year ended December 31, 2010, for filing with the SEC.

AUDIT COMMITTEE

Michael J. Dolan (Chair)

Dominic Ng

Vasant M. Prabhu

Christopher A. Sinclair

Kathy Brittain White

February 24, 2011

COMPENSATION DISCLOSURE

COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program for our named executive officers (“NEOs”). For the fiscal year ending on December 31, 2010, our NEOs consisted of Robert A. Eckert, our Chairman of the Board and Chief Executive Officer (“CEO”), Kevin M. Farr, our Chief Financial Officer, Neil B. Friedman, our President, Mattel Brands, Bryan G. Stockton, our President, International, and Thomas A. Debrowski, our Executive Vice President, Worldwide Operations. Mr. Stockton was promoted to Chief Operating Officer on January 4, 2011. Mr. Friedman, formerly President, Mattel Brands, terminated his employment with Mattel on March 25, 2011.

EXECUTIVE SUMMARY

Mattel designs, manufactures and markets a broad portfolio of branded toy products worldwide through sales to its customers and directly to consumers. As a global consumer company, we compete for executive talent with a broad range of companies that are category leaders in the consumer products, apparel and fashion, food and beverage, retail and entertainment and leisure industries. Mattel’s objective is to continue to create long-term stockholder value by generating strong cash flow and deploying it in a disciplined and opportunistic manner. In order to achieve this objective, we have established our compensation programs so they: (i) provide responsible and balanced incentives; (ii) reward strong company performance; (iii) align our executives’ interests with the interests of our stockholders; (iv) are competitive within the consumer products market; (v) attract and retain high caliber executive leadership; and (vi) are mindful of the concerns of our stockholders and good governance practices.

Pay-For-Performance

We believe a significant portion of our executives’ compensation should be variable and at risk and tied to our measurable performance. Consistent with this focus, the largest portion of our executives’ compensation is in the form of performance-based annual cash and long-term equity incentives.

What Measures We Use and Why

Under our annual cash incentive plan, the Mattel Incentive Plan (“MIP”), we measure our performance based on three measures: adjusted operating profit, free cash flow and gross margin percentage. These performance measures focus on three critical elements that drive stockholder value and contribute to operational success: profit growth, cash flow generation and gross margin. With approximately 8,500 participants in the MIP, we are promoting a team orientation by encouraging participants in all areas of the company to work together to achieve clearly defined common goals. Each employee’s MIP opportunity includes a company performance component.

We also have a Long-Term Incentive Program (“LTIP”) under which we grant performance-based restricted stock units (“RSUs”) that vest based solely on our performance over a three-year performance period. The two performance measures under the recently completed 2008-2010 LTIP include a “performance-related component,” which is our net operating profit after tax less a capital charge (“NOPAT—CC”) measured annually and averaged over the three-year period, and a “market-related component,” which is our total stockholder return (“TSR”), measured over the full three-year performance cycle and compared to the relative TSR of the S&P 500 during the same period. The performance-related component reflects how effectively our operating results and capital deployment decisions are driving incremental returns, which can be used to generate incremental stockholder returns. The TSR measure further underscores the connection between executive pay and stockholder interests by measuring our ability to outperform other companies. The performance-based RSUs awarded under the LTIP are denominated and paid in shares, instead of cash, which provides additional alignment with stockholder interests and additional performance leverage due to absolute TSR.

2010 Performance and How Performance is Linked to Pay

2010 was a strong year for Mattel, financially and operationally:

•	Worldwide net sales were up 8 percent from the prior year;

•	Gross margin increased 50 basis points of net sales to 50.5%; SG&A decreased 130 basis points of net sales to 24.0%;

•	Operating income was $901.9 million, up 23% compared to operating income of $731.2 million for the full-year 2009; and

•	Earnings per share of $1.86 (includes tax benefit of $0.05 per share) grew 28% vs. prior year of $1.45 (includes tax benefit of $0.08 per share).

Based on strong performance in 2010, under the MIP, we achieved the maximum of our goals in each of our: annual adjusted operating profit target, annual free cash flow target and annual gross margin percentage target. As a result, the bonus payouts to our NEOs were 200% of their target bonus opportunities.

With regard to our 2008-2010 LTIP, in 2010 we achieved the annual maximum earnout for the NOPAT—CC goal (the performance-related component). This resulted in 100% average performance percentage earned over the three-year performance cycle under the NOPAT—CC performance measure. This average performance percentage was then modified based on our achievement of TSR for the three-year performance cycle relative to the S&P 500 (the market-related component). Our TSR for the three-year performance cycle was at the 91st percentile of the S&P 500, and as a result the average performance percentage was increased by 50 percentage points, resulting in a total earnout of 150% of the target number of shares earned by each NEO. The earnout of 150% of the target was less than the original 200% maximum possible payout under the 2008-2010 LTIP, as a result of a 0% achievement of the performance-related component in 2008, the first year of the LTIP cycle.

In accordance with our emphasis on pay-for-performance, in lieu of increases in base salaries in 2010, the Compensation Committee approved increases of the target annual cash bonus opportunities for our executive officers and other participants under the MIP, increasing the percentage of compensation that is at risk and is tied to our performance. These increases were done in connection with the re-organization of our job levels and bands and provide greater consistency and fairness within the various levels of job performance and responsibility.

Stockholder Interest Alignment

We believe that our equity award program further enhances long-term stockholder value and encourages long-term performance by providing a strong alignment of interests between our executives and our stockholders. Therefore, equity is a key component of our executive compensation, with equity awards ranging between 50% and 65% of our NEOs’ compensation opportunity in 2010. The equity programs include both long-term goals and multi-year vesting to create incentives for our executives to sustain performance over the long term as well as to encourage retention. Our long-term incentives have been designed using a balanced portfolio approach with the following mix of awards: (i) approximately one-third performance-based RSUs under our LTIP, which are awarded every three years and incorporate both an annual performance-based component and a three-year market-related component, as discussed above, (ii) approximately one-third annual grants of stock options, and (iii) approximately one-third annual grants of time-vesting RSUs. Performance-based RSUs are paid based only on our financial performance and our stock performance relative to the market. Stock options have value only with stock price appreciation and continued service over time. Time-vesting RSUs put significant value at risk and are effective as an ownership and retention tool.

Consistent with prior years, the 2010 annual equity grants were made using a “value” approach, whereby equity awards are determined based on a competitive targeted dollar value for each job level and then converted into shares. This approach provides more consistent and predictable levels of value delivered and expense incurred.

Market Competitiveness and Retention

We evaluate the overall competitiveness of our executives’ total direct compensation each year in order to assist in our objective of executive retention. The Compensation Committee annually commissions Cook & Co., its independent compensation consultant, to perform a comprehensive market analysis of our executive compensation program and pay levels. In its May 2010 report, Cook & Co. found that after giving effect to the increased target bonus opportunities implemented in 2010, the total direct compensation for our NEOs is at the median of our 18 company comparator peer group. Our comparator peer group is made up of companies that are category leaders in the consumer products, apparel and fashion, food and beverage, retail and entertainment and leisure industries. We consider Mattel to be a branded consumer products company with franchise brands, and we recognize the value and importance of other category leaders to capture a diverse representation of the various markets and areas in which we compete for executive talent.

Good Governance and Best Practices

Pursuant to our desire to maintain a fair, consistent and responsible executive compensation program, while at the same time serving our retention objectives, we adopted the Mattel, Inc. Executive Severance Plan (the “Severance Plan”) in June 2009. Most of our senior executives with employment agreements, other than our CEO and Mr. Friedman, whose employment with Mattel terminated on March 25, 2011, will phase into participation in this plan through 2012 upon the expiration of their existing employment agreements. By eliminating individual employment agreements, the Severance Plan makes our executive severance program for our NEOs (other than our CEO) consistent for all participants. The Severance Plan reflects current compensation practices and trends by, among other things: (i) eliminating any gross-ups of excise taxes on severance and other payments in connection with a change of control; (ii) shifting from single-trigger equity acceleration in the event of a change of control to double-trigger acceleration for new grants; (iii) lowering and setting the severance benefit levels at the same level for all participating NEOs; and (iv) eliminating the continuation of certain fringe benefits at Mattel’s expense.

In furtherance of our objective of implementing executive compensation practices that are mindful of the concerns of our stockholders, we discontinued tax gross-up payments to our executive officers beginning in 2009 in connection with perquisites and benefits, with the exception of relocations since relocations are under our control, are at our direction and benefit our business operations.

ELEMENTS OF COMPENSATION

Philosophy and Objectives

In the consumer products markets where we compete for talent, base compensation, variable incentive cash compensation, equity compensation and employee benefits are all significant components of a competitive and effective overall executive compensation package. The table below lists the components of our executive compensation program and how each element relates to our philosophy and objectives:

Elements of Compensation	Objective
Base Salaries	• attract and retain executives • provide financial certainty and stability • reward individual performance
Annual Cash Incentive Awards

•       incentivize and motivate executives to
meet or exceed our short-term
business and financial objectives

•       hold executives accountable for
performance against targets

•       promote a team orientation by
encouraging participants in all areas of
the company to work together to
achieve common company goals

Long-term Incentive Awards • Performance-Based RSUs • Stock Options • Time-Vesting RSUs

•       incentivize and motivate executives to
achieve key long-term business
priorities and objectives

•       align executive interests with
stockholder interests

•       foster a long-term focus to increase
stockholder value

•       attract and retain executives

•       encourage executive stock ownership

Benefits and Perquisites	• attract and retain executives • provide for safety and wellness of executives • provide income security for retirement • enhance executive productivity
Severance and Change of Control Benefits

•       attract and retain executives

•       provide income security

•       allow our executives to continue to
focus their attention on our business
operations in the face of the potentially
disruptive impact of a proposed change
of control transaction and to assess
takeover bids objectively without regard
to the potential impact on their own job
security

Pay Mix

We believe a significant portion of our executives’ compensation should be variable, at risk and tied to our measurable performance. The Compensation Committee has designed our executive compensation program so that total compensation is earned largely based on attaining pre-established financial performance goals. Our pay strategy for senior executives also results in a significant percentage of annual compensation being delivered in the form of equity, rather than cash. This promotes alignment with stockholder interests and creates incentives for long-term performance. Our emphasis on pay-for-performance resulted in target performance-based compensation representing a majority of the total target compensation of the NEOs in fiscal year 2010. The charts below show the target total direct compensation mix for 2010 for our CEO and the average for other NEOs.

Base Salary

Base salaries provide stable compensation to executives, allow us to attract competent executive talent, maintain a stable management team and provide a basis upon which executives may be rewarded for individual performance.

At its first meeting of each year, the Compensation Committee reviews the base salaries of Management Committee members (our CEO and other senior executives who report directly to the CEO). The CEO typically provides the Compensation Committee with his recommendation regarding merit-based increases for each executive other than himself. Increases to base salaries are driven primarily by the CEO’s evaluation of the other executive officers, market competitive factors and the corporate merit budget. The CEO’s base salary is determined by the Compensation Committee in an executive session with input from Cook & Co.

In accordance with our emphasis on performance-based compensation, for 2010, the CEO recommended and the Compensation Committee determined that none of the NEOs would receive an increase in base salary. In lieu of any base salary increases, the Compensation Committee approved an increase in the NEOs’ performance-based target bonus opportunities under the MIP. For the NEOs other than the CEO, the Compensation Committee has not provided any salary increases since 2007, believing that these salary levels have provided a competitive, retentive and stable form of compensation. Although the Compensation Committee has periodically recommended increases to our CEO’s base salary, Mr. Eckert has declined such increases, and his base salary remains at the level established when he was hired in 2000.

For 2011, there were no salary increases for the NEOs, other than Mr. Stockton. In connection with Mr. Stockton’s promotion to Chief Operating Officer and in recognition of his increased responsibilities, the Compensation Committee increased Mr. Stockton’s annual base salary from $750,000 to $1,000,000 effective January 4, 2011, after review and discussion with Cook & Co.

Annual Performance-Based Cash Incentive Plan

The MIP provides our NEOs and other worldwide employees with the opportunity to earn annual cash incentive compensation based on achievement of our short-term business and financial objectives. This plan emphasizes variable at-risk compensation that is contingent on meeting specific financial goals, and:

•	provides a competitive level of targeted annual pay to attract and retain key talent;

•	encourages participants in all areas of Mattel to work together to achieve common goals;

•	provides a line of sight between the incentive payouts and the executives’ contributions; and

•	provides appropriate reward leverage and risk for threshold to maximum performance.

The Compensation Committee believes that it is important to have the corporate executives’ bonuses tied to overall Company results and have business leaders’ bonuses tied to the performance of the business groups that they managed and for which they were accountable, as shown in the table below.

Also shown in the table below are the target bonus payouts for 2010, expressed as a percentage of base salary, for each of the NEOs under the MIP. The Compensation Committee increased the 2010 target bonus opportunities, as compared to the levels in 2009, in lieu of any base salary increases. In making this determination, the Compensation Committee considered the following: (i) the 2010 target bonus opportunities were no longer market competitive; (ii) the Compensation Committee desired to emphasize pay based on performance; and (iii) the NEOs’ base salaries have remained relatively constant over recent years (no increase for the last 10 years for the CEO and the last 3-5 years for the other NEOs). After accounting for such increases in target bonus opportunities, 2010 target total direct compensation for our NEOs clustered in the market median range.

Name	2009 Bonus as a % of Base Salary at Target	2010 Bonus as a % of Base Salary at Target	2010 Performance Measure
Robert A. Eckert Chief Executive Officer	100%	130%	100% Company
Kevin M. Farr Chief Financial Officer	60%	70%	100% Company
Neil B. Friedman President, Mattel Brands	80%	85%	50% Company 50% Worldwide Mattel Brands

Name	2009 Bonus as a % of Base Salary at Target	2010 Bonus as a % of Base Salary at Target	2010 Performance Measure
Bryan G. Stockton(1) President, International	60%	70%	50% Company 30% International Division 20% Worldwide Mattel Brands
Thomas A. Debrowski Executive Vice President, Worldwide Operations	60%	70%	100% Company

(1)	For Bryan Stockton who was promoted to Chief Operating Officer in January 2011, his 2011 MIP target was increased to 85%.

For the NEOs, actual bonuses payable under the MIP may be between 0% and 200% of the individual’s target bonus, based on our relative attainment of the pre-established financial performance objectives. The Compensation Committee believes the structure of the MIP is market competitive and encourages behavior that benefits the business group or corporate function over which the executive has primary responsibility.

Company Performance Measures

At its March 2010 meeting, the Compensation Committee set the performance measures for NEOs in 2010, which were based on objective criteria intended to satisfy the “performance-based” compensation requirements under Section 162(m) of the Internal Revenue Code.

In order to focus our incentives on multiple performance measures that each drive TSR, the Compensation Committee adopted the following three performance measures for the MIP beginning in 2009 and continuing for the 2010 program: (i) adjusted operating profit, (ii) free cash flow and (iii) gross margin percentage. Adjusted operating profit represents operating income plus/minus other non-operating income/expense. We use adjusted operating profit for planning and forecasting the core operating performance of our business. Free cash flow represents net cash flows from operating activities less purchases of tools, dies and molds and purchases of other property, plant and equipment. We use free cash flow, among other measures, to evaluate the effectiveness of our operations at generating cash that is available to finance our operations and enhance stockholder returns through our strong annual dividend, strategic acquisitions and investments and share repurchases. Gross margin percentage represents gross margin dollars as a percentage of net sales. We use gross margin percentage as a measure of strength of our brands in the market place, our overall ability to price for innovation and input costs and as a key measure of the underlying strength of our operating performance. These three measures emphasize profitability in absolute terms and as a percentage of revenue, as well as cash and working capital management.

Additionally, in order to improve alignment with stockholder interests and ensure that events outside the control of management do not unduly influence the achievement of the performance measures, actual results are adjusted for the impact of adopting new accounting pronouncements and the pre-defined impact of certain strategic initiatives and unusual items.

In 2010, actual results for the three performance measures were adjusted for litigation costs and legal settlements, intangible asset impairments, severance payments and the decision not to factor receivables at the end of 2010.

The portion of the executives’ bonuses that is tied to these company-wide financial measures is based on an aggregate weighted performance payout percentage determined in accordance with the following formula:

Adjusted Operating Profit		Free Cash Flow		Gross Margin Multiplier
	+		X
(75% weighting)		(25% weighting)		(Increase or Decrease Percentage Earned by up to 25%)

Importantly, however, for any bonus to be payable under the MIP, our adjusted operating profit has to be greater than the threshold established by the Compensation Committee at the beginning of the year. Once the threshold has been met, payouts can range from 22.5% of target bonus, at the threshold achievement level, to 200% of target bonus, at the maximum achievement level, for each of the adjusted operating profit measure and the free cash flow measure.

For the NEOs, the percentage achieved based on our actual operating profit, after giving effect to its 75% weighting, could range from 30% of target upon attaining threshold performance to 120% of target at maximum performance. The percentage achieved based on our free cash flow, after giving effect to its 25% weighting, could range from 10% of target upon attaining threshold performance to 40% of target at maximum performance; provided that no percentage is payable for free cash flow unless threshold performance is achieved for actual operating profit. The gross margin multiplier results in increasing or decreasing the combined percentage earned based on our adjusted operating profit and free cash flow performance by an amount up to 25% of such combined percentage earned. As a result, the aggregate percentage of target bonus opportunity, after giving effect to the potential gross margin multiplier, could range from 22.5% at threshold (if actual operating profit is met at threshold and free cash flow is below threshold) to 200% at maximum. The 22.5% threshold percentage is calculated as 30% of target for attaining threshold adjusted operating profit performance reduced by 7.5% (25% of 30%) for the gross margin multiplier.

The table below shows the actual levels achieved in 2010 relative to the 2010 goals established by the Compensation Committee and the percentage earned based on such performance for the NEOs.

Corporate Goals*	Threshold (in millions)	Target (in millions)	Maximum (in millions)	2010 Actual (in millions)	Performance Payout Percentage
Adjusted Operating Profit	$731.2	$805.9	$880.6	$934.4	120%
	(earns 30%)	(earns 75%)	(earns 120%)
Free Cash Flow	$431.0	$531.0	$631.0	$690.3	40%
	(earns 10%)	(earns 25%)	(earns 40%)
Total Company Performance Payout Percentage Before Multiplier					160%
Gross Margin % (Multiplier)	≤48.0% (reduces the payout percentage by 25%)	49.0% (no effect)	≥50.0% (increases the payout percentage by 25%)	50.5%	Multiplier: (increases the payout percentage by 25.0%)
Total Company Performance Payout Percentage					200%

*	Linear interpolation between the threshold and target level and between the target and maximum level are applied for each metric, including the Gross Margin Percentage Multiplier.

Worldwide Mattel Brands Performance Measures

The portion of Messrs. Friedman’s and Stockton’s bonuses tied to the performance of our Worldwide Mattel Brands business group was based on our performance relative to the following measure: (i) the Mattel Brands U.S. operating profit less inventory charge, plus (ii) the Mattel Brands international operating profit at planned overhead less inventory charge (collectively, “Mattel Brands Operating Profit”), times a multiplier based on the group’s gross margin percentage. The percentage earned could range from 22.5% of the portion of the target bonus tied to this performance measure upon achievement of threshold performance to 200% of the portion of the target bonus tied to this performance measure upon achievement of maximum performance. In March 2010, the Compensation Committee set the targets for the Worldwide Mattel Brands Operating Profit and the group’s gross margin percentage at $930.0 million and 46.5%, respectively. For 2010, we achieved Worldwide Mattel Brands Operating Profit of $1042.3 million and the group’s gross margin percentage was 47.7%, exceeding the maximum performance levels for both measures, which resulted in a payout equal to 200% of the portion of the target bonus tied to this performance measure.

International Performance Measures

The portion of Mr. Stockton’s bonus tied to the performance of the International Division was based on our performance relative to the following measure: the International Division’s operating profit less working capital charge (the “International Division Operating Profit”) times a multiplier based on the group’s gross margin percentage. The percentage earned could range from 22.5% of the portion of the target bonus tied to this performance measure upon achievement of threshold performance to 200% of the portion of the target bonus tied to this performance measure upon achievement of maximum performance. In March 2010, the Compensation Committee set the targets for the International Division Operating Profit and the group’s gross margin percentage at $331.5 million and 49.3%, respectively. For 2010, we achieved International Division Operating Profit of $399.3 million and the group’s gross margin percentage was 51.3%, exceeding the maximum performance levels, which resulted in a payout equal to 200% of the portion of the target bonus tied to this performance measure.

2010 MIP Payouts

Bonuses for each of the NEOs were paid in accordance with the pre-established MIP formulas. Based on our achievement of the performance goals described above at the maximum level, the NEOs’ actual bonuses for 2010 were 200% of their target bonuses.

Long-Term Equity Incentives

Balanced Portfolio Approach

We provide our NEOs with the opportunity to earn long-term incentives for achieving our long-range financial and strategic objectives. This component of our overall compensation program complements our annual cash incentive program by rewarding growth in stockholder value that is sustained over several years and encouraging participants to focus on longer-term performance measures. Long-term equity incentives align our executives’ interests with those of our stockholders. Our long-term equity incentives have been designed using a balanced portfolio approach encompassing the following mix of equity vehicles: approximately one-third performance-based RSUs under our LTIP, approximately one-third annual grants of stock options and approximately one-third annual grants of time-vesting RSUs.

Determining Award Amounts

Consistent with prior years, the 2010 annual equity grants were made using a “value” approach whereby a long-term incentive dollar amount (the “LTI Value”) is determined for each job level at target and maximum levels. This approach provides more consistent and predictable levels of value delivered and expense incurred. On August 2, 2010, one-third of each NEO’s 2010 LTI Value was granted in the form of stock options and one-third was granted in the form of time-vesting RSUs. The remaining one-third was based on the performance-based RSUs awarded in 2008 as part of the 2008-2010 LTIP. Once the LTI Values were established, the dollar value for options was converted into the number of options using a Black-Scholes valuation model and the dollar value for RSUs was converted into the number of RSUs by dividing the dollar value by the closing stock price on the grant date. The Compensation Committee approved the methodology and assumptions used to determine the number of options and RSUs granted.

The NEOs’ 2010 target LTI Values were set at the same level as the 2009 and prior year values, and are shown in the table below. Messrs. Farr, Stockton and Debrowski had substantially similar LTI Values in 2010 because they were in the same job level/band, which provides parity in their compensation. In January 2011, Mr. Stockton was promoted to Chief Operating Officer and is now at a higher job level.

Name	Value of Performance- Based RSUs (in thousands)	Value of Stock Options (in thousands)	Value of Time-vesting RSUs (in thousands)	Total LTI/Equity Value (in thousands)
Robert A. Eckert	$1,833	$1,833	$1,833	$5,500
Kevin M. Farr	$400	$400	$400	$1,200
Neil B. Friedman	$833	$833	$833	$2,500
Bryan G. Stockton	$400	$400	$400	$1,200
Thomas A. Debrowski	$400	$400	$400	$1,200

2008-2010 LTIP—Performance-Based RSUs

In 2008, to further align executives’ and stockholders’ interests and to put long-term incentive awards at risk for stock price performance, awards under our 2008-2010 LTIP were granted in the form of performance-based RSUs. The 2008-2010 LTIP began on January 1, 2008 and ended on December 31, 2010. We currently use a successive three-year performance cycle with no overlap, which aligns with our business planning approach. The performance-based RSUs are earned and converted to shares of common stock, if any, after the Compensation Committee’s determinations are made at the conclusion of the three-year performance cycle as to our performance under the pre-established performance measures. The 2008-2010 LTIP was intended to satisfy the performance-based compensation requirements under Section 162(m) of the Internal Revenue Code. We do not provide dividend equivalents on the performance-based RSUs.

The two performance measures under the 2008-2010 LTIP included (i) NOPAT – CC (the performance-related component) measured annually and the performance results of which are averaged over the three-year period, and (ii) TSR (the market-related component) measured over the full three-year performance cycle and compared to the relative TSR of the S&P 500 during the same period. We use the NOPAT—CC measure, adjusted for the impact of adopting new accounting pronouncements and the impact of certain strategic initiatives and unusual items, as it reflects how effectively the company’s operating results and capital deployment decisions are driving incremental returns, which can be used to generate incremental stockholder returns. At the beginning of each year in the performance cycle, the Compensation Committee sets the annual NOPAT-CC target level for that year. Measuring our performance against an annual goal improves the goal-setting and performance-measurement process by eliminating multi-year goals that are difficult to set, especially in a turbulent economy. We also use our relative TSR as it provides an additional link between incentive pay and stockholder interests, and measures our ability to outperform other companies.

Based on our achievement of the annual NOPAT—CC target, a performance percentage for that year is determined. If the minimum or threshold level is met, the performance percentage is 50%; if the target level is met, the performance percentage is 100%; and if the maximum level is met, the performance percentage is 150%. After the three-year performance cycle, the performance percentages for the three years are averaged. This average is then adjusted based on our achievement of TSR for the three-year performance cycle relative to the S&P 500 (the market-related component). If our TSR for the three-year performance cycle is at or below the 25th percentile of the S&P 500, the average performance percentage of the performance-related component is adjusted down 50 percentage points. If our TSR is at the 50th percentile, there is no change to the average performance percentage. If it is at or above the 75th percentile, the average performance percentage of the performance-related component is increased by 50 percentage points. The adjustments for levels achieved between the 25th, 50th and 75th percentiles are interpolated. These TSR targets and point modifiers were all established at the commencement of the 2008-2010 performance cycle. In 2010, actual results for the NOPAT—CC measure were adjusted for litigation costs and legal settlements, intangible asset impairments, severance payments and the decision not to factor receivables at the end of 2010.

The following table shows the targets for annual NOPAT—CC set by the Compensation Committee at the beginning of 2008, 2009 and 2010, and our actual results for these measures:

NOPAT - CC	Threshold (in millions)	Target (in millions)	Maximum (in millions)	Actual (in millions)		Performance Percentage Achieved
2008	$195.5	$228.3	$261.2	$38.1		0%
2009	$16.0	$84.5	$152.9	$246.9	(1)	150%
2010	$139.7	$196.5	$253.3	$294.1		150%
Average Performance Percentage Earned Over 3-Year Cycle						100%

(1)	Amounts reflect permitted adjustments under the LTIP, as discussed above. The 2009 actual results without adjustments, on which the Compensation Committee based its review for setting 2010 NOPAT-CC performance targets, totaled $186.9 million.

At the time that the goals are set by the Compensation Committee, it is substantially uncertain that they will be achieved. The threshold-level goals can be characterized as “stretch but attainable,” meaning that based on historical performance and current economic conditions, although attainment of this performance level is uncertain, it can reasonably be anticipated that threshold performance may be achieved. The target and maximum goals represent increasingly challenging and aggressive levels of performance. The Compensation Committee materially increased the NOPAT—CC goals for 2010 as compared to 2009, employing these same principles, and considering the improved economic environment and our performance in 2009.

The average performance for each of the years as shown in the table above was adjusted based on our achievement of TSR for the three-year performance cycle relative to the S&P 500. Our TSR for the three-year performance cycle was at the 91st percentile of the S&P 500, and as a result the average performance percentage was increased by 50 percentage points, resulting in an earnout of 150% of the target number of shares earned by each NEO as follows:

LTIP 2008-2010 Performance Cycle Payout

Name	Target Shares Awarded (as of January 1, 2008)	Actual Shares Earned
Robert A. Eckert	308,642	462,963
Kevin M. Farr	67,340	101,010
Neil B. Friedman	140,292	210,438
Bryan G. Stockton	67,340	101,010
Thomas A. Debrowski	67,340	101,010

Annual Stock Option and Time-Vesting RSU Award Grants

In addition to the performance-based RSUs, the Compensation Committee annually awards stock options and time-vesting RSUs, with vesting over three years, and each type of award serving a different purpose. Stock options aim to align the executives’ interest with stockholder interests by providing the opportunity for executives to realize value only when our stock price increases. Furthermore, if the stock price does increase, the three-year vesting period helps to retain executives. However, if our stock price does not rise, then the stock options provide no value to executives. By contrast, time-vesting RSUs have some value regardless of whether our stock price increases or decreases. Moreover, the holders of time-vesting RSUs receive annual cash dividend equivalent payments. As a result, they help to secure and retain executives and instill an ownership mentality over the three-year vesting period. Thus, while both types of awards link our executives’ pay to stockholder value, stock options (and performance-based RSUs under our LTIP) put significant compensation value at risk in relation to increases in stockholder value, while time-vesting RSUs are particularly effective as a retention and stock ownership tool.

In connection with Mr. Stockton’s promotion to Chief Operating Officer and in recognition of his increased responsibilities, Mr. Stockton received a special grant of 39,557 RSUs on January 4, 2011, vesting 50% on the second anniversary of the grant date and the remaining 50% on the third anniversary of the grant date.

Benefits and Perquisites

Retirement Plans

Our NEOs participate in the same broadly based benefit plans as our other U.S. employees. In addition, we provide our NEOs certain executive benefits, which are not provided to other employees generally, to promote tax efficiency and to replace benefit opportunities that are not available to executives because of regulatory limits. These include:

•

The 2005 Supplemental Executive Retirement Plan (the “SERP”), our supplemental, non-qualified pension plan for a limited number of the most senior executives, is intended to provide supplemental retirement income to participants. The SERP provides a competitive retirement benefit and additional security to covered employees, aids in retention and builds long-term commitment to Mattel. In addition, under his employment agreement negotiated at the time he was hired, Mr. Eckert is guaranteed to receive a certain level of total pension benefits, (the “Age 60 Pension”).

•

The Mattel, Inc. Deferred Compensation and PIP Excess Plan (the “DCP”), our non-qualified deferred compensation plan, provides executives and key employees a mechanism to defer compensation in excess of the amounts that are legally permitted to be deferred under our tax-qualified, 401(k) savings plan (the “401(k) Plan”). Together, the 401(k) Plan and the DCP allow participants to set aside amounts as tax-deferred savings for their retirements. The Compensation Committee believes the opportunity to defer compensation is a competitive benefit, enhancing our ability to attract and retain talented managers while building plan participants’ long-term commitment to Mattel. The return on the deferred amounts is linked to the performance of market-based investment choices made available in the plan.

Perquisites and other Personal Benefits

We offer perquisites to our executives to attract and retain top executive talent. Some of the perquisites, like the personal use of corporate aircraft for our CEO and home security services, provide a benefit to Mattel as well as the executive.

Under his employment agreement, our CEO is permitted to make personal use of company aircraft for up to 60 hours per year while he serves as CEO. In deciding to provide this benefit in 2005, the Compensation Committee concluded that providing this benefit as part of Mr. Eckert’s compensation would minimize the disruptions and burdens of his personal travel and provide him with additional flexibility and time to attend to company business notwithstanding his personal travel schedule. In addition, it would provide him with an additional measure of security while traveling.

We provide our executives with a monthly car allowance under our company car program. The car allowance is intended to cover expenses related to the lease, purchase, insurance and maintenance of a vehicle. It is provided to allow our executive officers to fulfill their job responsibilities which involve extensive regional travel to the offices of clients and business partners. We are providing this allowance in lieu of tracking and providing mileage reimbursement to executives that use their vehicles more frequently for business.

In addition, in 2007 in connection with his move to the Los Angeles area from New York, we agreed to provide a monthly housing allowance to Mr. Friedman as a relocation benefit through March 2010. We provided this benefit in order to address the additional cost of living expenses, including housing differentials, double mortgage payments during the transition period and other miscellaneous transition expenses, related to Mr. Friedman’s relocation to the Los Angeles area. In 2007, consistent with our relocation practice for all employees, we also agreed to provide Mr. Friedman with tax gross-up payments on his monthly housing allowance.

Elimination of Tax Gross-Ups

In the past, we have paid or reimbursed executive officers for the amount of certain taxes owed by them relating to the perquisites and benefits. Beginning in June 2009, the Compensation Committee determined it would discontinue tax gross-up payments to our executive officers in connection with perquisites and benefits, which determination was implemented over the course of 2009. We now only continue to provide tax gross-up payments for relocation expenses as we believe relocation expenses are a business-related expense that the executive incurs as a direct result of the company’s request and benefits the company.

Severance and Change-of-Control Provisions

As a key component of our objective to recruit, retain and develop superior management talent, we have employment agreements with all of our NEOs, other than Mr. Stockton, which provide severance and other benefits in the event of terminations by us without cause or by the executive for good reason. In June 2009, we adopted the Severance Plan and simultaneously gave notices to Messrs. Farr, Friedman and Debrowski that their current employment agreements would not be renewed beyond the scheduled expiration dates, which occur through 2012. The Compensation Committee believes that the Severance Plan remains essential to fulfill our objective to recruit, retain and develop key management talent in the competitive market. Such an arrangement enables the company to recruit and retain high-quality new management talent because it provides reasonable protection to the executive in the event that he or she is not retained under specific circumstances. Further, severance provisions in the Severance Plan are intended to facilitate changes in the leadership team by setting terms for the termination of an NEO in advance, thus allowing a smooth transition of responsibilities when it is in the best interest of the company. Change of control provisions in the Severance Plan are intended to allow executives to focus their attention on our business operations in the face of the potentially disruptive impact of a proposed change of control transaction, to assess takeover bids objectively without regard to the potential impact on their own job security and to allow for a smooth transition in the event of a change of control of Mattel. These factors are especially important in light of the executives’ leadership roles at Mattel.

Employment Agreements

As previously discussed, we currently have employment agreements with all of our NEOs, other than Mr. Stockton, which provide severance and other benefits in the event of terminations by Mattel without cause or by the executive for good reason. The employment agreements with our NEOs, other than Mr. Eckert, will expire in 2011 and 2012. The benefits provided under the agreements were negotiated by our executives at the time of their hiring. To be entitled to severance benefits, the executive must execute a general release agreement with Mattel and comply with post-employment covenants to protect our confidential information and not solicit our employees. See “Potential Payments Upon Termination or Change of Control” in this Proxy Statement for information on the severance and other benefits provided to Messrs. Eckert, Farr, Friedman and Debrowski under the employment agreements in the event of terminations by Mattel without cause or by the executive for good reason.

Mr. Friedman’s employment with Mattel terminated on March 25, 2011. In accordance with the terms of Mr. Friedman’s existing employment agreement and the letter agreement dated January 28, 2011, Mr. Friedman will be eligible to receive a cash severance payment of approximately $8 million as well as various other severance benefits, including acceleration of option awards; acceleration of time-vesting RSU awards granted at least six months prior to the termination date; outplacement services, financial counseling and tax preparation services, monthly payments equal to COBRA premiums, and monthly payments in full satisfaction of Mattel’s automobile benefits obligations, through the earlier of (i) three years from the termination date or (ii) the date Mr. Friedman becomes employed in a substantially similar employment position; and credit for three years of service and three years of attained age for purposes of computing benefits under the SERP.

Severance Plan

The Compensation Committee adopted the Severance Plan in order to make our executive severance program for our NEOs below the CEO consistent by eliminating individual employment agreements. The Severance Plan also makes our executive severance program more reflective of current compensation practices and trends. Under the Severance Plan, benefits are only provided if an executive’s employment is terminated by Mattel without cause or by the executive for good reason. No benefits are provided under the Severance Plan if there is only a change of control without a qualifying termination of employment. As compared to the employment agreements, the Severance Plan:

•	eliminates any gross-ups for excise taxes imposed as a result of severance or other payments deemed made in connection with a change of control;

•	reduces the severance multiple from 3X to 2X;

•	shifts from single-trigger equity acceleration in the event of a change of control to double-trigger acceleration for new equity grants;

•	provides that bonuses for the year of termination will be based on actual performance instead of historical performance and will be paid when bonuses are generally paid to employees;

•	increases the post-termination exercise period for options to three years to facilitate personal financial planning;

•	provides for pro-rata vesting of RSU awards to be more consistent with the treatment of options;

•	reduces the provision of health benefits and outplacement services to two years and imposes a $50,000 cap on outplacement services; and

•	eliminates payment of financial counseling and tax preparation services, company car and car allowance and country club dues.

The Compensation Committee believes these changes benefit our stockholders and reduce potential expenses to Mattel, while continuing to provide competitive income security and incentive for the executives to devote the time and energy necessary to complete any potential change of control transaction that may be in the best interest of our stockholders.

Stock Ownership Guidelines

The current targeted stock ownership requirements for our NEOs were established in 2006 as a multiple of base salary converted using an average stock price over the three years prior to 2006 of $17.76. The target levels for each NEO are set forth below. Management Committee members have until the later of December 31, 2011 or five years from the date they become Management Committee members to meet the guidelines. For each NEO, the deadline to meet the guidelines is December 31, 2011.

NEO Minimum Stock Ownership Levels

Name	Targeted Stock Ownership (# of Shares)
Robert A. Eckert	350,000
Kevin M. Farr	80,000
Neil B. Friedman	170,000
Bryan G. Stockton	80,000
Thomas A. Debrowski	80,000

The following shares count toward the targeted stock ownership requirements:

•	shares that are directly owned by the executive;

•	shares that are beneficially owned by the executive, such as shares held in “street name” through a broker or shares held in a trust;

•	RSUs granted to the executive that have vested and will be settled in shares of stock;

•	amounts invested in Mattel stock under the 401(k) Plan; and

•	amounts credited to the executive’s account that are deemed to be invested in Mattel stock under the DCP.

The Compensation Committee monitors progress towards meeting the guidelines, and may take each executive’s progress into account in determining future equity grants. As of December 31, 2010, Messrs. Eckert and Farr had fully met their stock ownership guideline requirements and all of our other NEOs were on track to reach their stock ownership guideline requirements within the applicable timeframe.

Mattel also has an insider trading policy that generally prohibits Board members, officers and employees from engaging in short-term or speculative transactions in Mattel’s shares, including short sales, transactions in publicly-traded options, certain hedging transactions, holding Mattel shares in a margin account, and using Mattel shares owned as collateral for loans.

Recoupment of Compensation

In order to better align participants’ long-term interests with those of Mattel and its subsidiaries and affiliates, our 2010 Plan and our 2005 Plan provide that, subject to certain limitations, Mattel may terminate outstanding grants, rescind exercises, payments or deliveries of shares pursuant to grants, and/or recapture proceeds of a participant’s sale of shares of Mattel common stock delivered pursuant to grants if the participant violates specified confidentiality and intellectual property requirements or engages in certain activities against the interest of Mattel or any of its subsidiaries and affiliates. These provisions apply only to grants made to employees for services as such, and they do not apply to participants following any severance that occurs within 24 months after a change of control.

Our SERP provides that we can take back benefits from an executive who goes to work for one of our competitors or otherwise engages in behavior that is damaging to Mattel. The purpose of this provision is to impose appropriate limitations on the compensation executives receive and retain if they choose to join a competitor, and to align the executives’ compensation with the value they deliver to Mattel, not to prevent executives from leaving Mattel to join a competitor, nor to punish executives who choose to do so.

Our Compensation Committee is continuing its review of additional executive compensation clawback practices, and we expect to implement such clawback practices when further regulatory guidance is provided.

EXECUTIVE COMPENSATION PROCESS & GOVERNANCE

We are committed to having strong governance standards with respect to our compensation programs, procedures and practices. We believe that the following aspects of our compensation programs are indicative of this commitment.

Roles

Independent Compensation Committee

Our executive compensation program is designed and administered under the direction and control of the Compensation Committee. Our Compensation Committee is comprised solely of independent directors, who review and approve our overall executive compensation program, strategy and practices and set the compensation of our senior officers.

Independent Compensation Consultant

Cook & Co. is the Compensation Committee’s independent compensation consultant. Cook & Co. provides a number of services to the Compensation Committee throughout the year, and typically provides a comprehensive review of our compensation programs in May of each year. We have timed their review for mid-year in order to take into account the compensation decisions made at the beginning of the year relating to executives’ past performance and the comparative data that is then available from SEC filings, and thus to better inform the Compensation Committee’s decisions regarding equity awards to be granted in July/August of each year. See “Board Committees – Compensation Committee” section of this Proxy Statement for detailed discussion of the services provided by Cook & Co. in 2010.

CEO and the Human Resources Department

While the Compensation Committee has overall responsibility for establishing the elements, level and administration of our executive compensation program, our CEO and members of our Human Resources Department routinely participate in this process, providing requested data, presentations, analyses and proposals. The CEO generally performs the performance reviews of each Management Committee member and makes recommendations to the Compensation Committee regarding adjustments to base salary, target bonuses and equity award values for the Management Committee members, other than himself. The CEO’s recommendations are one of the factors considered by the Compensation Committee in making its determinations. When appropriate, however, the Compensation Committee meets in an executive session without management, including when the CEO’s compensation is being approved. In performing its duties, the Compensation Committee makes recommendations to the Board regarding the executive compensation program and practices. The Compensation Committee informs the non-management directors of the Board of its decisions regarding compensation for the CEO and other Management Committee members.

Reviews and Process

Market Competitiveness Review

We evaluate the overall competitiveness of our executives’ total direct compensation annually. Although we do not target a specific percentile for any element of our compensation or for our total direct compensation, our executives’ actual compensation is determined primarily by operational and business group financial performance, reflecting our pay-for-performance philosophy. At the commencement of each year, our Human Resources Department collects data regarding pay practices and trends for review by the Compensation Committee.

Annually, the Compensation Committee commissions Cook & Co. to perform a comprehensive market analysis of our executive compensation program and pay levels, which is presented to the Compensation Committee in May. This market analysis is reviewed against the compensation decisions of the Compensation Committee regarding salary and bonus made earlier in the year and the decisions regarding the proposed annual equity award grants to be made in July/August. In May 2010, Cook & Co. reviewed the selection of our comparator peer companies and evaluated our executive total direct compensation pay levels as compared to the executive total direct compensation pay levels at our 18-company comparator peer group (which is discussed below), based on information from their most recent SEC filings. Cook & Co.’s May 2010 report included the base salaries, target and actual annual incentives, bonus leverage, long-term incentives, target and actual total direct compensation and all other compensation for our NEOs as compared to the compensation of their counterparts at our comparator peer group. After giving effect to the increased target bonus opportunities implemented in 2010, total direct compensation for our NEOs is at median of our comparator peer group.

The report also provided an analysis of our annual incentive plan design provisions and found that our annual incentive plan structure is similar to those at our comparator companies with respect to performance measurement and plan leverage. Finally, the report also provided an analysis of our long-term incentive practices. It indicated that similar to our long-term equity incentives, most of our comparator companies also have “balanced” long-term incentive programs, with two or more grant types.

Comparator Peer Group

Our comparator peer group is made up of companies that are category leaders in the consumer products, apparel and fashion, food and beverage, retail and entertainment and leisure industries. We consider Mattel to be a branded consumer products company with franchise brands, and we recognize the value and importance of other category leaders to capture a diverse representation of the various markets and areas in which we compete for executive talent. The Compensation Committee determined that it was appropriate to have a more diverse comparator peer group beyond toy companies, as there are not enough publicly reporting toy companies, and they are generally not comparable to us in size. Our comparator peer companies are comparable to us in their orientation, business model, size (as measured by revenues, net income, employees and market capitalization) and global scale and reach. Compensation paid by this comparator peer group is representative of the compensation we believe is required to attract, retain and motivate our executive talent. The Compensation Committee, in conjunction with Cook & Co., reviews the makeup of this group annually and makes adjustments to the composition of the group as it deems appropriate. The majority of the companies in our comparator peer group have remained the same over the years and the group, therefore, provides a fairly consistent measure for comparing executive compensation. The comparator peer group used in Cook & Co.’s May 2010 report was the same as the comparator peer group used in their 2009 analysis. The comparator peer group generally falls between one-third to three times our size. The comparator peer group was comprised of the following 18 companies:

Mattel’s Comparator Peer Group for Executive Compensation

Avery Dennison Corporation	Fortune Brands, Inc.	Kellogg Company

Avon Products, Inc.	Gap, Inc.	Limited Brands, Inc.

Campbell Soup Company	General Mills, Inc.	Liz Claiborne, Inc.

The Clorox Company	Hasbro, Inc.	Newell Rubbermaid, Inc.

Coach, Inc.	The Hershey Company	NIKE, Inc.

Estee Lauder Companies, Inc.	H.J. Heinz Company	V.F. Corporation

Tally Sheets

As part of the Compensation Committee’s annual compensation review process, our Human Resources Department prepares, and reviews with Cook & Co. and the Compensation Committee, comprehensive tally sheets illustrating the total compensation for the most recent two years for each member of our Management Committee, including the NEOs. The Compensation Committee reviews the tally sheets with the Board. Although tally sheets do not drive individual executive compensation decisions, the tally sheets are used so that the Compensation Committee can be aware of total compensation of Management Committee members. Total compensation includes the executives’ base salary; annual cash incentive awards; equity-based grant values, including performance-based awards, stock options and RSUs; perquisites, retirement benefits and other compensation. The tally sheets also show each Management Committee member’s holdings of our common stock and estimated dividend equivalents, and accumulated value and unrealized gains under prior equity-based compensation awards at various stock prices. In conjunction with the review of tally sheets, the Compensation Committee reviews the potential severance and change-of-control benefits that would be payable to the Management Committee members.

Company-Wide Compensation Risk Assessment

Our Compensation Committee, with the assistance of Cook & Co., annually performs a risk assessment of our company-wide compensation structure, programs and practices to determine whether those programs encourage excessive risk taking. Cook & Co. has advised that our executive compensation program provides an effective balance in cash and equity mix, short- and long-term performance focus, corporate, business unit and individual performance focus, and financial and non-financial performance measurement and discretion. See “Compensation Disclosure—Compensation Risk Review” in this Proxy Statement for a more detailed description of the Compensation Committee’s review of potential pay risk.

Internal Pay Equity

Our compensation practices and decisions are made on substantially the same basis for all of our NEOs. We maintain an executive compensation structure that is based on job levels that assign and align compensation ranges. A job evaluation methodology is used to determine the employees’ job levels that takes into account multiple factors including: knowledge, problem solving and accountability. Each job level has an associated range of compensation that can be awarded to any employees within the job level in a given year, including NEOs. In 2010, each of our NEOs, other than our CEO and our President, Mattel Brands, occupied the same job level, which provided parity in their compensation opportunity, having the same target bonus award level as a percent of base salary and the same long-term incentive target grant value. In 2011, with Mr. Stockton’s promotion to Chief Operating Officer, his compensation was adjusted to reflect his new job level.

Equity Grant Procedures

The Compensation Committee approves all equity grants to the Management Committee members and all executives who are designated as being in the “Executive Leadership Band” in Mattel’s compensation structure. For grants to employees below the Executive Leadership Band, the Board has delegated the authority, subject to certain limitations, to approve annual and off-cycle equity compensation grants (such as grants to employees who are newly hired or newly promoted), to an Equity Grant Allocation Committee. Mr. Eckert is the sole member of the committee.

Like other public companies, we seek to implement equity compensation grant procedures that comply with evolving best practices, taking into account accounting, tax and regulatory requirements, and have adopted the following procedures:

•

Annual Grants. In May, the Compensation Committee reviews and approves the annual equity grant approach. Our Human Resources Department reviews with the Compensation Committee the equity compensation program’s objectives, background, grant approach, grant process, proposed total pool of shares and value to be granted. Specific recommendations regarding the aggregate equity pool to be allocated to employees, the size and value of awards to be granted to employees at different levels, and the recommended grants to be made to the Management Committee members are presented to the Compensation Committee and reviewed by Cook & Co.

The Compensation Committee also sets, and recommends approval by the Board of, the key parameters of the delegation of authority to the Equity Grant Allocation Committee for the annual grants and off-cycle grants to employees below the Executive Leadership Band. Since 2005, the annual equity grant for employees has occurred on August 1st, with stock options having an exercise price equal to the closing price of Mattel common stock on such date. The 2010 annual equity grant timing was consistent with this practice, with the grants occurring on Monday, August 2nd, as August 1st fell on a Sunday.

•

Other Grants. If there are proposed new hire or other equity awards for consideration for executives in the Executive Leadership Band and above, the Compensation Committee will review proposed awards at its next scheduled meeting. If the equity awards are approved, the grant date is the date of such approval or, in certain circumstances, a date following the date of approval.

For annual, new hire and other grants to employees below the Executive Leadership Band, the Equity Grant Allocation Committee receives a report detailing proposed equity awards. The report lists (i) the proposed grants by employee name and position, (ii) the number of RSUs and/or options proposed to be granted, and (iii) whether the grant is within the equity award parameters set by the Compensation Committee. The Equity Grant Allocation Committee reviews the pre-circulated list of proposed grants presented to it and considers and acts upon the proposals by unanimous written consent. If the equity awards are approved, the grant date is the last trading day of the month following the month of hire or promotion or as indicated in the approval.

•	It is Mattel’s practice to grant all of our stock options at an exercise price at least equal to the closing price of Mattel common stock on the grant date.

TAX AND ACCOUNTING CONSIDERATIONS

When reviewing compensation matters, the Compensation Committee considers the anticipated tax and accounting treatment of various payments and benefits to Mattel and, when relevant, to its executives. Section 162(m) of the Internal Revenue Code generally disallows a tax deduction for compensation in excess of $1 million paid to the CEO and the three other most highly compensated NEOs employed at the end of the year (other than the CFO). Certain compensation is specifically exempt from the deduction limit to the extent that it does not exceed $1 million during any fiscal year or is “performance-based” as defined in Section 162(m) of the Internal Revenue Code. Although we have plans that permit the award of deductible compensation under Section 162(m) of the Internal Revenue Code, the Compensation Committee does not necessarily limit executive compensation to the amount deductible under that provision. Rather, it considers the available alternatives and acts to preserve the deductibility of compensation to the extent reasonably practicable and consistent with its other compensation objectives. As a result, most of Mattel’s compensation programs are intended to qualify for deductibility under Section 162(m) of the Internal Revenue Code, including the MIP and LTIP.

Although stock option awards are intended to comply with the exception for “performance-based” compensation under Section 162(m) of the Internal Revenue Code, RSUs and dividend equivalent payments will not comply if no performance conditions are attached to them. Because RSUs are considered to be primarily an incentive for executives to remain with Mattel, the Compensation Committee has historically chosen to make their vesting subject only to continued employment. In doing so, the Compensation Committee recognized that this could result in the loss of some of the income tax deductions that we would otherwise be entitled to take, but determined that this tax consideration was less important than structuring the awards in a way that serves their intended executive retention purpose. The performance-based RSUs under the LTIP are intended to satisfy the Section 162(m) “performance-based” compensation requirements.

Section 409A of the Internal Revenue Code requires programs that allow executives to defer a portion of their current income—such as the DCP and SERP—to meet certain requirements regarding risk of forfeiture and election and distribution timing (among other considerations).

Section 409A of the Internal Revenue Code requires that “nonqualified deferred compensation” be deferred and paid under plans or arrangements that satisfy the requirements of the statute with respect to the timing of deferral elections, timing of payments and certain other matters. Failure to satisfy these requirements can expose employees and other service providers to accelerated income tax liabilities and penalty taxes and interest on their vested compensation under such plans. Accordingly, as a general matter, it is Mattel’s intention to design and administer our compensation and benefits plans and arrangements for all of our employees and other service providers, including our NEOs, so that they are either exempt from, or satisfy the requirements of, Section 409A of the Internal Revenue Code.

Mattel accounts for stock-based compensation in accordance with FASB ASC Topic 718, which requires Mattel to recognize compensation expense for share-based payments (including stock options and other forms of equity compensation). FASB ASC Topic 718 is taken into account by the Compensation Committee in determining to use a portfolio approach to equity grants, awarding both stock options and RSUs.

2010 SUMMARY COMPENSATION TABLE

The following table sets forth information concerning total compensation earned or paid to our NEOs for service in 2010, 2009 and 2008.

Name and Principal Position in 2010	Year	Salary ($)	Stock Awards(1) ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation(2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings(3) ($)	All Other Compensation(4) ($)	Total ($)
Robert A. Eckert	2010	1,250,000	4,098,744	1,860,239	3,250,000	666,801	301,499	11,427,283
Chief Executive Officer	2009	1,250,000	2,899,174	1,843,269	2,500,000	2,153,004	502,893	11,148,340
	2008	1,250,000	4,931,066	1,765,611	0	0	691,988	8,638,665

Kevin M. Farr	2010	725,000	894,268	405,868	1,015,000	227,701	122,950	3,390,787
Chief Financial Officer	2009	725,000	1,632,548	402,168	870,000	871,442	133,817	4,634,975
	2008	725,000	1,075,864	385,225	0	204,534	148,162	2,538,785

Neil B. Friedman(5)	2010	1,000,000	1,863,083	845,563	1,700,000	651,311	181,675	6,241,632
President, Mattel Brands	2009	1,000,000	1,317,802	837,852	1,600,000	1,153,294	269,491	6,178,439
	2008	1,000,000	2,241,395	802,551	0	143,546	342,515	4,530,007

Bryan G. Stockton(6)	2010	750,000	894,268	405,868	1,050,000	948,303	122,746	4,171,185
President, International	2009	750,000	1,632,548	402,168	900,000	838,739	139,140	4,662,595
	2008	750,000	1,075,864	385,225	0	649,837	180,214	3,041,140

Thomas A. Debrowski	2010	710,000	894,268	405,868	994,000	393,076	120,180	3,517,392
Executive Vice President,	2009	710,000	632,545	402,168	852,000	1,029,924	114,430	3,741,067
Worldwide Operations	2008	710,000	1,025,872	337,070	0	559,759	140,787	2,773,488

Footnotes to Summary Compensation Table:

(1)	Amounts shown represent the grant date fair value of stock and option awards granted in the year indicated as computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 9 to Mattel’s Consolidated Financial Statements for 2010 contained in the Form 10-K filed with the SEC on February 24, 2011. The actual value, if any, that an executive may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award, and for options, upon the excess of the stock price over the exercise price, if any, on the date the award is exercised. Thus, there is no assurance that the value, if any, eventually realized by the executive will correspond to the amount shown.

Amounts shown under the “Stock Awards” column include the grant date fair value for the performance-based RSUs awarded in 2008 that are subject to performance conditions based upon the probable outcome of the performance conditions, as described below, and is consistent with the estimate of aggregate compensation cost to be recognized over the service period determined as of the grant date under FASB ASC Topic 718. The performance-based RSUs were awarded as part of the LTIP and have a three-year performance cycle from January 1, 2008 through December 31, 2010. The number of RSUs earned is based on the company financial measure of NOPAT—CC (the performance-related component) measured against annual goals for each year in the three-year performance cycle, which results in a performance percentage for each year that is then averaged for the three-year cycle. This average is then adjusted based on Mattel’s TSR relative to the TSR performance of the S&P 500 over the full three-year performance cycle (the market-related component) to determine the number of RSUs earned. Because the performance-related component is based on separate measurements of our financial performance for each year in the three-year performance cycle, FASB ASC Topic 718 requires the grant date fair value to be calculated at the commencement of each separate year of the performance cycle when the respective performance measures are approved. Consistent with FASB ASC Topic 718, the full grant date fair value for the market-related component, or the TSR adjustment, was determined using a Monte Carlo valuation model on the date the performance-based RSUs were awarded in 2008; therefore, no additional grant date fair value for the market-related component is attributed to the award after 2008.

The table below sets forth the grant date fair value determined in accordance with FASB ASC Topic 718 principles established each year for the performance-related conditions of these awards (i) based upon the probable outcome of the performance-related conditions, and (ii) based upon achieving the maximum level of performance under the performance-related conditions. Also set forth below is the grant date fair value of $3.99 per unit for the market-related component, or the TSR adjustment, determined in 2008. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentives” in this Proxy Statement for a more complete description of the LTIP and actual amounts earned under the 2008-2010 LTIP.

Name	Year	Probable Outcome of Performance Conditions Grant Date Fair Value ($)	Maximum Outcome of Performance Conditions Grant Date Fair Value ($)	Market- Related Component Grant Date Fair Value ($)
Robert A. Eckert	2010	2,265,418	3,398,127	N/A
	2009	1,065,844	1,598,766	N/A
	2008	1,866,255	2,799,383	1,231,482

Kevin M. Farr	2010	494,261	741,392	N/A
	2009	232,547	348,821	N/A
	2008	407,183	610,775	268,687

Neil B. Friedman	2010	1,029,743	1,544,615	N/A
	2009	484,475	726,713	N/A
	2008	848,299	1,272,449	559,765

Bryan G. Stockton	2010	494,261	741,392	N/A
	2009	232,547	348,821	N/A
	2008	407,183	610,775	268,687

Thomas A. Debrowski	2010	494,261	741,392	N/A
	2009	232,547	348,821	N/A
	2008	407,183	610,775	268,687

(2)	Amounts shown represent the performance-based cash compensation earned under the MIP, our annual cash incentive plan. See “Compensation Discussion and Analysis—Elements of Compensation—Annual Performance-Based Cash Incentive Plan” in this Proxy Statement for a detailed discussion of the MIP.

(3)

Amounts shown represent the increase in the pension benefits that the NEOs have earned during the years shown, including those accrued under the 2005 Supplemental Executive Retirement Plan (as amended and restated effective January 1, 2009). For example, the amounts shown for 2010 are determined by subtracting (i) the present value of each executive’s accrued benefits as of December 31, 2009 from (ii) the present value of the executive’s accrued benefits as of December 31, 2010, which are shown in the “2010 Pension Benefits” table below, and are computed in the manner explained in the narrative disclosure to the “2010 Pension Benefits” table. No amount is included with respect to nonqualified deferred compensation earnings, because there were no above-market earnings on nonqualified deferred compensation.

For Mr. Eckert, the changes in pension values are attributable to the following: (a) in 2010, an increase in the discount rate assumptions and the accrual of another year of age and service, (b) in 2009, a decrease in the discount rate assumptions and the accrual of another year of age and service and (c) in 2008, an increase in the discount rate assumptions and a decrease in the offset amount due to the decline of value in Mr. Eckert’s DCP account.

For Mr. Friedman, the change in pension values are attributable to the following: (a) in 2010, an increase in the discount rate assumptions and a reduction in his annuity value since he is now age 63, (b) in 2009, a decrease in the discount rate assumptions and a reduction in his annuity value since he was then age 62 and (c) in 2008, an increase in the discount rate assumptions and an increase in the offset amount to match the benefit described in Part A of the SERP.

Messrs. Eckert’s and Friedman’s SERP arrangements are described in more detail in the “2010 Pension Benefits” table below and the footnotes and narrative disclosure accompanying that table.

(4)	The dollar amounts for each perquisite and each other item of compensation shown in the “All Other Compensation” column and in this footnote represent Mattel’s incremental cost of providing the perquisite to the NEO in question, in each case without taking into account the value of any income tax deduction for which Mattel is eligible. See “Compensation Discussion and Analysis—Elements of Compensation—Benefits and Perquisites” in this Proxy Statement for additional discussions on these benefits. Life insurance premiums paid by Mattel are not included in the table as these amounts are provided to all salaried employees on the same terms. Amounts include the following perquisites and other items of compensation provided to our NEOs in 2010:

	Robert A. Eckert ($)	Kevin M. Farr ($)	Neil B. Friedman ($)	Bryan G. Stockton ($)	Thomas A. Debrowski ($)
Personal use of company aircraft(a)	74,366	0	0	0	0
Relocation expenses	0	0	15,000	0	0
Company car program(b)	30,000	24,000	24,000	24,000	15,229
Other perquisites(c)	47,979	19,238	15,814	11,900	19,843
TOTAL PERQUISITES	152,345	43,238	54,814	35,900	35,072
Contributions by Mattel to 401(k) Plan	28,000	24,500	29,400	28,000	29,400
Contributions by Mattel to DCP	121,154	55,212	87,692	58,846	55,708
Tax gross-up—relocation(d)	0	0	9,769	0	0
TOTAL “ALL OTHER COMPENSATION”	301,499	122,950	181,675	122,746	120,180

(a)	Use of the company aircraft is provided to Mr. Eckert pursuant to the terms of his employment agreement. For purposes of calculating the incremental costs to Mattel of Mr. Eckert’s personal use of company aircraft, Mattel includes the hourly occupied charge, the cost of fuel, any applicable ground costs, any applicable catering costs, landing fees, domestic passenger fees, and federal excise tax charges relating to his personal use of the company aircraft.

(b)	Previously, we provided our key executives a company automobile with Mattel paying the cost of insurance, maintenance and gasoline and the right to buy the car at a nominal price. Executives have been transitioning to a monthly car allowance in lieu of a company car at the end of the lease term. The amount of the monthly allowance is based on the executive’s job level.

(c)	Amounts include the following perquisites that are provided to all of our NEOs: financial counseling and tax return preparation services; physical examination; company-provided home security system; premiums on excess liability insurance provided by Mattel; and personal use of country club membership. Incremental costs to Mattel for these items were determined as the actual amounts credited to, paid to or on behalf of the executive or the portion of costs allocated to the executive’s personal use of a perquisite. For Mr. Eckert, the amount also includes recommended grants and matching charitable donations, under the program described in the “Director Compensation” section in this Proxy Statement and the amount of the cost of insurance for the additional life insurance coverage maintained by Mattel for Mr. Eckert pursuant to the terms of his employment agreement.

(d)	Pursuant to the terms of Mr. Friedman’s letter agreement with Mattel, dated March 27, 2007.

(5)	Mr. Friedman’s employment with Mattel terminated on March 25, 2011.

(6)	Mr. Stockton was promoted to Chief Operating Officer on January 4, 2011.

Narrative Disclosure to Summary Compensation Table:

Employment Agreements

Certain of the compensation reflected in the “2010 Summary Compensation Table” is provided pursuant to employment agreements that we have entered into with Messrs. Eckert, Farr, Friedman and Debrowski and an employment offer letter that we have entered into with Mr. Stockton, in each case at the time the executive was hired or promoted, and which have since been supplemented and amended, or in the case of Mr. Stockton’s letter, superseded by the Severance Plan.

Mr. Eckert’s employment agreement has a term of three years, automatically extended each day by one additional day, so that the remaining term will always be three years, unless Mr. Eckert or Mattel gives notice to the other that the agreement will not be extended. In addition to being eligible for benefits and incentive programs that are not less favorable than those offered to other senior executives, Mr. Eckert’s employment agreement provides for a minimum salary plus certain specified perquisites such as (i) the right to use Mattel aircraft for personal use up to 60 hours per year while he serves as CEO, plus payment of an amount adequate to pay his income taxes on the amount of imputed income he receives as a result of this benefit and the payment of his taxes (which right to tax gross-ups he has waived as of June 1, 2009); (ii) a leased automobile and gasoline credit card (replaced by monthly car allowance as of November 2008), (iii) personal and home security, (iv) first-class travel expenses, (v) financial counseling and tax preparation services and (vi) club memberships and dues.

The employment agreements for Messrs. Farr and Friedman have three-year terms, and the employment agreement for Mr. Debrowski has a two-year term, in each case with automatic monthly extensions unless the executive or Mattel gives notice to the other that the agreement will not be extended and will be terminated. The employment agreements provide that these executives are eligible to participate in various incentive and employee benefit plans as may be in effect from time to time for our executive officers or employees, and specifically provides for a minimum salary plus (i) automobile benefits, (ii) financial counseling services and (iii) membership in one city or country club and related expenses. We have given notice to Messrs. Farr, Friedman and Debrowski of termination of their employment agreements, which will be effective in 2011 for Mr. Debrowski and in 2012 for Messrs. Farr and Friedman. Mr. Friedman’s employment with Mattel terminated on March 25, 2011, and he is entitled to receive severance in accordance with the terms of his employment agreement and letter agreement dated January 28, 2011 (see footnote 9 under the Estimated Potential Payments table for detailed information).

The employment agreements also provide for supplemental pension, severance pay and other benefits which are discussed further under the “2010 Pension Benefits” table (and the narrative disclosure accompanying the table) and the “Potential Payments upon Termination or Change of Control” section in this Proxy Statement below.

GRANTS OF PLAN-BASED AWARDS IN 2010

The following table shows information about the non-equity incentive awards and equity-based awards to our NEOs in 2010.

Name	Grant Date	Committee Action Date(1)	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Market Value of Stock and Option Awards(5) ($)
			Threshold ($)	Target ($)	Maximum ($)
Robert A. Eckert	03/24/2010	03/24/2010	365,625	1,625,000	3,250,000	—	—	—	—
	08/02/2010	05/11/2010	—	—	—	85,271	—	—	1,833,327
	08/02/2010	05/11/2010	—	—	—	—	384,347	21.50	1,860,239
Kevin M. Farr	03/24/2010	03/24/2010	114,188	507,500	1,015,000	—	—	—	—
	08/02/2010	05/11/2010	—	—	—	18,605	—	—	400,008
	08/02/2010	05/11/2010	—	—	—	—	83,857	21.50	405,868
Neil B. Friedman	03/24/2010	03/24/2010	191,250	850,000	1,700,000	—	—	—	—
	08/02/2010	05/11/2010	—	—	—	38,760	—	—	833,340
	08/02/2010	05/11/2010	—	—	—	—	174,703	21.50	845,563
Bryan G. Stockton	03/24/2010	03/24/2010	118,125	525,000	1,050,000	—	—	—	—
	08/02/2010	05/11/2010	—	—	—	18,605	—	—	400,008
	08/02/2010	05/11/2010	—	—	—	—	83,857	21.50	405,868
Thomas A. Debrowski	03/24/2010	03/24/2010	111,825	497,000	994,000	—	—	—	—
	08/02/2010	05/11/2010	—	—	—	18,605	—	—	400,008
	08/02/2010	05/11/2010	—	—	—	—	83,857	21.50	405,868

Footnotes to Grants of Plan-Based Awards Table:

(1)	All actions necessary to approve the annual grants of the stock awards and option awards shown in this table were taken by the Compensation Committee at its meeting on May 11, 2010. As part of that approval and consistent with Mattel’s equity grant procedures, the Compensation Committee determined that the stock and option awards would be granted on August 2, 2010. See “Compensation Discussion and Analysis—Executive Compensation Process & Governance—Equity Grant Procedures” in this Proxy Statement for a more complete description of Mattel’s equity grant procedures.

(2)	The awards shown are the 2010 award opportunities under the MIP, which are expressed as percentages of base salary and were established by the Compensation Committee at its meeting on March 24, 2010. The amounts shown represent the potential value of performance bonus awards that could be earned for 2010 (and paid in 2011) under the MIP for each NEO. For Messrs. Eckert, Farr and Debrowski, 100% of their bonus opportunity for 2010 was tied to the achievement of our company-wide corporate financial measures. For all other NEOs, the mix was 50% corporate financial measures and 50% business group achievement.

The portion of the awards tied to the achievement of our company-wide financial measures was based on achievement of adjusted operating profit, free cash flow and gross margin percentage. Actual bonuses payable under the MIP could be from 0% to 200% of the NEO’s target bonus opportunity based on Mattel’s relative attainment of the pre-established financial measures. At the threshold level of achievement, the percentage that could have been earned was 22.5% of the NEOs’ target bonus opportunity; at the target level of achievement the percentage that could have been earned was 100% of the NEOs’ bonus target opportunity; and at the maximum level of achievement, where the results significantly exceeded the targets, the percentage that could have been earned was 200% of the NEO’s target bonus opportunity. The “threshold” bonus award represents the minimum award other than zero that would be earned if the threshold level of the company adjusted operating profit was achieved. Please also see “Compensation Discussion and Analysis—Elements of Compensation—Annual Performance-Based Cash Incentive Plan” in this Proxy Statement for a more complete description of the MIP. Actual amounts awarded under the MIP to our NEOs for fiscal year 2010 are reflected in the “2010 Summary Compensation Table” in this Proxy Statement.

(3)	The awards shown are time-vesting RSUs issued under our 2010 Plan that vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date, subject to continued service with Mattel.

(4)	The awards shown are stock options issued under our 2010 Plan that vest 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date and 34% on the third anniversary of the grant date, subject to continued service with Mattel.

(5)	Amounts shown represent the fair market value per share as of the grant date of the award (determined pursuant to FASB ASC Topic 718) multiplied by the number of shares. For a discussion of the assumptions made in the valuation reflected in these amounts, see Note 9 to Mattel’s Consolidated Financial Statements for 2010 contained in the Form 10-K filed with the SEC on February 24, 2011. Regardless of the value on the grant date, the actual value will depend on the market value of our common stock on a date in the future when an award vests or stock option is exercised.

Narrative Disclosure to Grants of Plan-Based Awards Table Relating to Performance-Based RSUs Pursuant to the 2008-2010 LTIP

We awarded performance-based RSUs pursuant to the 2008-2010 LTIP in March 2008 to each of the NEOs, and they were earned and converted into shares based on our performance over the performance period from January 1, 2008 through December 31, 2010. Because the performance-based RSUs were awarded in fiscal year 2008, such awards are not shown in the “Grants of Plan-Based Awards in 2010” table above. Because the performance-related component of these awards is based on the average of our financial performance for each year in the three-year performance cycle, FASB ASC Topic 718 requires grant date fair value to be calculated at the commencement of each separate year of the performance cycle based on the probable outcome at the commencement of the year of the performance-related component for that year. As a result, the “2010 Summary Compensation Table” includes as compensation for 2010 the grant date fair value of a portion of the 2008-2010 performance-based RSUs based on the probable outcome of the performance-related component of the award for fiscal 2010. See the “2010 Summary Compensation Table” in this Proxy Statement for further information regarding the determination of the grant date fair value of these awards, based on 2010 performance, assuming probable outcome of such performance conditions and, as shown in the footnote, (i) assuming maximum achievement of these performance conditions and (ii) concerning the grant date fair value determination for the market-related component, or the TSR adjustment, which was determined on the date the performance-based RSUs were awarded in 2008.

OUTSTANDING EQUITY AWARDS AT 2010 YEAR-END

The following table shows the outstanding equity-based awards that were held by our NEOs as of December 31, 2010.

Name	Option Awards					Stock Awards
	Grant Date for Options(1)	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)
Robert A. Eckert						697,278	17,731,780
	08/02/2010	0	384,347	21.5000	08/02/2020
	07/31/2009	163,956	332,882	17.5800	07/31/2019
	08/01/2008	319,261	164,468	20.4800	08/01/2018
	08/01/2007	225,000	0	23.5800	08/01/2017
	08/01/2006	300,000	0	17.9400	08/01/2016
	08/01/2005	375,000	0	18.7100	08/01/2015
	04/30/2004	375,000	0	16.9600	04/30/2014
	07/31/2003	375,000	0	19.4300	07/31/2013
	05/22/2002	375,000	0	20.0400	05/22/2012
Kevin M. Farr						209,017	5,315,302
	08/02/2010	0	83,857	21.5000	08/02/2020
	07/31/2009	35,772	72,629	17.5800	07/31/2019
	08/01/2008	69,657	35,884	20.4800	08/01/2018
	08/01/2007	46,875	0	23.5800	08/01/2017
	08/01/2006	62,500	0	17.9400	08/01/2016
	08/01/2005	125,000	0	18.7100	08/01/2015
	04/30/2004	125,000	0	16.9600	04/30/2014
	07/31/2003	125,000	0	19.4300	07/31/2013
	05/22/2002	85,000	0	20.0400	05/22/2012
Neil B. Friedman						316,945	8,059,911
	08/02/2010	0	174,703	21.5000	08/02/2020
	07/31/2009	74,525	151,311	17.5800	07/31/2019
	08/01/2008	145,118	74,759	20.4800	08/01/2018
	08/01/2007	112,500	0	23.5800	08/01/2017
	08/01/2006	150,000	0	17.9400	08/01/2016
	08/01/2005	250,000	0	18.7100	08/01/2015
	04/30/2004	250,000	0	16.9600	04/30/2014
	07/31/2003	250,000	0	19.4300	07/31/2013
	05/22/2002	150,000	0	20.0400	05/22/2012
Bryan G. Stockton						209,017	5,315,302
	08/02/2010	0	83,857	21.5000	08/02/2020
	07/31/2009	35,772	72,629	17.5800	07/31/2019
	08/01/2008	69,657	35,884	20.4800	08/01/2018
	08/01/2007	37,500	0	23.5800	08/01/2017
	08/01/2006	50,000	0	17.9400	08/01/2016
	08/01/2005	100,000	0	18.7100	08/01/2015
	04/30/2004	100,000	0	16.9600	04/30/2014
	07/31/2003	125,000	0	19.4300	07/31/2013
	05/22/2002	75,000	0	20.0400	05/22/2012
Thomas A. Debrowski						150,913	3,837,718
	08/02/2010	0	83,857	21.5000	08/02/2020
	07/31/2009	35,772	72,629	17.5800	07/31/2019
	08/01/2008	60,949	31,399	20.4800	08/01/2018
	08/01/2007	37,500	0	23.5800	08/01/2017
	08/01/2006	50,000	0	17.9400	08/01/2016
	08/01/2005	100,000	0	18.7100	08/01/2015
	04/30/2004	100,000	0	16.9600	04/30/2014
	07/31/2003	100,000	0	19.4300	07/31/2013
	05/22/2002	85,000	0	20.0400	05/22/2012

Footnotes to Outstanding Equity Awards at 2010 Year-End Table:

(1)	The options are scheduled to vest and become exercisable 33% on the first anniversary of the grant date, 33% on the second anniversary of the grant date and 34% on the third anniversary of the grant date.

(2)	The number shown includes time-vesting RSUs and performance-based RSUs.

Performance-based RSU shares were earned by each NEO as of December 31, 2010 under the 2008-2010 LTIP, subject to such NEO’s continued employment with Mattel through the date of settlement. See “Compensation Discussion and Analysis—Elements of Compensation—Long-Term Equity Incentives” in this Proxy Statement for a more complete description of these performance-based RSUs and actual performance-based RSU shares earned. The performance-based RSU shares were settled and paid in shares on February 9, 2011, and are thus no longer outstanding.

The time-vesting RSU awards vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date. For Messrs. Farr and Stockton, the additional grant in July 2009 to each of them of 56,883 RSUs vest 100% on the fifth anniversary of the grant date. The outstanding RSUs shown in the table vest as follows:

Name	Total Amount Vesting on 8/1/2011	Total Amount Vesting on 7/31/2011 and 7/31/2012	Total Amount Vesting on 8/2/2012 and 8/2/2013	Total Amount Vesting on 7/31/2014
Robert A. Eckert	44,759	104,285	85,271
Kevin M. Farr	9,766	22,753	18,605	56,883
Neil B. Friedman	20,345	47,402	38,760
Bryan G. Stockton	9,766	22,753	18,605	56,883
Thomas A. Debrowski	8,545	22,753	18,605

(3)	Amounts are calculated by multiplying the number of units shown in the table by $25.43 per share, which is the closing price of our common stock on December 31, 2010.

OPTION EXERCISES AND STOCK VESTED IN 2010

The following table gives information for (1) options exercised in 2010, and (2) stock awards vesting in 2010, in each case for our NEOs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
Robert A. Eckert	1,000,000	10,100,927	94,759	2,005,100
Kevin M. Farr	25,000	246,578	20,265	428,807
Neil B. Friedman	0	0	45,345	959,500
Bryan G. Stockton	45,000	342,954	18,265	386,487
Thomas A. Debrowski	0	0	17,045	360,672

Footnotes to Option Exercises and Stock Vested Table:

(1)	Amounts are calculated by multiplying the number of underlying shares by the market price of the shares upon exercise of the stock options net of the exercise price of the stock options.

(2)	The shares acquired on vesting do not include any of the performance-based RSUs, as these shares did not vest until the settlement date of February 9, 2011.

(3)	Amounts are calculated by multiplying the number of shares underlying RSUs vested by the closing price of Mattel common stock on the date of vesting, or if the stock market was closed on the date of vesting, by the closing price of Mattel common stock on the next preceding day on which the stock market was open, in accordance with the terms of the 2005 Plan.

2010 PENSION BENEFITS

The following table shows the lump sum present value of the accumulated benefit of each NEO under the applicable pension plans as of December 31, 2010. See also the section below entitled “Potential Payments Upon Termination or Change of Control.”

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During 2010 ($)
Robert A. Eckert(1)	Mattel, Inc. 2005 Supplemental Executive Retirement Plan	10.63	10,470,198	—
	Age 60 Pension under Employment Agreement	10.63	1,124,411	—

Kevin M. Farr	Mattel, Inc. 2005 Supplemental Executive Retirement Plan	19.16	4,899,368	—

Neil B. Friedman(2)	Mattel, Inc. 2005 Supplemental Executive Retirement Plan	13.76	8,232,948	—
	Fisher-Price Pension Plan	9.00	276,860	—
	Fisher-Price Excess Benefit Plan	8.00	2,220,530	—

Bryan G. Stockton	Mattel, Inc. 2005 Supplemental Executive Retirement Plan	10.15	4,143,165	—

Thomas A. Debrowski	Mattel, Inc. 2005 Supplemental Executive Retirement Plan	10.13	4,562,518	—

Footnotes to Pension Benefits Table:

(1)	The amount shown for Mr. Eckert’s benefit under his Age 60 Pension represents the incremental amount, above the amount of his benefit under the SERP, to which he is entitled under the Age 60 Pension provision of his employment agreement. See the narrative disclosure to the “2010 Pension Benefits” table for details.

(2)	The amount shown for Mr. Friedman’s benefit under the SERP reflects the reduction of that benefit by the benefits under the Fisher-Price pension plans shown immediately below. See the narrative disclosure to the “2010 Pension Benefits” table for details.

Narrative Disclosure to Pension Benefits Table

Subject to the satisfaction of age and service requirements, all of our NEOs are eligible for pension benefits under the SERP, which is a nonqualified defined benefit pension plan, described below. Messrs. Eckert and Friedman are eligible for other pension benefits, which are also described below.

Description of SERP Benefits

The SERP provides for supplemental retirement benefits, which are intended to help retain selected key Mattel executives by providing them with retirement benefits more consistent with current competitive practices.

The SERP provides that a participant will forfeit all SERP benefits upon a termination of employment for cause. The SERP also provides that Mattel may impose a forfeiture of future SERP benefits and a recapture of SERP benefits previously paid if the participant engages in certain behaviors that are harmful to Mattel during or after employment.

The benefits to our NEOs under the SERP are computed as a yearly benefit for the participant’s lifetime beginning at age 60 equal to: the product of (i) 60% of the participant’s final average compensation, times (ii) the lesser of (a) one, or (b) a fraction equal to the participant’s credited months of service, up to 180, divided by 180; less any offsets for certain actual and deemed rates of employer contributions to the participant’s accounts under the 401(k) Plan and the DCP and earnings thereon, and for any benefits to which the participant is entitled under the Fisher-Price Pension Plan and the Fisher-Price Excess Benefit Plan.

For these purposes, final average compensation includes the participant’s base salary, bonuses paid under the MIP, and any special achievement bonuses that the Compensation Committee designates to be taken into account for these purposes, during the 36 consecutive months, out of the last 120 consecutive months of employment, during which these amounts are the highest.

The SERP benefit for a participant whose employment terminates after age 55 but before age 60, is reduced by 0.4167% for each month by which the participant’s age at termination is less than 60. Except as noted below, in order to receive benefits under the SERP, a participant must complete five years of service with Mattel and attain age 55, except that death and disability benefits are paid if the participant dies or becomes disabled after attaining age 45, subject to offset for long-term disability benefits.

Upon a change of control, the requirement to complete five years of service with Mattel and attain age 55 in order to receive any SERP benefits is waived. In addition, the provision for forfeiture and recapture of SERP benefits described above does not apply following a termination of employment during the 18-month period after a change of control.

Calculation of SERP Benefits Shown in Table

The SERP benefits shown in the table above represent the benefits that the executives have earned, based on their service and compensation through December 31, 2010, but assuming that they retire at age 60, which is the earliest date on which they may retire without reduction in the SERP benefit, or, for Mr. Friedman, assuming that he retires at age 63. Mr. Friedman’s employment with Mattel terminated on March 25, 2011. Other than Messrs. Friedman and Debrowski, our NEOs have not reached 60 years of age.

Except as explained below, we used the same assumptions in computing the above amounts as we use for financial reporting purposes, including a discount rate of 5.48% and the 2010 Internal Revenue Service static table. The benefits are calculated in accordance with the SEC’s rules and the provisions of the SERP, as follows:

(1)	determine the gross benefit expressed as a single life annuity, using the SERP’s final average compensation formula and the executive’s service and compensation through December 31, 2010;

(2)	reduce this annuity by an amount attributable to Mattel’s contributions to the executive’s account in the 401(k) Plan and DCP, as follows:

•	determine the portion of the executive’s account balance(s) as of December 31, 2010 that is attributable to Mattel’s contributions to the defined contribution plans and earnings;

•	roll forward the balance(s) from December 31, 2010 to the date the participant reaches age 60 based on an assumed Stable Value Fund return of 5%;

•	convert the foregoing total into an age 60 single life annuity, using the mortality table prescribed under Section 417(e)(3) of the Internal Revenue Code and an interest rate of 6.5%; and

•	subtract that annuity from the gross benefit computed in step 1 to determine the participant’s SERP benefit;

(3)	for Mr. Friedman only, further reduce his annuity by his benefits under the Fisher-Price pension plans, expressed as a single life annuity payable at age 60; and

(4)	convert the reduced annuity amount from step 2 (and step 3 for Mr. Friedman) to a lump sum present value as of December 31, 2010.

In order to make the calculation in step 2, we had to project what the overall rate of return on the Stable Value Fund would be from December 31, 2010 through each executive’s 60th birthday (and, with respect to Messrs. Friedman and Debrowski, their actual age as of December 31, 2010). We assumed a rate of return of 5%, which is a conservative long-range rate of return consistent with the performance of the Stable Value Fund during the last ten years.

Mr. Eckert’s Pension Benefits

Mr. Eckert is eligible to receive benefits under the SERP. Under Mr. Eckert’s employment agreement, if his employment is terminated by Mattel without cause or by him for good reason, or if he resigns within the 30-day period immediately following the six-month anniversary of a change of control, he will be credited with an additional three years of age and service for purposes of determining his SERP benefit.

Under his employment agreement, Mr. Eckert is guaranteed to receive total pension benefits equal to the Age 60 Pension amount described below, taking into account his benefits under the SERP. The table above shows his accrued benefit under the SERP as of December 31, 2010, which was less than the amount required under the Age 60 Pension. Accordingly, as of December 31, 2010, he also had an accrued benefit under his Age 60 Pension (also shown in the table above).

The basic benefit under the Age 60 Pension is determined as an annual benefit, expressed in the form of a single life annuity beginning at age 60, equal to 35% of the greater of (x) his average annual compensation and (y) $2.5 million.

•

Generally, for these purposes, his average annual compensation will equal (1) the average of his salary for the three final years, plus (2) the average of the two highest of his five most recent annual bonuses.

•

However, if Mr. Eckert terminates employment before or after reaching age 60 under circumstances entitling him to severance under his employment agreement, his average annual compensation is calculated as if he received three more years of base pay at the final level and three years of bonuses based on the severance calculation.

If Mr. Eckert’s employment is terminated by Mattel for cause or he resigns without good reason before he reaches age 60, the Age 60 Pension benefit is reduced by 3% for each full year that he falls short of age 60. If he commences payment prior to age 60 for any reason, the Age 60 Pension benefit is reduced by 3% for each full year that he falls short of age 60 (except in the event that Mattel experiences a change of control). Mr. Eckert’s Age 60 Pension will be paid in the same form as his benefit under the SERP is paid.

As of December 31, 2010, Mr. Eckert was 56 years old and had 10.63 years of credited service, all of which represent actual service with Mattel.

Mr. Friedman’s Pension Benefits

Mr. Friedman is eligible to receive benefits under the SERP. Under Mr. Friedman’s employment agreement, if his employment is terminated by Mattel without cause or by him for good reason, or if he resigns within the 30-day period immediately following the six-month anniversary of a change of control, he will be credited with an additional three years of age and service for purposes of determining his SERP benefit.

As explained above, any benefit that Mr. Friedman may receive under the SERP will be computed with an offset for his benefits under the Fisher-Price pension plans (also reflected in the table above). Mr. Friedman’s benefits under the Fisher-Price pension plans are determined under the applicable plan provisions, based on Mr. Friedman’s compensation and service as of December 31, 2005 and assuming that he retires at age 65, which is the normal retirement date under the plans.

The Fisher-Price Pension Plan is a tax-qualified defined benefit plan under which participants receive benefits based upon a percentage of their eligible pay for each year of their participation in the plan. Eligible compensation includes taxable wages, salary, bonuses under sales and management incentive bonus arrangements, as well as overtime, shift differentials, vacation pay, sick pay, jury duty pay, bereavement pay, and elective deferrals under tax-qualified 401(k) plans such as the 401(k) Plan.

The Internal Revenue Code imposes a limit on the amounts that may be accrued under tax-qualified defined benefit plans. Any amount that would accrue under the Fisher-Price Pension Plan in excess of these limits is instead provided under the Fisher-Price Excess Benefit Plan. The Fisher-Price Excess Benefit Plan also makes up any loss in benefits under the Fisher-Price Pension Plan as a result of the deferral of compensation pursuant to a nonqualified deferred compensation plan.

Mr. Friedman is fully vested in his benefits under the Fisher-Price pension plans. He ceased accruing additional benefits under these plans at the end of 2005, when he transferred to the Mattel payroll. If he retires at or after age 65, he will receive his full benefits; if he retires before age 65, he will be entitled to receive his full benefits beginning at age 65 or an actuarially reduced benefit beginning any time before he reaches age 65. The actuarial reduction is 0.5% for each month between the date he begins to receive the benefits and age 65. Benefits under the Fisher-Price Pension Plan are payable in one of the following forms, as elected by the participant: a single life annuity; a single life annuity with a minimum of ten years’ payments; or a 50% joint and survivor annuity with the participant’s spouse. Benefits under the Fisher-Price Excess Plan are payable in a lump sum only.

As of December 31, 2010, Mr. Friedman was 63 years old and, for purposes of the SERP, had 13.76 years of credited service, all of which represent actual service with Mattel and Fisher-Price. Mr. Friedman’s employment with Mattel terminated on March 25, 2011, and he is entitled to receive severance in accordance with the terms of his employment agreement and letter agreement dated January 28, 2011 (see footnote 9 under the Estimated Potential Payments table for detailed information).

SERP Benefits of Other NEOs

Mr. Farr will be eligible to receive benefits under the SERP if the plan’s age and service requirements are met. Under Mr. Farr’s employment agreement, if his employment is terminated by Mattel without cause or by him for good reason, or if he resigns within the 30-day period immediately following the six-month anniversary of a change of control, he will be credited with an additional three years of age and service for purposes of determining his SERP benefit. After a change of control, the requirement to attain age 55 and five years of service with Mattel in order to receive any SERP benefits no longer applies. As of December 31, 2010, Mr. Farr was 53 years old and had 19.16 years of credited service, all of which represent actual service with Mattel.

Mr. Debrowski is eligible to receive benefits under the SERP. Under Mr. Debrowski’s employment agreement, if his employment is terminated by Mattel without cause or by him for good reason within 18 months after a change of control or if he resigns within the 30-day period immediately following the six-month anniversary of a change of control, he will be credited with an additional two years of age and service for purposes of determining his SERP benefit. As of December 31, 2010, he was 60 years old and had 10.13 years of credited service, all of which represent actual service with Mattel.

Mr. Stockton is eligible to receive benefits under the SERP. Under the Severance Plan in which Mr. Stockton participates, if his employment is terminated by Mattel without cause or by him for good reason, he will be credited with an additional two years of age and service for purposes of determining his SERP benefit. As of December 31, 2010, he was 57 years old and had 10.15 years of credited service, all of which represent actual service with Mattel.

2010 NONQUALIFIED DEFERRED COMPENSATION

The following table shows the deferred compensation benefits accrued by our NEOs as of December 31, 2010.

Name	Plan	Executive Contributions in 2010(1) ($)	Registrant Contributions in 2010(2) ($)	Aggregate Earnings in 2010(3) ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at End of 2010(4) ($)
Robert A. Eckert	DCP Deferred RSUs	60,577	121,154	345,040 3,735,801	—	2,310,489 17,431,451
Kevin M. Farr	DCP	30,115	55,212	516,496	—	3,163,951
Neil B. Friedman	DCP	43,846	87,692	252,163	—	1,641,570
Bryan G. Stockton	DCP	98,077	58,846	240,548	—	1,433,593
Thomas A. Debrowski	DCP	27,854	55,708	192,809	—	1,241,369

Footnotes to Nonqualified Deferred Compensation Table:

(1)	Represents the amounts that the NEOs elected to defer in 2010 under the DCP. The DCP is described in more detail below. These amounts represent compensation earned by the NEOs in 2010, and are therefore also reported in the appropriate columns in the “2010 Summary Compensation Table” above.

(2)	Represents the amounts credited in 2010 as company contributions to the accounts of our NEOs under the DCP. These amounts represent automatic contributions and matching contributions as described in the narrative disclosure below; no company discretionary contributions were made. These amounts are also reported in the “2010 Summary Compensation Table” above under the “All Other Compensation” column.

(3)	For the DCP amounts shown, represents the net amounts credited to the DCP accounts of our NEOs as a result of the performance of the investment vehicles in which their accounts were deemed invested, as more fully described in the narrative disclosure below. For the 685,468 deferrable RSUs granted to Mr. Eckert in 2000 (“Deferred RSUs”), represents the change in the price of Mattel common stock between December 31, 2009 and December 31, 2010, multiplied by 685,468 or the shares of Mattel common stock underlying such Deferred RSUs. These amounts do not represent above-market earnings, and thus are not reported in the “2010 Summary Compensation Table.”

(4)	For the DCP amounts shown, represents the amounts of the DCP account balances at the end of 2010 for each of our NEOs. The amounts that were previously reported as compensation for each NEO in the Summary Compensation Table in previous years are as follows:

Name	Aggregate Amounts Previously Reported
Robert A. Eckert	536,058
Kevin M. Farr	564,920
Neil B. Friedman	415,385
Bryan G. Stockton	498,712
Thomas A. Debrowski	255,601

For the Deferred RSUs amount shown, calculated based on a $25.43 per share closing price of Mattel common stock on December 31, 2010, multiplied by 685,468 or the shares of Mattel common stock underlying such Deferred RSUs.

Narrative Disclosure to Nonqualified Deferred Compensation Table:

DCP

The DCP allows participants to defer the amounts listed below. All amounts deferred under the DCP are reflected in book-keeping accounts.

•	Amounts that a participant elects to defer, including:

•	any amounts that could be deferred under the 401(k) Plan, but for tax code limitations;

•	up to 75% of base salary, effective as of January 1, 2009 (up to 90% of base salary prior to January 1, 2009); and

•	up to 100% of annual MIP cash incentive compensation.

•

Company automatic contributions equal to the automatic contributions that would have been made to the 401(k) Plan, but for tax code limitations. The formula for these contributions currently is a percentage of base salary, based on the participant’s age, as follows:

•	at least 20 but less than 30 years: 3%;

•	at least 30 but less than 40 years: 4%;

•	at least 40 but less than 45 years: 5%;

•	at least 45 but less than 50 years: 6%;

•	at least 50 but less than 55 years: 7%; or

•	55 years or more: 8%.

•	Company matching contributions of 100% of the first 2% of the participant’s elective deferrals and 50% of the next 4% of the participant’s elective deferrals.

The amounts deferred under each participant’s DCP accounts are deemed to be invested in investments chosen by the participant from a range of choices. Currently, the choices include (i) interest at a rate that is reset annually and is below 120% of the applicable federal long-term rate with compounding; (ii) deemed investment in Mattel common stock (sometimes referred to as “phantom stock”); and (iii) deemed investment in any of ten externally managed institutional funds, including equity and bond mutual funds. The rates of return of the investment options under the DCP for 2010 ranged from 0% to 31.44%. Mattel retains the right to change, at Mattel’s discretion, the available investment options.

The investment options and their annual rates of return for the calendar year ended December 31, 2010 are contained in the following table.

Name of Investment Option	Rate of Return in 2010
Hartford Money Market HLS—Class 1A	0%
GS Standard Fixed Income Division	7.68%
HIMCO Aggregate Bond Index Division	6.43%
Hartford Stock HLS—Class 1A	14.80%
HIMCO S&P 500 Index Division	15.04%
American Funds Growth—Class 2	18.68%
Vanguard VIF Mid Cap Index	25.37%
NT Russell 2000 Index Division	26.73%
American Funds Global Growth—Class 2	10.60%
American Funds International—Class 2	5.87%
Mattel Stock	31.44%

The participant and company contributions are credited to book-keeping accounts for the participants, and the balances of these accounts are adjusted to reflect, in the case of participants who choose (i) above, the applicable interest rate, and in the case of participants who choose (ii) or (iii) above, the gains or losses that would have been obtained if the contributions had actually been invested in Mattel common stock or the applicable externally managed institutional fund, respectively. In the case of (ii) and (iii), there is no markup over the market rates of return that would have been obtained on investments in Mattel common stock or the externally managed institutional funds. With regard to the phantom stock, when Mattel pays dividends on its common stock, the phantom stock accounts are not credited at a higher rate than is paid to holders of Mattel common stock. Thus, the participants’ accounts do not have any “above-market earnings or preferential earnings” as defined in applicable SEC rules and regulations.

We set aside funds to cover our obligations under the DCP in a trust. However, the assets of the trust belong to Mattel and are subject to the claims of Mattel’s creditors in the event of bankruptcy or insolvency.

In September 2008, the Board approved technical amendments to the DCP to comply with Section 409A of the Internal Revenue Code. The amended DCP consists of two plan documents: the first plan document (“Existing Plan Document”) governs amounts deferred under the plan on or prior to December 31, 2004 and that are exempt from Section 409A, and a second plan document (“New Plan Document”) governs amounts deferred under the plan on or after January 1, 2005 and that are subject to Section 409A.

The New Plan Document requires participants to make annual deferral and distribution elections prior to the beginning of each calendar year, although newly-hired participants generally may elect to defer base salary earned during the year in which they are hired. A participant may elect to receive his or her annual account balance on a scheduled withdrawal date, upon the participant’s death or upon termination of employment, with payments made in up to 15 annual installments depending on the participant’s elections. Under the New Plan Document, participants will receive a distribution of their post-2005 account balances upon the occurrence of a change of control (as defined under Section 409A), and participants may receive accelerated distributions of such amounts in the event of a hardship.

The Existing Plan Document provides participants with more flexibility to make deferral and distribution elections and to change their existing elections. Under the Existing Plan Document, participants may receive their pre-2005 account balances on a scheduled withdrawal date, upon the participant’s death or upon termination of employment, with payments made in up to 15 annual installments depending on the participant’s elections. The Existing Plan Document also allows participants to receive accelerated distributions of their pre-2005 account balances in the event of a hardship or for any other reason, subject to a partial forfeiture of the participant’s account balance in the event of a non-hardship accelerated distribution.

Deferred RSUs

Pursuant to Mr. Eckert’s employment agreement, Mr. Eckert received a grant of deferrable RSUs (without dividend equivalent rights) for 685,468 underlying shares of Mattel common stock in 2000 (“Deferred RSUs”). The grant was made to compensate Mr. Eckert for a grant of restricted stock he forfeited by leaving his previous employer. One-fourth of the Deferred RSUs vested on each of June 30, 2000, January 31, 2001, January 31, 2002 and June 30, 2008. The shares issuable as a result of the vesting of such Deferred RSUs will be delivered by Mattel to Mr. Eckert by the earlier of: (A) April 1 of the year that next follows the end of the calendar year during which Mr. Eckert ceases to be employed by Mattel; or (B) 13 months following the earliest date when the entire payment would be tax deductible under all pertinent federal tax laws, including Section 162(m) of the Internal Revenue Code, without affecting the deductibility of $1 million of Mr. Eckert’s base salary in any year, as determined by the reasonable belief of the Compensation Committee. The annual rate of return of Mattel common stock (with no dividend) for the calendar year ended December 31, 2010 is 27.28%.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE OF CONTROL

Each of our NEOs, other than Mr. Stockton, has an employment agreement that provides for severance payments and benefits to be provided in connection with certain terminations of employment. In 2009, the Compensation Committee determined to phase out the existing employment agreements for all NEOs other than Mr. Eckert, and implement a revised severance program. Thus, in June 2009, we adopted the Severance Plan. Currently, only Mr. Stockton is a participant in the Severance Plan. Mr. Farr will commence participation in the Severance Plan as of September 1, 2012 and Mr. Debrowski will commence participation in the Severance Plan as of September 1, 2011. We summarize below the severance and change-of-control arrangements in effect as of December 31, 2010 pursuant to the terms of the employment agreements, the Severance Plan and pursuant to the terms of other plans and agreements with relevant severance and change-of-control provisions (e.g., the equity award plans and agreements). We also provide estimated values for the payments and benefits that our NEOs would have received in connection with a termination of their employment or a change of control, assuming that event had occurred on December 31, 2010.

Employment Agreement and Severance Plan

Severance Payments and Benefits

Under the employment agreements of Messrs. Eckert, Farr, Friedman and Debrowski, if the executive’s employment is terminated by Mattel without cause or by the executive for good reason (hereinafter referred to as “involuntary termination”), the executive will be entitled to:

•

a cash lump sum severance payment based on a multiple (three for Messrs. Eckert, Farr and Friedman, and two for Mr. Debrowski) of the sum of the executive’s base salary and an amount representing the executive’s annual MIP bonus (see footnotes under the “Estimated Potential Payments” table below for details of the annual MIP bonus calculation);

•	a cash lump sum payment representing such executive’s pro-rata MIP bonus;

•

payment of a monthly amount equal to the COBRA premiums for up to the maximum period provided in such NEO’s employment agreement (i.e., three years for Messrs. Eckert, Farr and Friedman and two years for Mr. Debrowski);

•

accelerated vesting of all then unvested stock options with extended exercise periods, if applicable (see footnotes under the “Estimated Potential Payments” table below for details of the extended exercise periods);

•

accelerated vesting of all then unvested time-vesting RSUs for Mr. Eckert and accelerated vesting of all then unvested time-vesting RSUs granted at least six months prior to the termination date for Messrs. Friedman and Debrowski, pursuant to our RSU award agreements, due to Messrs. Friedman’s and Debrowski’s deemed retirement because of their age and years of service with Mattel;

•	additional credits in SERP benefits (see narrative disclosure to the “2010 Pension Benefits” table above for detailed disclosure of the terms); and

•	certain fringe benefits (see footnotes under the “Estimated Potential Payments” table below for details of the fringe benefits).

In each case, in order to be entitled to severance benefits, the executive will be required to execute a general release agreement with Mattel and, in certain circumstances, comply with post-employment covenants to protect our confidential information, not to accept employment with or provide services to a competitor for as long as the executive is receiving payments and benefits or solicit our employees for as long as the executive is receiving payments and benefits and for 12 months thereafter. Mr. Eckert must not solicit our employees prior to the earlier of (i) 12 months after the executive receives any payments and benefits under his employment agreement or (ii) three years after termination of employment.

Mr. Friedman’s employment with Mattel terminated on March 25, 2011. Mr. Friedman’s termination of employment constituted a termination for “good reason” under his existing employment agreement, entitling him to severance benefits set forth in that agreement, including a lump sum severance payment of approximately $8 million and various other severance benefits, as described in a letter agreement with Mattel dated January 28, 2011 regarding the terms of his separation from Mattel.

Under the Severance Plan, if Mr. Stockton is involuntarily terminated, he will be entitled to:

•

severance, paid in equal installments over two years, equal to two times the sum of Mr. Stockton’s base salary and an amount representing his annual MIP bonus (see footnotes under the “Estimated Potential Payments” table below for details of the annual MIP bonus calculation);

•	a pro-rata MIP bonus, paid at the time such bonuses are generally paid to employees;

•	payment of a monthly amount equal to the COBRA premiums for up to two years;

•

accelerated vesting of all then unvested stock options with extended exercise periods, pursuant to our option award agreements, due to Mr. Stockton’s deemed retirement because of his age and years of service and the terms of the Severance Plan (see footnotes under the “Estimated Potential Payments” table below for details of the extended exercise periods);

•

accelerated vesting of all then unvested time-vesting RSUs granted at least six months prior to the termination date, pursuant to our RSU award agreements, due to Mr. Stockton’s deemed retirement because of his age and years of service, and accelerated pro-rata vesting of unvested time-vesting RSUs granted within six months prior to the termination date, pursuant to the Severance Plan, based on the number of months Mr. Stockton was employed during the vesting period;

•	additional credits in SERP benefits (see narrative disclosure to the “2010 Pension Benefits” table above for detailed disclosure of the terms); and

•	certain fringe benefits (see footnotes under the “Estimated Potential Payments” table below for details of the fringe benefits).

In order to be entitled to severance payments and benefits under the Severance Plan, Mr. Stockton will be required to execute a general release agreement with Mattel and, in certain circumstances, comply with post-employment covenants to protect our confidential information, not to accept employment or provide services with a competitor, solicit our employees or disparage or otherwise impair our reputation, goodwill or commercial interests or any of our affiliated entities or their officers, directors, employees, stockholders, agents or products for one year after date of termination.

Severance Payments and Benefits After Change of Control

Under the employment agreements, if an executive is involuntarily terminated by Mattel within 18 months following the change of control or by the executive within the 30-day period immediately following the six-month anniversary of the change of control (a “Change of Control Termination”), the executive generally will be entitled to the same severance payments and benefits as an involuntary termination, as discussed above. Certain enhanced benefits upon a Change of Control Termination are discussed in the “Estimated Potential Payments” table in this Proxy Statement, below. Further, the executives will be held harmless against any excise taxes imposed on them as a result of severance or other payments deemed made in connection with a change of control, if the value of their “parachute payments” is at least 110% of the safe harbor amount. If the parachute payments do not exceed the safe harbor amount by 110%, then the parachute payments are to be “cut-back” to the safe harbor amount.

Under the Severance Plan, if Mr. Stockton is involuntarily terminated within the two-year period following a change of control (the “Change of Control Period”), Mr. Stockton will be entitled to the same severance payments and benefits as an involuntary termination, as discussed above, except that:

•	the severance will be paid in a lump sum payment;

•	the pro-rata MIP bonus will be based on Mr. Stockton’s target bonus for the year in which such termination occurs and is paid at the time that the lump sum severance payment is paid; and

•	all of Mr. Stockton’s time-vesting RSU awards will be fully accelerated.

Further, Mr. Stockton is not entitled to be indemnified for any excise tax imposed as a result of severance or other payments deemed made in connection with a change of control. Instead, he will be required either to pay the excise tax or have his payments reduced to an amount which would not trigger the excise tax if it would be more favorable to him on an after-tax basis.

Termination of Employment Due to Disability or Death

Under the employment agreements, if termination of employment were due to death, the executive’s family is entitled to:

•	continuation of executive’s base salary for six months after such termination; and

•	continuation of healthcare coverage and financial counseling through a third-party vendor for three years (two years for Mr. Debrowski) after such termination.

Under the employment agreements, if the termination of employment were due to disability, the executive is entitled to:

•	disability benefits, if any, that are at least equal to those then provided by Mattel to disabled executives and/or their families; and

•	the same monthly payments equal to the COBRA premiums and fringe benefits that such executive would have received if his termination were due to an involuntary termination.

In addition to the above, Mr. Eckert’s employment agreement provides that in the event of a termination of employment due to death or disability, he shall receive full vesting of his unvested stock options and time-vesting RSUs, and his stock options would remain exercisable for their remaining term.

The Severance Plan does not provide for any benefits upon termination of employment due to death or disability.

General Terms and Definitions

For purposes of the employment agreements:

•

“cause” generally means dishonesty intended to enrich the executive at Mattel’s expense; violations of the executive’s employment duties or felonious conduct that harms Mattel; or fraudulent conduct in connection with Mattel’s business;

•

“good reason” generally means any of the following without the executive’s consent: (i) material diminishment of the executive’s position, authority, duties or responsibilities; (ii) breach of Mattel’s obligations under the employment agreement to provide compensation and benefits or to obtain the assumption of the employment agreement by a successor company; or any other material breach of the employment agreement by Mattel; and (iii) a requirement that the executive relocate to a place other than Mattel’s headquarters in Los Angeles (or, for Mr. Eckert, a requirement that he be at an office other than Mattel’s headquarters); and

•

“change of control” generally includes an acquisition by a third party of 35% or more of Mattel’s outstanding stock; a change in our Board, such that the current members and their approved successors cease to be a majority; a merger or other business combination following which our pre-transaction stockholders cease to hold more than 50% of our stock, we have a new 35%-or-more stockholder, or our pre-transaction Board members do not constitute a majority of the continuing board of directors; and stockholder approval of a liquidation of Mattel.

For purposes of the Severance Plan:

•

“cause” generally means willful neglect of significant duties or willful violation of a material policy; commission of a material act of dishonesty, fraud, misrepresentation or other act of moral turpitude; willful act or omission in the course of employment which constitutes gross negligence; willful failure to obey lawful direction of the Board; provided, in each case, unless the activity cannot be cured, written notice be provided to the executive and the executive is given a reasonable opportunity to cure or correct such activity;

•

“good reason” generally means any of the following without the executive’s consent: (i) material diminishment of the executive’s authority, duties or responsibilities; (ii) material diminution in executive’s base salary or a failure by us to pay executive’s annual base salary, other than an insubstantial or inadvertent failure remedied by Mattel promptly after receipt of notice; (iii) failure by Mattel to make any bonus programs (e.g., the MIP or LTIP), incentive plans or programs, pension, profit sharing, welfare, fringe and other general benefit programs available to the executive at a level that reflects the executive’s responsibilities, other than an insubstantial or inadvertent failure remedied by Mattel promptly after receipt of notice; provided, however, that “good reason” will not exist as a result of Mattel amending, eliminating or reducing any plans, benefits or programs if such actions do not result in a material diminution in the aggregate value of such compensation and benefits, except for any across-the-board compensation and benefit reductions; (iv) other action or inaction that constitutes a breach by Mattel of the plan amendment section of the Severance Plan (i.e., we retain the discretion to amend or terminate the Severance Plan, although any amendment that is materially adverse to any executive requires that executive’s written consent) or any terms of the letter agreement confirming the executive’s eligibility for the Severance Plan and (v) failure by Mattel to obtain assumption and agreement to perform the Severance Plan by a successor; and

•	“change of control” generally has the same meaning as “change of control” under the employment agreements.

The Severance Plan provides for a rolling one-year term based on the executive’s first participation date, unless we give prior written notice to such executive that the executive’s participation will not be further extended. Once notice is provided, the executive will remain a participant in the Severance Plan for a minimum period of 15 months.

Equity Award Plans and Agreements

Stock Options and Time-Vested RSUs

Unless otherwise provided in an individual award agreement, employment agreement or severance agreement, the 2005 Plan and the 2010 Plan provide for accelerated vesting of equity awards and extended option exercisability under certain circumstances in the event of a change of control and specified terminations of employment.

2005 Plan

Pursuant to the provisions of our 2005 Plan, upon a change of control, generally all unvested stock options and RSUs will vest, and the RSUs will be immediately settled. In the event of a termination of employment without cause occurring within 18 months after the change of control, stock options would remain exercisable for two years following the change of control (or such longer period as is provided under an individual agreement), but in no event past the expiration of their term.

In the event of a termination of employment due to death or disability, a participant’s vested options will remain exercisable for the lesser of one year or their remaining term, and the participant’s RSUs that were scheduled to vest within the next year will vest and be settled immediately. Under the individual award agreements for options granted on or after May 17, 2007, in the event of a termination of employment due to death or disability prior to the participant becoming eligible for retirement, such participant’s stock options that were granted at least six months before such termination of employment will vest in full and remain exercisable until the lesser of five years or their remaining term; and such participant’s RSUs that were granted at least six months before such termination of employment will vest in full.

In the event of a voluntary or involuntary retirement, a participant’s stock options that were granted at least six months before such retirement will vest in full and remain exercisable until the lesser of five years or their remaining term. Under the individual award agreements for RSUs, in the event of an involuntary retirement, including a termination of employment due to death or disability after the participant qualifies for retirement, such participant’s RSUs that were granted at least six months before such termination of employment will vest in full.

2010 Plan

Under our 2010 Plan, awards that are not assumed or substituted in a change of control generally will vest in full upon the change of control and outstanding RSUs generally will be settled immediately. Awards that have been assumed or substituted in a change of control will vest in full if the participant’s employment is terminated by Mattel without cause within 24 months following the change of control and options will remain exercisable for the lesser of two years following the termination of employment or their remaining term.

In the event of a termination of employment due to death or disability (or any retirement, in the case of stock options, and involuntary retirement only, in the case of RSUs), a participant will receive full vesting of any unvested stock options and RSUs that were granted at least six months prior to the termination date, and such stock options would remain exercisable for the lesser of five years or their remaining term.

In addition, pursuant to the option agreements for awards granted to our NEOs with employment agreements under the 2010 Plan, options that have been assumed or substituted in a change of control will vest in full if the participant is involuntarily terminated within 18 months following a change of control, or the participant terminates his employment within the 30-day period immediately following the six month anniversary of the change of control for any reason, and will remain exercisable for the lesser of two years following the termination of employment or their remaining term, and if the participant’s employment is terminated without cause during the 19-24 month period after a change of control, options will vest in full and remain exercisable for the lesser of two years following the termination of employment or their remaining term (individual NEO employment agreements may provide for longer extended exercise periods; see footnotes under the “Estimated Potential Payments” table below for details). The time-vesting RSU award agreements granted to our NEOs under the 2010 Plan generally provide for the same benefits as those provided under the 2010 Plan, or such NEO’s employment agreement or the Severance Plan, if applicable.

Similar to the provisions under the employment agreements of the NEOs and the Severance Plan, the option agreements for awards granted to our NEOs under the 2010 Plan provide that in the event of an involuntary termination, options will vest in full. See footnotes under the “Estimated Potential Payments” table below for details of the extended exercise periods. The RSU award agreements granted to our NEOs under the 2010 Plan generally provide for the same benefits as those provided under the 2010 Plan, or such NEO’s employment agreement or the Severance Plan, if applicable.

Performance-Based RSUs under the 2005 Plan

In the event of a change of control, (1) if the performance-based RSUs are assumed or substituted by the acquiror in a change of control and the participant’s employment is involuntarily terminated following the change of control, or (2) the performance-based RSUs are not assumed or substituted in a change of control, then the vesting of the RSUs will be accelerated, based on the greater of the target level award opportunity or the actual performance through the most recent completed year prior to the change of control or the date of termination, payable within 60 days of the change of control or date of termination.

In the event of a participant’s termination of employment due to retirement or an involuntary termination, the participant will receive pro-rata vesting based on the total months worked during the performance period, payable at the end of the three-year performance period based on our achievement of the performance measures.

In the event of a termination of employment due to death or disability, the participant will receive full vesting based on our actual achievement of the performance measures through the most recently completed fiscal year that occurs prior to the participant’s death or disability, payable within 60 days following the participant’s death or disability.

ESTIMATED POTENTIAL PAYMENTS

The table below sets forth the estimated current value of payments and benefits to each of our NEOs upon a change of control, involuntary termination, a Change of Control Termination, retirement, death and disability of our NEOs. The amounts shown assume that the triggering events occurred on December 31, 2010 and do not include: (i) benefits earned during the term of our NEO’s employment that are available to all salaried employees, such as accrued vacation, and (ii) benefits previously accrued under the DCP and 401(k) Plan. For information on the accrued amounts payable under the DCP, see the “Nonqualified Deferred Compensation” table in this Proxy Statement. The actual amounts of payments and benefits that would be provided can only be determined at the time of a change of control and/or the NEO’s separation from Mattel.

Name and Trigger	Severance or Multiple of Salary and MIP Bonus(1) ($)	Current Year MIP Bonus(2) ($)	Enhancement Value of Pension Benefits(3) ($)	Value of Continuation of Health and Welfare Benefits ($)	Valuation of Equity Vesting Acceleration Assuming Cash-Out(4) ($)	Value of Fringe Benefits(5) ($)	280G Tax Gross-Up ($)	Total Value(6) ($)
Robert A. Eckert
Change of Control	0	1,953,750	0	0	7,469,114	0	0	9,422,864
Involuntary Termination(7)	9,611,250	1,953,750	5,958,464	60,100	7,469,114	270,195	0	25,322,873
Change of Control Termination	9,611,250	1,953,750	5,958,464	60,100	7,469,114	270,195	0	25,322,873
Retirement	0	0	0	0	0	0	0	0
Death(8)	625,000	0	489,849	60,100	7,469,114	48,435	0	8,692,498
Disability	0	0	1,253,757	60,100	7,469,114	270,195	0	9,053,166

Name and Trigger	Severance or Multiple of Salary and MIP Bonus(1) ($)	Current Year MIP Bonus(2) ($)	Enhancement Value of Pension Benefits(3) ($)	Value of Continuation of Health and Welfare Benefits ($)	Valuation of Equity Vesting Acceleration Assuming Cash-Out(4) ($)	Value of Fringe Benefits(5) ($)	280G Tax Gross-Up ($)	Total Value(6) ($)
Kevin M. Farr
Change of Control	0	1,015,000	0	0	3,823,939	0	0	4,838,939
Involuntary Termination	4,116,840	647,280	6,966,887	58,209	2,523,856	263,008	0	14,576,080
Change of Control Termination	5,220,000	1,015,000	6,966,887	58,209	3,823,939	263,008	3,796,630	21,143,673
Retirement	0	0	0	0	0	0	0	0
Death	362,500	0	4,399,341	58,209	3,021,256	48,435	0	7,889,741
Disability	0	0	2,842,906	58,209	3,021,256	263,008	0	6,185,379
Neil B. Friedman
Change of Control	0	1,074,800	0	0	3,395,056	0	0	4,469,856
Involuntary Termination(9)(10)	6,224,400	1,074,800	769,820	60,100	2,409,389	225,435	0	10,763,944
Change of Control Termination	6,224,400	1,074,800	769,820	60,100	3,395,056	225,435	0	11,749,611
Retirement	0	0	0	0	0	0	0	0
Death	500,000	0	0	60,100	1,722,806	48,435	0	2,331,341
Disability	0	0	0	60,100	1,722,806	225,435	0	2,008,341
Bryan G. Stockton
Change of Control	0	525,000	0	0	3,076,176	0	0	3,601,176
Involuntary Termination	2,400,000	525,000	1,807,297	39,868	2,668,762	50,000	0	7,490,927
Change of Control Termination	2,400,000	525,000	1,807,297	39,868	3,076,176	50,000	0	7,898,341
Retirement	0	0	0	0	0	0	0	0
Death	0	0	959,635	39,868	2,273,493	0	0	3,272,996
Disability	0	0	0	39,868	2,273,493	0	0	2,313,361
Thomas A. Debrowski
Change of Control	0	576,000	0	0	1,598,591	0	0	2,174,591
Involuntary Termination	2,572,000	576,000	0	25,710	1,125,466	142,535	0	4,441,711
Change of Control Termination	2,572,000	576,000	1,102,801	25,710	1,598,591	177,535	0	6,052,637
Retirement	0	0	0	0	0	0	0	0
Death	355,000	0	1,411,848	25,710	795,908	32,290	0	2,620,756
Disability	0	0	1,266,932	25,710	795,908	107,535	0	2,196,085

Footnotes to Estimated Potential Payments Table:

(1)	The MIP bonus amount is determined as follows:

•

for Messrs. Eckert and Friedman, the greatest of (i) the average of the two highest of the executive’s last three MIP bonuses before the termination of employment, (ii) the greater of the executive’s 2000 and 2001 MIP bonuses, and (iii) the 2000 target MIP bonus amount;

•

for Messrs. Farr and Debrowski, the average of the two highest of the executive’s last three MIP bonuses before the termination of employment, however, upon a Change of Control Termination, Mr. Farr’s MIP bonus amount calculation is based on his then-current annual MIP bonus that would have been payable to similar executives assuming the maximum amount of any targets were achieved for such year, if that amount is higher than the average of the two highest of his three most recent annual bonuses; and

•	for Mr. Stockton, the average of the two highest consecutive annual bonuses paid or payable to the executive for the five fiscal years ending before the notice of termination is given.

(2)	The terms of the MIP provide that upon a change of control, each participant would be paid an interim bonus for any performance period that includes the date of the change of control, equal to the participant’s target-level bonus for that period, without pro-ration. However, in the event that the MIP bonus payable under an individual employment agreement exceeds the MIP bonus payable under the MIP, the executive is eligible to receive the amount payable under his employment agreement instead.

For Messrs. Eckert, Friedman, Farr and Debrowski, current year MIP bonus under their respective employment agreement is such executive’s MIP bonus, computed in the same manner as discussed in Footnote 1 to this table above. Such current year MIP bonus would have been prorated if the involuntary termination occurred prior to fiscal year-end.

(3)	Amounts show the enhancements provided for in the SERP for each NEO (and in the Age 60 Pension for Mr. Eckert) in connection with the various termination scenarios; these amounts are expressed as a lump sum present value amount, without reduction to reflect the possibility of forfeiture or recapture under the provisions described in the narrative disclosure to the “2010 Pension Benefits” table above.

(4)	Stock Options. Amounts shown do not include the value of vested stock options due to “retirement” eligibility (i.e., any termination of employment other than the participant’s death or termination by Mattel for cause, at a time when the participant has attained at least 55 years of age and completed at least five years of service with Mattel). Amounts shown assume that all stock options would be exercised immediately upon termination of employment or cancelled upon a change of control in exchange for a cash payment, as applicable. Stock option values represent the excess of the assumed value of the option shares or the change of control price, as applicable, for which vesting is accelerated over the exercise price for those option shares, using the $25.43 per share closing price of Mattel common stock on December 31, 2010. If the stock options were not immediately exercised or if a change-of-control transaction occurred in which stock options were not cashed out, the value realized by the executives could differ from that disclosed. However, this value is not readily ascertainable, since it depends upon a number of unknown factors, such as the date of exercise and the value of the underlying common stock on that date.

Extended Option Exercise Periods. Upon termination of employment, the employment agreements and/or stock option agreements provide for extended option exercise periods, as follows: (i) Mr. Eckert—each stock option would remain exercisable for its full remaining term; (ii) Mr. Farr—each stock option would remain exercisable for the lesser of two years or their remaining term; however, stock options that were granted on or before March 30, 2000 would remain exercisable for their full remaining terms; and (iii) Messrs. Friedman, Debrowski and Stockton—due to Messrs. Friedman’s, Debrowski’s and Stockton’s age and years of service with us, any termination of employment would qualify as retirement under the option award agreements; therefore, such stock options would remain exercisable for the lesser of five years or their remaining term, other than the August 2, 2010 stock option awards (which were granted within six months of such termination of employment). Those options without specific extended exercise periods pursuant to an employment agreement or stock option agreement would remain exercisable for the lesser of 90 days or their remaining term.

RSUs. The amount shown also includes the value of the RSUs for which vesting would have been accelerated, based on a $25.43 per share closing price of Mattel common stock on December 31, 2010.

(5)	Fringe benefits include: (i) for Messrs. Eckert, Friedman and Farr, up to three years of financial counseling and tax preparation services, car allowance, outplacement services and club dues (Mr. Friedman has chosen not to join a club); (ii) for Mr. Debrowski, up to two years of financial counseling and tax preparation services, company-leased car and club dues (in a Change of Control Termination, he also is entitled to receive up to two years’ outplacement services); and (iii) for Mr. Stockton, up to two years of outplacement services (up to an aggregate maximum cost of $50,000). In the event that such NEO obtains new employment, the fringe benefits described above will terminate; however, amounts shown represent the maximum period of continuation.

(6)	Amounts shown do not include the 2008-2010 LTIP performance-based RSUs because the 2008-2010 LTIP performance cycle ended on December 31, 2010. See “Compensation Discussion and Analysis – Long-Term Equity Incentives – 2008-2010 LTIP – Performance-Based RSUs” in this Proxy Statement for the actual number of performance-based RSU shares earned by the NEOs under the 2008-2010 LTIP.

(7)	Amounts shown also reflect the amount Mr. Eckert would receive if Mattel had given written notice that the automatic extension of the term of his employment agreement would cease and Mr. Eckert thereafter terminated his employment with Mattel.

(8)	Pursuant to Mr. Eckert’s employment agreement, Mattel maintains a basic coverage life insurance that will pay to Mr. Eckert’s beneficiaries a death benefit equal to three times his initial base salary or $3,750,000, with an optional coverage for an additional $3,750,000 that is paid by Mr. Eckert.

(9)	Mr. Friedman’s employment with Mattel terminated on March 25, 2011. His termination constituted a termination for “good reason” under his existing employment agreement, entitling him to severance benefits similar to the benefits in this row, but valued based on a termination date of March 25, 2011 (rather than December 31, 2010) and as described in a letter agreement with Mattel dated January 28, 2011 regarding the terms of his separation from Mattel.

(10)	If we terminated Mr. Friedman’s employment other than for cause or disability or if Mr. Friedman terminated his employment for good reason, in each case within 18 months after the date upon which Mattel changed the person to whom Mr. Friedman immediately reported, Mr. Friedman’s amount reflected in the “Severance or Multiple of Salary and MIP Bonus” column is replaced with $8,100,000 and the amount reflected in the “Current Year MIP Bonus” column is replaced with $1,700,000 because pursuant to Mr. Friedman’s employment agreement, in such a termination of employment, Mr. Friedman is entitled to the payments and benefits he would have received if his employment were terminated by Mattel without cause or by Mr. Friedman for good reason, as discussed above, except that the MIP bonus amount will be equal to Mr. Friedman’s maximum targeted MIP bonus for the year in which the termination occurs, pro-rated based on the total months worked.

COMPENSATION RISK REVIEW

The Compensation Committee enlisted Cook & Co. for assistance in performing a risk assessment of our executive compensation structure, programs and practices to determine whether those programs encourage excessive risk taking. After reviewing our Human Resources Department’s response to a survey, Cook & Co. developed a framework to assist the committee in ascertaining any potential material adverse risks and how they may link with Mattel’s compensation program. The results of Cook & Co.’s assessment, along with our Human Resources Department’s assessment for our company-wide compensation structure, program and practices, were presented to the Compensation Committee in February 2011. As part of its review and assessment, the Compensation Committee also considered the following characteristics of our compensation programs, among others, that discourage excessive or unnecessary risk taking:

•	Our compensation programs appropriately balance short- and long-term incentives.

•	Long-term incentives provide a balanced portfolio approach using performance-based RSUs, stock options and time-vesting RSUs.

•

The Company balances measures from the income statement, balance sheet and cash flow statement. For business group leaders, performance is measured 50% based on company-wide results and 50% based on business group results. The performance measures are defined at the beginning of the performance period, with specific exclusions addressed in detail.

•	The Compensation Committee may apply negative discretion in determining bonuses earned under our MIP.

•	Cash and shares earned under our MIP and LTIP are capped.

•	A formal performance evaluation approach based on quantitative and qualitative performance is used on a company-wide basis.

•	Stock ownership guidelines for Management Committee members have been in place since 2006 and are reviewed annually by the Compensation Committee for individual compliance.

•	Formal equity grant procedures are in place.

Based on this assessment, we believe that our compensation programs do not present any risk that is reasonably likely to have a material adverse effect on Mattel.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee reviewed and discussed Mattel’s Compensation Discussion and Analysis with Mattel’s management and with the Compensation Committee’s independent compensation consultant. Based on this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into Mattel’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

COMPENSATION COMMITTEE

G. Craig Sullivan (Chair)

Tully M. Friedman

Dominic Ng

Dr. Andrea L. Rich

Kathy Brittain White

March 10, 2011

DIRECTOR COMPENSATION

The following table shows the compensation of the non-employee members of our Board for 2010.

Name(1)	Fees Earned or Paid in Cash(2) ($)	Stock Awards(3) ($)	All Other Compensation(4) ($)	Total ($)
Michael J. Dolan	130,000	100,008	20,000	250,008
Dr. Frances D. Fergusson	100,000	100,008	20,000	220,008
Tully M. Friedman	150,000	100,008	22,500	272,508
Dominic Ng	110,000	100,008	20,000	230,008
Vasant M. Prabhu	110,000	100,008	20,000	230,008
Dr. Andrea L. Rich	100,000	100,008	20,000	220,008
Ronald L. Sargent	100,000	100,008	20,000	220,008
Dean A. Scarborough	100,000	100,008	15,000	215,008
Christopher A. Sinclair	120,000	100,008	16,250	236,258
G. Craig Sullivan	120,000	100,008	15,000	235,008
Kathy Brittain White	110,000	100,008	20,000	230,008

Footnotes to Director Compensation Table:

(1)	Our CEO, Mr. Eckert, is a member of the Board, but does not receive any additional compensation for serving as a director. All of his compensation for his services to Mattel as an employee is shown in the “2010 Summary Compensation Table.”

(2)	For Mr. Tully Friedman, a portion of the amounts shown was deferred into stock unit accounts. For Mr. Sargent, his Board retainer fee of $100,000 was paid in stock. See the narrative disclosure below for details.

(3)	In 2010, each of our non-employee directors received an annual equity grant of 4,320 RSUs. Amounts shown represent the grant date fair value of such shares computed in accordance with FASB ASC Topic 718. For a discussion of the assumptions made in the valuation reflected in these columns, see Note 9 to Mattel’s Consolidated Financial Statements for 2010 contained in the Form 10-K filed with the Securities and Exchange Commission on February 24, 2011. The actual value, if any, that a director may realize from an award is contingent upon the satisfaction of the conditions to vesting in that award. Thus, there is no assurance that the value, if any, eventually realized by the director will correspond to the amount shown.

The table below shows the aggregate numbers of stock awards and option awards outstanding for each non-employee director as of December 31, 2010. Stock awards consist of unvested RSUs and vested but deferred RSUs. Directors may elect to defer payment until a later date, which would result in a deferral of taxable income to the director. Option awards consist of exercisable and unexercisable stock options.

Name	Aggregate Stock Awards Outstanding as of December 31, 2010	Aggregate Option Awards Outstanding as of December 31, 2010
Michael J. Dolan	12,407	48,000
Dr. Frances D. Fergusson	12,407	16,500
Tully M. Friedman	12,407	67,000
Dominic Ng	12,407	22,500
Vasant M. Prabhu	12,407	12,000
Dr. Andrea L. Rich	12,407	62,000
Ronald L. Sargent	12,407	48,000
Dean A. Scarborough	12,407	12,000
Christopher A. Sinclair	12,407	67,000
G. Craig Sullivan	12,407	77,000
Kathy Brittain White	12,407	72,000

(4)	The “All Other Compensation” column shows the amount of gifts made by the Mattel Children’s Foundation pursuant to the Board of Directors Recommended Grants Program and the Gift Matching Program for the applicable director. Subject to certain limitations, each non-employee director may recommend that the Mattel Children’s Foundation make gifts of up to a total of $15,000 per year to one or more non-profit public charities that help fulfill the Foundation’s mission of serving children in need. The Mattel Children’s Foundation also will match up to $5,000 for any gifts that the director makes on his or her own, subject to certain limitations. The programs may not be used to satisfy any pre-existing commitments of the director or any member of the director’s family.

Narrative Disclosure to Director Compensation Table

2010 Overview of Director Compensation

Non-employee directors received an annual retainer of $100,000 and each non-employee committee chair received an additional annual retainer, the amount of which differed depending upon the committee, as follows: Audit Committee, $20,000; Compensation Committee, $20,000; and all other committees, $10,000. Beginning in 2010, the Lead Director received an additional annual retainer of $30,000. Further, each member of the Audit Committee received an additional annual retainer of $10,000. Directors had the option to receive either all or a portion of their annual retainer in the form of shares of Mattel common stock or to defer receipt under the Mattel, Inc. Deferred Compensation Plan for Non-Employee Directors (the “Director DCP”).

Non-employee directors also received annual grants of RSUs, with a fixed grant value of $100,000. Each RSU represents a contingent right to receive one share of Mattel common stock. These RSUs have quarterly ratable vesting schedules but the non-employee director will receive actual shares of Mattel common stock in settlement of the vested RSUs on the earlier of the third anniversary of the grant date or the date his or her directorship terminates. We reserve the right to settle the units in cash equal to the fair market value of the stock, but do not anticipate doing so. The RSUs have dividend equivalent rights, meaning that for the period before the RSUs are settled in shares or forfeited, we will pay the holder cash equal to the cash dividends that he or she would have received if the units had been an equivalent number of actual shares of Mattel common stock. The directors may also elect to further defer the receipt of the shares under the Director DCP.

If a non-employee director leaves our Board, the consequences for the RSUs depend on the circumstances of such departure:

•	if the departure occurs as a result of death, disability or retirement of the Board member aged 55 years or greater with five or more years of service, the RSUs vest in full;

•	if the departure is for cause, all of the RSUs will be forfeited; and

•	in all other circumstances, the unvested RSUs will be forfeited.

Under the general terms of the 2010 Plan, upon a change of control, any RSUs granted thereunder that are not assumed in a change of control would vest in full upon the change of control. Under the general terms of the 2005 Plan, upon a change of control, any RSUs granted thereunder would vest immediately.

In September and November 2008, the Board approved amendments to the Director DCP to comply with Section 409A of the Internal Revenue Code and to allow directors to defer common stock underlying their annual RSU grants under the Director DCP. The Board also amended the plan to allow deemed investments of account balances in the same investment options made available to participants in the DCP (including deemed investments in one or more of a number of externally managed institutional funds). Prior to the amendment, directors had the option of choosing between deemed investments in (i) a Mattel common stock equivalent or “phantom stock” account or (ii) an interest-bearing account with the same crediting rate as that available under the DCP. Similar to the DCP, the directors’ accounts do not have any “above-market” earnings or preferential earnings as defined in applicable SEC rules and regulations since the crediting rate investment option will always be set annually lower than the 120% of the applicable federal long-term rate, with compounding, and the rate of return for the externally managed institutional funds and the “phantom stock” accounts track the actual rate of return on the externally managed funds and investments in Mattel common stock.

Distribution of amounts deferred under the Director DCP may be paid in a lump sum or 10 annual installments, with payment made or commencing upon a director’s termination of service with the Board or upon the director achieving a specified age not to exceed 72. As of December 31, 2010, the following directors had the following aggregate balances of phantom stock units in the Stock Equivalent Account of the Director DCP, including deferred RSUs: Mr. Tully Friedman, 153,259; Mr. Ng, 26,610; Ms. Rich, 4,461; Mr. Scarborough, 22,025; Mr. Sullivan, 51,784; and Ms. White, 17,844.

Further, non-employee directors are required to adhere to Mattel’s stock ownership guidelines. See “Director Compensation—Non-Employee Director Stock Ownership” below for information regarding the stock ownership requirements for our directors.

All Other Compensation

Mattel reimburses directors for their expenses incurred while traveling on Board business and permits directors to use company aircraft when traveling on Board business, as well as commercial aircraft, charter flights and non-Mattel private aircraft. These expenses are not considered perquisites, as they are limited to business use. In the case of non-Mattel private aircraft, the amount reimbursed is generally limited to variable costs or direct operating costs relating to travel on Mattel Board business and generally does not include fixed costs such as a portion of the flight crew’s salaries, monthly management fee, capital costs or depreciation.

Non-Employee Director Stock Ownership

The Board has adopted guidelines regarding non-employee director stock ownership. These guidelines currently state that, within five years after joining the Board, non-employee members of the Board should attain a target minimum level of stock ownership of five times the annual cash retainer paid to each member (the annual cash retainer is currently $100,000). For this purpose, stock holdings are valued at the greater of actual cost or market value. Directors who have deferred any of their cash compensation into investments in Mattel stock equivalent accounts in the Director DCP receive credit for such amounts, valued at the market value. As a result of the increase in the target minimum level stock ownership requirement from three times to five times the annual cash retainer by our Board in August 2010, the Board members have until May 1, 2013 to meet their new target minimum stock ownership level.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of December 31, 2010 regarding existing compensation plans (including individual compensation arrangements) under which equity securities of Mattel are authorized for issuance:

Plan Category	(a) Number of Securities to Be Issued upon Exercise of Outstanding Options, Warrants and Rights (#)		(b) Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights ($)		(c) Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (#)
Equity compensation plans approved by security holders(1)	29,522,350	(2)	19.49	(3)	47,037,934	(4)
Equity compensation plans not approved by security holders(5)	1,234,403	(6)	15.54		—
Total	30,756,753	*	19.48		47,037,934

*	This number includes approximately 23,265,344 shares issuable upon the exercise of outstanding options (with a weighted average exercise price of approximately $19.48 and a weighted average remaining term until expiration of approximately 5.8 years), approximately 4,375,610 shares issuable from outstanding time-vesting RSUs and 1,963,548 shares issuable from outstanding performance-based RSUs awarded under the 2008-2010 LTIP (representing the actual number of shares payable as of December 31, 2010 based on actual achievement of performance-related conditions in 2008, 2009 and 2010 and the actual TSR adjustment earned for the three-year performance cycle, subject to continued employment through to settlement date), 466,783 shares credited to the accounts of participants under our Deferred Compensation Plans and 685,468 deferrable RSUs previously granted to Mr. Eckert under the terms of his employment agreement.

(1)	Consists of the Amended and Restated Mattel 1996 Stock Option Plan (“1996 Plan”), the 2005 Plan and the 2010 Plan.

(2)	Represents 23,183,192 shares to be issued upon exercise of outstanding options and a total of 6,339,158 shares of common stock subject to outstanding RSUs.

(3)	Represents the weighted-average exercise price of outstanding options and is calculated without taking into account the 6,339,158 shares of common stock subject to outstanding RSUs that become issuable as those units vest and following any applicable deferral, without any cash consideration or other payment required for such shares.

(4)	Represents the number of securities remaining available for issuance under our 2010 Plan, assuming the issuance of the actual number of shares payable under our 2008-2010 LTIP as of December 31, 2010, subject to participant’s continued employment through the settlement date. On March 25, 2010, the Board adopted, and on May 12, 2010, our stockholders approved, the 2010 Plan to replace the 2005 Plan. The 2005 Plan terminated on May 12, 2010 (the date on which our stockholders approved the 2010 Plan), except with regard to grants then outstanding, and no further grants will be made under the 2005 Plan.

The maximum number of shares of Mattel common stock for which grants may be made under the 2010 Plan is equal to the sum of (x) 48 million shares, (y) the number of shares which as of the effective date of the 2010 Plan remained available for issuance under the 2005 Plan and (z) any shares subject to awards outstanding under the 2005 Plan as of the effective date of the 2010 Plan which, on or after the effective date of the 2010 Plan, are forfeited or otherwise terminate or expire for any reason without the issuance of shares. For purposes of calculating the shares that remain available for grants under the 2010 Plan, each stock option or stock appreciation right (“SAR”) is treated as using one available share for each share actually subject to the grant, and each other type of grant (referred to as “full-value grants”) is treated as using more than one available share for each share actually subject to the grant. This higher debiting rate for full-value grants is referred to as the “full-value share debiting rate.” The 2010 Plan calls for a full-value share debiting rate of three-to-one, or a higher rate if the Compensation Committee so determines. These different debiting rates for full-value grants, on the one hand, and stock options and SARs, on the other hand, are designed to reflect the possibility that full-value grants may be more dilutive than stock options and SARs. Having a higher debiting rate for full-value grants is intended to protect Mattel’s existing stockholders from the possibly greater dilutive effect of full-value grants.

(5)	Consists of the Mattel 1999 Stock Option Plan (“1999 Plan”), the DCP, the Director DCP (the DCP and Director DCP are collectively referenced below as the “Deferred Compensation Plans”) and stand-alone equity grants.

(6)	Represents 82,152 shares to be issued upon exercise of outstanding options under the 1999 Plan, 466,783 shares credited to the accounts of participants under our Deferred Compensation Plans and 685,468 deferrable RSUs granted to Mr. Eckert under the terms of his employment agreement.

1999 Plan

The 1999 Plan, a non-stockholder approved plan, was adopted by Mattel’s Board on November 4, 1999. No grants have been made under the 1999 Plan since October 31, 2003. On May 19, 2005, the 1999 Plan was terminated except with regard to grants then outstanding under the 1999 Plan. Prior to that date, stock options were granted under the 1999 Plan to employees of Mattel (or any subsidiary corporation) who are neither executive officers of Mattel nor members of the Board at the time of the grant. Options under the 1999 Plan are nonqualified options under federal tax law. Options were granted with an exercise price equal to the market price of Mattel’s common stock on the grant date and generally vest semi-annually over three years. In the event of a change of control (as defined in the 1999 Plan) of Mattel, any unvested options and stock appreciation rights then outstanding would become fully exercisable as of the date of the change of control. As of December 31, 2010, options covering 82,152 shares of common stock were outstanding under the 1999 Plan, and no shares remained available for future grants.

Deferred Compensation Plans

Under our Deferred Compensation Plans, participating employees and directors may elect to defer compensation and, under the DCP, participating employees are credited with contributions from Mattel. Participants in the Deferred Compensation Plans may direct the manner in which the deferred amounts will be deemed invested, including in a stock equivalent account representing hypothetical shares of Mattel common stock, which are “purchased” based on the market price prevailing at the time of the deemed purchase. When distributions are made in accordance with the Deferred Compensation Plans, the portion attributable to a participant’s stock equivalent account is distributed in the form of shares of Mattel common stock.

CERTAIN TRANSACTIONS WITH RELATED PERSONS

In 2007, our Board adopted a written Related Party Transactions Policy regarding the review, approval and ratification of any transaction required to be reported under Item 404(a) of the SEC’s Regulation S-K. Under the policy, a related party transaction (as defined below) may be consummated or may continue only if the Audit Committee of our Board approves or ratifies the transaction in accordance with the guidelines set forth in the policy. A transaction entered into without pre-approval of the Audit Committee is not deemed to violate the policy so long as the transaction is brought to the Audit Committee as promptly as reasonably practical after it is entered into. Management shall present to the Audit Committee each new or proposed related party transaction, including the terms of the transaction, the business purpose of the transaction, and the benefits to us and to the relevant related person. For the purposes of our policy, a “related party transaction” is any transaction or relationship directly or indirectly involving a director (which term includes any director nominee), executive officer (within the meaning of Rule 3b-7 under the Securities Exchange Act of 1934), person known by us to be the beneficial owner of more than 5% of our common stock or any person known by us to be an immediate family member of any of the foregoing that would need to be disclosed under Item 404(a) of the SEC’s Regulation S-K.

Our directors and executive officers complete questionnaires on an annual basis designed to elicit information about any potential related party transactions, and they are also instructed and periodically reminded of their obligation to inform our legal department of any potential related party transactions. Also, we review information about security holders known by us to be beneficial owners of more than five percent of any class of our voting securities (see “Principal Stockholders” on page 9) to determine whether there are any relationships with such security holders that might constitute related party transactions.

We are not aware of any related party transactions with any directors, executive officers or more-than-five-percent security holders requiring disclosure under the SEC’s rules or our Related Party Transactions Policy.

PROPOSAL 2

ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION

(“SAY-ON-PAY VOTE”)

Background

The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules.

Summary

We are asking our stockholders to provide advisory approval of the compensation of our Named Executive Officers or “NEOs”, which consist of our Chief Executive Officer, Chief Financial Officer and next three highest paid executive officers, as we have described it in the “Compensation Disclosure—Compensation Discussion and Analysis” section of this Proxy Statement and the related executive compensation tables, beginning on page 36. Our executive compensation program is designed to enable us to recruit, retain and develop superior management talent, who are critical to our success. Such program rewards our NEOs for the achievement of specific annual and long-term goals, including overall company and business group goals and the realization of increased stockholder value. The following is a summary of some of the key points of our executive compensation program. We urge our stockholders to review the “Compensation Disclosure—Compensation Discussion and Analysis” section of this Proxy Statement and executive-related compensation tables for more information.

We emphasize pay-for-performance and subject a significant amount of our NEOs’ pay to Mattel’s performance. In 2010, the NEOs did not receive any base salary increases, and salaries have remained at the levels established in 2007 (other than Mr. Eckert’s salary, which remains at the level established when he was hired in 2000). In lieu of increases in base salary, the Compensation Committee approved increases to the NEOs’ target bonus opportunities under the Mattel Incentive Plan, in accordance with the Compensation Committee’s emphasis on performance-based compensation. We believe a significant portion of our executives’ compensation should be variable and at risk and tied to our measurable performance. The Compensation Committee has designed our executive compensation program so that total compensation is earned largely based on attaining multiple pre-established financial performance goals under the Mattel Incentive Plan and Long Term Incentive Program.

As further emphasis on Mattel’s pay-for-performance philosophy and commitment to aligning our executives’ long-term interests with those of our stockholders, the awards under the Long Term Incentive Program are denominated and paid in shares, instead of cash (which was used by Mattel prior to 2008 to pay out long term incentive plan awards).

Under Mattel’s Long-Term Incentive Program, we grant performance-based restricted stock units that are earned solely on Mattel’s performance over a three year performance period based on Mattel’s net operating profit after tax less a capital charge (“NOPAT-CC”) measured annually and averaged over the three-year period and Mattel’s total stockholder return. Mattel’s total stockholder return is measured for the full three-year performance cycle and compared to the relative total stockholder return of the S&P 500 during the same period. This measure is designed to increase performance compensation when Mattel’s stockholders are achieving above-market returns and reduce performance compensation when Mattel’s stockholders are receiving below-market returns. As a result, the total stockholder return measure further underscores our focus on linking executive pay and stockholder interests. Under Mattel’s 2008-2010 Long Term Incentive Program, if Mattel’s total stockholder return was at the 25th percentile of the S&P 500, the percentage payout under the program would be adjusted down 50 percentage points. If Mattel’s total stockholder return was at the 50th percentile, there would be no change and if Mattel’s total stockholder return was at or above the 75th percentile, the percentage payout would be increased by 50 percentage points. Mattel’s total stockholder return for the 2008-2010 performance cycle was at the 91st percentile of the S&P 500, which demonstrates the strong linkage of our incentive programs to stockholders interests.

We believe that our compensation programs are strongly aligned with the long-term interests of our stockholders. We believe that equity awards serve to align the interests of our executive officers with those of our long-term stockholders by encouraging long-term performance. As such, equity awards are a key component of our executive compensation program. In 2010, equity awards ranged between 50% and 65% of our NEOs’ compensation opportunity. Our long-term incentives have been designed using a balanced portfolio approach with a mix of awards, including (i) performance-based restricted stock units under our Long Term Incentive Program, which are awarded every three years and incorporate both an annual performance-based component and a three-year market-related component, (ii) annual grants of stock options and (iii) annual grants of time-vesting restricted stock units.

We provide competitive pay opportunities that reflect best practices. The Compensation Committee consistently reviews our executive compensation program to ensure that it not only provides competitive pay opportunities, but also reflects best practices. Beginning in 2009, we implemented a Severance Plan for executive officers and are currently transitioning executive employment agreements (with the exception of Mr. Eckert’s employment agreement) to the Severance Plan. The Severance Plan eliminates gross-ups of excise taxes, shifts from single-trigger equity acceleration in the event of a change of control to double-trigger acceleration for new grants, lowers certain current NEO severance benefit levels to the same level for all participating NEOs and eliminates continuations of certain fringe benefits at Mattel’s expense. Further, beginning in June 2009, the Compensation Committee discontinued tax gross-up payments to our executive officers in connection with perquisites and benefits, except in limited circumstances of tax gross-ups for company required relocations.

We are committed to having strong governance standards with respect to our compensation program, procedures and practices. Pursuant to our commitment to strong governance standards, the Compensation Committee is comprised solely of independent directors. The Compensation Committee retains an independent compensation consultant to provide it with advice and guidance on Mattel’s executive compensation program design and to evaluate our executive compensation. The Compensation Committee oversees and periodically assesses the risks associated with our company-wide compensation structure, policies and programs to determine whether such programs encourage excessive risk taking. We have had stock ownership guidelines for our NEOs and other Management Committee members for more than a decade. We generally prohibit Board members, officers and employees from engaging in short-term or speculative transactions in Mattel’s shares, including short sales, transactions in publicly-traded options, certain hedging transactions, holding Mattel shares in a margin account, and using Mattel shares owned as collateral for loans. We have implemented equity compensation grant procedures that comply with evolving best practices. Our equity plans also provide that we may recoup awards and compensation paid thereunder if a participant violates confidentiality and intellectual property requirements or engages in certain activities against the interest of Mattel or any of its subsidiaries and its affiliates. Additionally, our Supplemental Executive Retirement Plan provides that we can take back benefits from an executive who goes to work for one of our competitors or otherwise engages in behavior that is damaging to Mattel.

Recommendation

The Board believes that the information provided above and within the “Compensation Disclosure” section of this Proxy Statement demonstrates that our executive compensation program was designed appropriately and is working to ensure that management’s interests are aligned with our stockholders’ interests to support long-term value creation.

The following resolution will be submitted for a stockholder vote at the Annual Meeting:

“RESOLVED, that the stockholders of Mattel approve, on an advisory basis, the compensation of Mattel’s named executive officers, as disclosed in the Compensation Discussion and Analysis, compensation tables and narrative discussion of this Proxy Statement.”

The say-on-pay vote is advisory, and therefore not binding on Mattel, the Compensation Committee or the Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE EXECUTIVE COMPENSATION OF MATTEL’S NAMED EXECUTIVE OFFICERS.

PROPOSAL 3

ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF FUTURE

SAY-ON-PAY VOTES

Background

The Dodd-Frank Act also enables our stockholders to indicate how frequently they believe we should seek an advisory vote on the compensation of our NEOs. We are seeking an advisory, non-binding determination from our stockholders as to the frequency with which stockholders would have an opportunity to provide an advisory approval of the executive compensation of our NEOs. We are providing stockholders the option of selecting a frequency of one, two or three years, or abstaining.

Summary

While we will continue to monitor developments in this area, the Board currently plans to seek an advisory vote on executive compensation every year. We believe that this frequency is appropriate because it will enable our stockholders to vote, on an advisory basis, on the most recent executive compensation information that is presented in our proxy statement, leading to a more meaningful and coherent communication between Mattel and our stockholders on the compensation of our NEOs.

The Board’s determination was further based on the premise that this recommendation could be modified in future years if it becomes apparent that an annual frequency vote is not meaningful, is burdensome or is more frequent than recommended by best corporate governance practices.

Recommendation

Based on the factors discussed, the Board determined to recommend that future say-on-pay votes occur every year until the next advisory vote on the frequency of future say-on-pay votes. Stockholders are not being asked to approve or disapprove the Board’s recommendation, but rather to indicate their choice among the following frequency options: one year, two years or three years, or to abstain from voting.

This vote is advisory, and therefore not binding on Mattel, the Compensation Committee or the Board.

THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS SELECT EVERY 1 YEAR ON THE FREQUENCY OF FUTURE SAY-ON-PAY VOTES.

PROPOSAL 4

APPROVAL OF AMENDMENTS TO MATTEL’S BYLAWS REGARDING SPECIAL STOCKHOLDER MEETINGS

The Board is asking the stockholders to approve amendments to Mattel’s Amended and Restated Bylaws (“Bylaws”) that would enable holders of at least a 15% net long position in the Company’s outstanding shares for one year to require the Chairman of the Board or Secretary of Mattel to call a special meeting of stockholders. Currently, Mattel’s Bylaws provide holders of at least 20% of Mattel’s outstanding shares (the “requisite percent”) for one year the right to call a special meeting of stockholders.

The Board’s continuing review of corporate governance best practices as well as ongoing stockholder interest in this matter led to our decision to propose that stockholders approve amendments to our Bylaws to reduce the requisite percent to call a special meeting of stockholders to 15% and require that it be determined on a net long basis. The 15% threshold that the Board proposes puts Mattel at the lower end of the range of stockholding thresholds adopted by other large public companies that permit stockholders to call special meetings. Over half of the companies in the Fortune 500 do not permit stockholders to call special meetings. More than three-quarters of the Fortune 500 companies that permit stockholders to call special meetings prescribe minimum stockholding thresholds of 15% or more.

In view of the other rights of Mattel’s stockholders (including the right of stockholders to act by written consent and annually elect Mattel directors by majority vote), the Board believes that the proposed 15% threshold maintains an appropriate balance between enhancing the rights of stockholders to call a special meeting and protecting against the risk that a small minority of stockholders might compel the Board and management to divert their focus and invest time and resources on matters that may not be of importance to other stockholders. Additionally, by reference to Rule 14e-4 under the Securities Exchange Act of 1934, as amended, the proposed amendments would require that stockholders requesting a special meeting hold the requisite percent in a net long position. For the purposes of the proposed Bylaw amendments, a stockholder’s net long position is the amount of the Company’s shares in which the stockholder holds a positive (also known as long) economic interest, reduced by the amount of the Company’s shares in which the stockholder holds a negative (also known as short) economic interest. By taking into account the extent to which stockholders requesting a special meeting hedge the Company’s shares, the net long position requirement ensures that, on balance, stockholders seeking to call a special meeting have a significant positive economic interest in the Company.

The complete text of the proposed amendments to the Bylaws, which also include clarifications to the requirements and procedures for requesting a special meeting of stockholders, is attached as Appendix A to this Proxy Statement. The general description above is qualified in its entirety by reference to the text of the proposed amendments to the Bylaws provided in Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENTS TO MATTEL’S BYLAWS REGARDING SPECIAL STOCKHOLDER MEETINGS.

PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2011. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS MATTEL’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

Fees Incurred for Services by PricewaterhouseCoopers LLP

The following table summarizes the fees accrued by Mattel for audit and non-audit services provided by PricewaterhouseCoopers LLP during fiscal years 2010 and 2009:

	2010	2009
Audit fees(1)	$6,203,000	$5,857,000
Audit-related fees(2)	160,000	192,000
Tax fees(3)	1,642,000	2,215,000

Total	8,005,000	8,264,000

(1)	Audit fees consisted of fees for professional services provided in connection with the integrated audit of Mattel’s annual consolidated financial statements and the audit of internal control over financial reporting, the performance of interim reviews of Mattel’s quarterly unaudited financial information, comfort letters, consents and statutory audits required internationally.

(2)	Audit-related fees consisted primarily of agreed upon procedures engagements and the audits of employee benefit plans.

(3)	Tax fees principally included (a) tax compliance and preparation fees (including fees for preparation of original and amended tax returns, claims for refunds and tax payment-planning services) of $487,000 for 2010 and $504,000 for 2009, and (b) other tax advice, tax consultation and tax planning services of $1,155,000 for 2010 and $1,711,000 for 2009.

The charter of the Audit Committee provides that the Audit Committee pre-approves all audit services and permitted non-audit services to be performed for Mattel by its independent registered public accounting firm, subject to the de minimis exceptions for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act.

In addition, consistent with SEC rules regarding auditor independence, the Audit Committee has adopted a Pre-Approval Policy, which provides that the Audit Committee is required to pre-approve the audit and non-audit services performed by our independent registered public accounting firm. The Pre-Approval Policy sets forth procedures to be used for pre-approval requests relating to audit services, audit-related services, tax services and all other services and provides that:

•

the term of the pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period or the services are specifically associated with a period in time;

•

the Audit Committee may consider the amount of estimated or budgeted fees as a factor in connection with the determination of whether a proposed service would impair the independence of the registered public accounting firm;

•

requests or applications to provide services that require separate approval by the Audit Committee are submitted to the Audit Committee by both the independent registered public accounting firm and the Chief Financial Officer or Controller, and must include a joint statement as to whether, in their view, the request or application is consistent with the rules of the SEC on auditor independence;

•

the Audit Committee may delegate pre-approval authority to one or more of its members, and if the Audit Committee does so, the member or members to whom such authority is delegated shall report any pre-approval decisions to the Audit Committee at its next scheduled meeting; and

•	the Audit Committee does not delegate to management its responsibilities to pre-approve services performed by the independent registered public accounting firm.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires Mattel’s directors and certain of its officers, and persons who own more than 10% of a registered class of Mattel’s equity securities, to file reports of ownership and changes in ownership of such securities with the SEC. Such officers, directors and greater than 10% stockholders are also required to furnish Mattel with copies of all Section 16(a) forms they file.

Based on its review of the copies of all Section 16(a) forms received by it and other information, Mattel believes that with regard to the year ended December 31, 2010, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except for one inadvertent late filing. As a result of an administrative oversight, Mr. Tully M. Friedman’s acquisition of 5,184 phantom stock units under the Mattel, Inc. Deferred Compensation Plan for Non-Employee Directors in lieu of cash payable for his service on Mattel’s Board was not timely reported on a Form 4 in 2010 but was subsequently reported on Form 5 on February 11, 2011.

DEADLINE FOR FUTURE PROPOSALS, NOMINATIONS AND

RECOMMENDATIONS BY STOCKHOLDERS

Stockholder Proposals and Nominations

Any proposal to conduct business (other than nominations) at a meeting of stockholders that a stockholder desires to have included in Mattel’s proxy materials for the 2012 annual meeting of stockholders of Mattel must comply with the applicable rules and regulations of the SEC, including that any such proposal must be received by our Secretary at our principal office no later than December 1, 2011 and must otherwise comply with Rule 14a-8 under the Exchange Act and the applicable procedures set forth in our Bylaws.

Our Bylaws require a stockholder to give advance notice of any proposal to conduct business, or to present a nomination of one or more candidates for election to the Board, that the stockholder wishes to bring before a meeting of our stockholders. In general, for business proposals or nominations to be brought before an annual meeting by a stockholder, written notice of the stockholder proposal or nomination must be received by our Secretary during the period beginning 120 days and ending 90 days before the anniversary of the last annual meeting (no earlier than January 14, 2012 and no later than February 13, 2012). However, if the date of the upcoming annual meeting is more than 30 days before or more than 60 days after the anniversary of the last annual meeting, notice must be received by the Secretary during the period beginning 120 days before the upcoming annual meeting and ending on the later of 90 days before the upcoming annual meeting or 10 days after the first public announcement of such meeting date. This advance notice must set forth:

•

in the case of a nomination of one or more candidates for the Board, certain information set forth in our Bylaws (generally as described below) about both the nominee(s) and the stockholder making the nomination; and

•	in all other cases:

•	a brief description of the business to be brought before the meeting and the reasons for conducting that business at the meeting; and

•	certain other information set forth in our Bylaws and/or required by law.

If a stockholder desires to have a proposal to conduct business (other than nominations) included in Mattel’s proxy materials for the 2012 annual meeting of our stockholders and desires to have such proposal brought before the same annual meeting, the stockholder must comply with the applicable rules and regulations of the SEC and the applicable procedures set forth in our Bylaws, as described in the two immediately preceding paragraphs. Any required written notices should be sent to: Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012.

Recommendations of Director Candidates

Under our Director Nominations Policy, stockholder recommendations of nominees to the Board must also comply with the advance notice requirements in our Bylaws, including the requirement to submit such recommendations within the timeline outlined above. Any such recommendation must include the following information:

•

Candidate Information and Requirements—name, age, business address, residence address, principal occupation, citizenship, the number of shares beneficially owned, written consent to serve as a director if elected, information that would be required to be disclosed in a proxy statement under the Exchange Act, a description of any arrangements and material relationships during the past three years between the recommending stockholder and the nominee (or their affiliates or associates), and a completed and signed questionnaire, representation and agreement as may be required by the Bylaws.

•	Recommending Stockholder Information and Requirements—name, address, the number of shares beneficially owned, and certain representations as may be required by the Bylaws.

Recommendations for director candidates should be sent to: Governance and Social Responsibility Committee, c/o Secretary, Mail Stop M1-1516, Mattel, Inc., 333 Continental Boulevard, El Segundo, CA 90245-5012.

OTHER MATTERS THAT MAY COME BEFORE THE ANNUAL MEETING

As of the date of this Proxy Statement, the Board knows of no business, other than that described in this Proxy Statement, that will be presented for consideration at the Annual Meeting. If any other business comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders may vote the proxies in their discretion.

SOLICITATION OF PROXIES

Mattel will pay the cost of soliciting proxies for the Annual Meeting. We expect that proxies will be solicited principally through the use of the mail. Officers and regular employees of Mattel may solicit proxies personally or by telephone, telegraph or special letter, but they will not receive any additional compensation for these efforts.

In addition, Mattel has retained MacKenzie Partners, Inc. to assist in connection with the solicitation of proxies from stockholders whose shares are held in nominee name by various brokerage firms. We estimate the cost of this solicitation to be $10,000, plus out-of-pocket costs and expenses. Representatives of Broadridge Financial Solutions, Inc. will tabulate votes and act as Inspector of Election at this year’s Annual Meeting.

Mattel will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials or the Notice of Internet Availability of Proxy Materials to the beneficial owners of the shares held by them.

By Order of the Board of Directors

Robert Normile

Secretary

El Segundo, California

March     , 2011

This Proxy Statement contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements relate to expectations concerning matters that are not historical facts. These forward-looking statements include, but are not limited to, statements related to risks associated with our compensation programs. Readers are cautioned that these forward-looking statements are based on current expectations and are subject to risks, uncertainties, and assumptions that are difficult to predict. We undertake no obligation to revise or update any forward-looking statements for any reason. Forward-looking statements should be evaluated together with the many uncertainties that affect our business, particularly those mentioned in the risk factors in Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2010 and in our periodic reports on Form 10-Q and Form 8-K.

APPENDIX A

Proposed Amendments to ARTICLE I, Section 2 of Mattel’s Amended and Restated Bylaws

The proposed amendments are marked to reflect the proposed changes. Additions are indicated by underlining and deletions are indicated by strike-outs.

Section 2. Special Meetings.

Special meetings of the stockholders, for any purpose or purposes prescribed in the notice of the meeting, (i) may be called by the Board of Directors or the Chief Executive Officer, and (ii) shall be called by the Chairman of the Board or the Secretary of the corporation at the written request in proper form of one or more stockholders of the corporation that together have continuously held, for their own account or on behalf of others, beneficial ownership of at least a ~~twenty (20)~~ fifteen (15) percent ~~of the voting power of~~ aggregate net long position in the issued and outstanding voting stock of the corporation entitled to vote generally for the election of directors (the “requisite percent”) for at least one year prior to the date such request is delivered to the corporation. For purposes of determining the requisite percent, “net long position” shall be determined with respect to each requesting stockholder in accordance with the definition thereof set forth in Rule 14e-4 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), provided that (i) for the purposes of such definition, reference in such Rule to (A) “the date the tender offer is first publicly announced or otherwise made known by the bidder to the holders of the security to be acquired” shall be the date of the relevant special meeting request, (B) the “highest tender offer price or stated amount of the consideration offered for the subject security” shall refer to the closing sales price of the corporation’s common stock on the NASDAQ on such date (or, if such date is not a trading day, the next succeeding trading day), (C) the “person whose securities are the subject of the offer” shall refer to the corporation, (D) a “subject security” shall refer to the issued and outstanding voting stock of the corporation; and (ii) the net long position of such stockholder shall be reduced by the number of shares as to which such stockholder does not, or will not, have the right to vote or direct the vote at the special meeting or as to which such stockholder has entered into any derivative or other agreement, arrangement or understanding that hedges or transfers, in whole or in part, directly or indirectly, any of the economic consequences of ownership of such shares. Whether the requesting stockholders have complied with the requirements of this paragraph and related provisions of the Bylaws shall be determined in good faith by the Board of Directors, which determination shall be conclusive and binding on the corporation and the stockholders.

In order for a special meeting upon stockholder request (a “stockholder requested special meeting”) to be called, one or more requests for a special meeting (each, a “special meeting request,” and collectively, the “special meeting requests”) must be signed by the stockholders of the corporation (or their duly authorized agents) holding the requisite percent of the voting stock of the corporation and must be delivered to the Secretary at the principal executive offices of the corporation by registered mail, return receipt requested; provided, however, that no stockholder requested special meeting shall be called pursuant to any special meeting request unless one or more special meeting requests relating to such meeting constituting the requisite percent have been delivered to the Secretary in compliance with all of the requirements of this Section 2 within sixty (60) days of the earliest dated special meeting request in respect of such stockholder requested special meeting. The special meeting request(s) shall (i) set forth the name and address, as they appear on the corporation’s books, of each stockholder of the corporation signing such request (or on whose behalf such request is signed) and the beneficial owners, if any, on whose behalf such request is made, (ii) state the specific purpose or purposes of the special meeting, the matter or matters proposed to be acted on at the special meeting, the reasons for conducting such business at the special meeting, and the text of any proposal or business to be considered at the special meeting (including the text of any resolutions proposed to be considered and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), (iii) bear the date of signature of each such stockholder (or duly authorized agent) signing the special meeting request, (iv) provide documentary evidence that the stockholder(s) requesting the special meeting own the requisite percent as of the date on which the special meeting request(s) constituting the requisite percent are delivered to the Secretary; provided, however, that if any requesting stockholder is not the beneficial owner of shares constituting all or part of the requisite percent, then to be valid, the special meeting request(s) must also include documentary evidence that the beneficial owners on whose behalf the special meeting request(s) are made beneficially own such shares as of the date on which the special meeting request(s) constituting the requisite percent are delivered to the Secretary ~~state the purchase date of each share of stock beneficially owned and intended to be counted in determining whether the shares of the corporation’s stock held by the stockholders making such special meeting request(s) satisfy the requisite percent, and~~, (v) provide a representation by each stockholder signing the special meeting request that ~~(A) the stockholder is a holder of record of the number of shares of stock of the corporation that is attributed to such stockholder in its special meeting request and~~ such stockholder intends to appear in person or by proxy at the stockholder requested special meeting and is entitled to vote thereon, ~~and (B) the beneficial owner(s) on whose behalf the stockholder is making such special meeting request, if any, beneficially owns the number of shares of stock of the corporation that is attributed to such beneficial owner(s) in the stockholder’s special meeting request~~, and (vi) include any additional information required by ARTICLE I, Section 9 (for any proposal or business to be considered at the special meeting) or ARTICLE I, Section 10 (for nominations of persons for election to the Board of Directors) hereof. Any requesting stockholder may revoke its special meeting request at any time by written revocation delivered to the Secretary at the principal executive offices of the corporation.

In the event of the delivery, in the manner provided in the previous paragraph, to the corporation of the requisite special meeting request or requests and/or any related revocation or revocations, the corporation may engage nationally recognized independent inspectors for the purpose of promptly performing a ministerial review of the validity of the requests and revocations. For the purpose of permitting the inspectors to perform such review, no special meeting request shall be granted until such date as the independent inspectors certify to the corporation that the requests delivered to the corporation in accordance with this Section 2, and not revoked, represent at least the minimum number of shares held for the minimum amount of time to call such a stockholder requested special meeting. Nothing contained in this paragraph shall in any way be construed to suggest or imply that the Board of Directors or any stockholder shall not be entitled to contest the validity of any request or revocation thereof, whether before or after such certification by the independent inspectors, or take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

Except as provided in the next sentence, any special meeting shall be held at such date and time as may be fixed by the Board of Directors in accordance with these Bylaws and in compliance with the Delaware General Corporation Law. In the case of a stockholder requested special meeting, such meeting shall be held at such date, time and place as shall be provided in the notice of such meeting, and the record date for stockholders entitled to notice of and to vote at such meeting shall be determined in accordance with ARTICLE V, Section 3 hereof; provided that, except as otherwise provided herein or unless a later date is required in order to allow the corporation to file the information required under Item 8 (or any comparable or successor provision) of Schedule 14A under the ~~Securities~~ Exchange Act ~~of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”)~~, if applicable, the date of any stockholder requested special meeting shall be not more than ninety (90) days after (i) the determination of the validity of the special meeting request(s) by the independent inspectors in the manner provided in the previous paragraph or (ii) if no such independent inspectors are engaged to review the validity of one or more special meeting requests, not more than ninety (90) days after the special meeting request(s) constituting the requisite percent have been ~~is~~ delivered to or received by the Secretary.

Business transacted at any stockholder requested special meeting shall be limited to the purpose(s) stated in the valid special meeting request(s) signed by stockholders holding the requisite percent of the corporation’s voting stock; provided, however, that nothing herein shall prohibit the Board of Directors from submitting matters, whether or not described in the stockholder special meeting request(s), to the stockholders at any stockholder requested special meeting. If none of the stockholders who submitted a special meeting request appears at or sends a qualified representative to the stockholder requested special meeting to present the matters to be presented for consideration that were specified in the special meeting request, the corporation need not present such matters for a vote at such meeting.

Except as otherwise provided by law, in the case of a stockholder requested special meeting, the chairman of the meeting shall have the power and duty (i) to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 2, and (ii) if any proposed nomination or business was not made or proposed in compliance with this Section 2 or the stated business to be brought before the special meeting is a not a proper subject for stockholder action under applicable law, to declare that such nomination shall be disregarded or that such proposed business shall not be transacted. In addition, a special meeting requested by stockholders shall not be held if the Board of Directors has called or calls for an annual meeting of stockholders to be held within ninety (90) days after the special meeting request(s) constituting the requisite percent have been ~~is~~ delivered to or received by the Secretary and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters properly brought before the annual meeting) the business specified in such special meeting request. The Board of Directors, in its discretion, also may cancel a special meeting (or, if the special meeting has not yet been called, may direct the Chairman of the Board or the Secretary of the corporation not to call such a meeting) if, at any time after receipt by the Secretary of the corporation of a proper special meeting request, there are no longer valid special meeting requests from stockholders holding in the aggregate at least the requisite percent, whether because of revoked requests or otherwise.

MATTEL, INC.

2011 ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

The 2011 Annual Meeting of Stockholders of Mattel, Inc. will be held on Friday, May 13, 2011 at 9:00 a.m. (Los Angeles time), at the Manhattan Beach Marriott, 1400 Parkview Avenue, Manhattan Beach, CA 90266. We will consider and act on the following items of business at the Annual Meeting:

1. Election of the eleven directors named in the Proxy Statement.

2. Advisory vote to approve executive compensation, as described in the Mattel, Inc. Proxy Statement.

3. Advisory vote on the frequency of future advisory votes on executive compensation every 1, 2 or 3 years.

4. Approval of amendments to Mattel, Inc. Bylaws regarding special stockholder meetings.

5. Ratification of the selection of PricewaterhouseCoopers LLP as Mattel, Inc.’s independent registered public accounting firm for the year ending December 31, 2011.

6. Such other business as may properly come before the Annual Meeting.

The Mattel, Inc. Proxy Statement describes each of the items of business above in more detail. The Board of Directors recommends a vote FOR each of the eleven directors named in the Proxy Statement and a vote FOR the proposals described above in items 2, 4 and 5, and a vote for “1 YEAR” on item 3.

If you were a holder of record of Mattel, Inc. common stock at the close of business on March 18, 2011, you are entitled to notice of and to vote at the Annual Meeting. A list of record holders of Mattel, Inc. common stock entitled to vote at the Annual Meeting will be available for examination by any stockholder, for any purpose germane to the Annual Meeting, at Mattel, Inc.’s offices at 333 Continental Boulevard, El Segundo, CA 90245-5012, during normal business hours for ten days prior to the Annual Meeting and at the Annual Meeting.

The Manhattan Beach Marriott is accessible to those who require special assistance. If you require special assistance, please call the hotel at 310-546-7511.

By Order of the Board of Directors Robert Normile, Secretary El Segundo, California, March 30, 2011

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice & Proxy Statement, Annual Report and Admission Policy are available at www.proxyvote.com.

M29854-P07796

MATTEL, INC.

The undersigned stockholder of Mattel, Inc. hereby appoints Robert A. Eckert, Robert Normile and Tully M. Friedman, and each of them, as proxy holders with full power of substitution, to represent and to vote all shares of Mattel, Inc. common stock held of record by the undersigned on March 18, 2011, at Mattel, Inc.’s Annual Meeting of Stockholders, to be held on May 13, 2011, and any adjournment or postponement thereof, with all powers the undersigned would possess if personally present. The proxy holders will vote as directed by the undersigned. If the undersigned gives no directions, the proxy holders will vote in accordance with the Board’s recommendations. The proxy holders will vote in their discretion on such other matters as may properly come before the meeting and any adjournment or postponement thereof, including, among other things, any proposal to adjourn the meeting to another time or place for the purposes of soliciting additional proxies. If any of the nominees for director listed on the reverse side should be unavailable, the persons named as proxy holders named herein may vote for substitute nominees at their discretion.

The following applies only with regard to any shares of Mattel, Inc. common stock that you held as of March 18, 2011 as a participant in the Mattel, Inc. Personal Investment Plan (“PIP”), a 401(k) plan (“PIP Shares”): As a named fiduciary for voting purposes, you hereby direct Wells Fargo Bank, N.A., as Trustee for the PIP, to vote the PIP Shares. You understand that you may mail this proxy card on a confidential basis to Broadridge, acting as tabulation agent, or vote by Internet or telephone as described on the reverse side of this card, and that the voting instructions must be received by Broadridge no later than 11:59 p.m., Eastern Time, on May 10, 2011 (“PIP Shares Special Voting Cut-Off Date”). If the instructions are not received by that date, or if the instructions are invalid because this form is not properly signed and dated, the PIP Shares will be voted in accordance with the terms of the PIP.

Your telephone or Internet vote authorizes the named proxy holders and/or the PIP Trustee to vote the shares in the same manner as if you marked, signed and returned your proxy card.

If you vote your proxy via telephone or Internet, you do not need to mail back your proxy card.

(Continued, and to be marked, dated and signed on reverse side.)

MATTEL

MATTEL, INC.

333 CONTINENTAL BLVD. EL SEGUNDO, CA 90245-5012

VOTE BY INTERNET - www.proxyvote.com

Use the Internet for electronic delivery of information and to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date or, for PIP Shares, until the PIP Shares Special Voting Cut-Off Date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. See reverse side for information on voting PIP Shares.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date or the PIP Shares Special Voting Cut-Off Date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, on or before May 12, 2011 or the PIP Shares Special Voting Cut-Off Date.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by Mattel, Inc. in mailing proxy materials, you can consent to receiving all future proxy materials electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M29853-P07796 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

MATTEL, INC.

The Board of Directors recommends a vote “FOR” all nominees listed.

For Against Abstain

1. Election of Directors.

Nominees:

1a. Michael J. Dolan

1b. Robert A. Eckert

1c. Dr. Frances D. Fergusson 1d. Tully M. Friedman 1e. Dominic Ng 1f. Vasant M. Prabhu 1g. Dr. Andrea L. Rich 1h. Dean A. Scarborough 1i. Christopher A. Sinclair 1j. G. Craig Sullivan 1k. Kathy Brittain White

The Board of Directors recommends a vote “FOR” For Against Abstain Proposal 2.

2. Advisory vote to approve executive compensation, as described in the Mattel, Inc. Proxy Statement.

The Board of Directors recommends a vote for 1 Year 2 Years 3 Years Abstain

“1 YEAR” on Proposal 3.

3. Advisory vote on the frequency of future advisory votes on executive compensation every

1, 2 or 3 years, as indicated.

The Board of Directors recommends a vote “FOR” For Against Abstain Proposals 4 and 5.

4. Approval of amendments to Mattel, Inc. Bylaws regarding special stockholder meetings.

5. Ratification of the selection of PricewaterhouseCoopers LLP as Mattel, Inc.’s independent registered public accounting firm for the year ending December 31, 2011.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please indicate if you plan to attend this meeting.

Yes No

(NOTE: Please sign exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian or custodian, please give full title as such.)

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ADMISSION POLICY

MATTEL, INC.

2011 Annual Meeting of Stockholders

Friday, May 13, 2011

Manhattan Beach Marriott

1400 Parkview Avenue, Manhattan Beach, California 90266

9:00 A.M., Los Angeles time (registration will begin at 8:00 A.M., Los Angeles time)

IMPORTANT:    In order to be admitted to the Annual Meeting, you must bring with you all of the items that are required pursuant to the Admission Policy. The Admission Policy is printed below and on the reverse side of this card.    In addition, please note that you may not use cameras, recording equipment or other electronic devices during the Annual Meeting.

ADMISSION POLICY FOR THE 2011 ANNUAL MEETING

Admission to the Annual Meeting is limited to stockholders of Mattel, family members accompanying stockholders of Mattel, persons holding executed proxies from stockholders who held Mattel stock as of the close of business on March 18, 2011, and invited guests of Mattel.

If you are a stockholder of Mattel, you must bring certain documents with you in order to be admitted to the Annual Meeting and in order to bring family members with you. The purpose of this requirement is to help us verify that you are actually a stockholder of Mattel. Please read the following rules carefully because they specify the documents that you must bring with you to the Annual Meeting in order to be admitted. The items that you must bring with you differ depending upon whether or not you were a record holder of Mattel stock as of the close of business on March 18, 2011.

A “record holder” of stock is someone whose shares of stock are registered in his or her name in the records of Mattel’s transfer agent. Please note that many stockholders are not record holders because their shares of stock are registered in the name of their broker, bank or other nominee, and the broker, bank or other nominee is the record holder instead; this is sometimes referred to as holding shares in “street name.” If you are unsure as to whether you were a record holder of Mattel common stock as of the close of business on March 18, 2011, please call Mattel’s transfer agent, Computershare Trust Company, N.A., at 1-888-909-9922.

If you were a record holder of Mattel common stock as of the close of business on March 18, 2011, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport).

At the Annual Meeting, we will check your name for verification purposes against our list of record holders as of the close of business on March 18, 2011.

If a broker, bank or other nominee was the record holder of your shares of Mattel common stock as of the close of business on March 18, 2011, then you must bring:

•	valid personal photo identification (such as a driver’s license or passport), and

•	proof that you owned shares of Mattel common stock as of the close of business on March 18, 2011.

(continued on reverse)

Examples of proof of ownership include the following: (1) an original or a copy of the voting instruction form from your bank or broker with your name on it, (2) a letter from your bank or broker stating that you owned Mattel common stock as of the close of business on March 18, 2011, or (3) a brokerage account statement indicating that you owned Mattel common stock as of the close of business on March 18, 2011.

If you acquired your shares of Mattel common stock at any time after the close of the business on March 18, 2011, you do not have the right to vote at the Annual Meeting, but you may attend it if you bring:

•	valid personal photo identification (such as a driver’s license or passport), and

•	proof that you own shares of Mattel common stock.

Examples of proof of ownership include the following:

•

If a broker, bank or other nominee is the record holder of your shares of Mattel common stock: (1) a letter from your bank or broker stating that you acquired Mattel common stock after March 18, 2011, or (2) a brokerage account statement as of a date after March 18, 2011 indicating that you own Mattel common stock; or

•	If you are the record holder of your shares of Mattel common stock, a copy of your stock certificate or a confirmation acceptable to Mattel that you bought the stock after March 18, 2011.

If you are a proxy holder for a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 18, 2011, then you must bring:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock as of the close of business on March 18, 2011, and

•	Valid personal photo identification (such as a driver’s license or passport).

If you are a proxy holder for a stockholder of Mattel who owned shares of Mattel common stock after the close of business on March 18, 2011, you do not have the right to vote at the Annual Meeting, but you may attend it if you bring:

•	The executed proxy naming you as the proxy holder, signed by a stockholder of Mattel who owned shares of Mattel common stock after the close of business on March 18, 2011, and

•	Valid personal photo identification (such as a driver’s license or passport).